                                                                    EXHIBIT 10.1

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                                  $850,000,000

                           REVOLVING CREDIT AGREEMENT



                                     among



                           CROSS TIMBERS OIL COMPANY,
                                  as Borrower



                               The Several Banks
                        from Time to Time Parties Hereto



                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                            as Administrative Agent


                             BANK OF AMERICA, N.A.,
                              as Syndication Agent


                           CHASE BANK OF TEXAS, N.A.,
                             as Documentation Agent


                                      and

                              FLEET NATIONAL BANK,
                           as Co-Documentation Agent



                            Dated as of May 12, 2000


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                               TABLE OF CONTENTS


                                   ARTICLE 1

                              DEFINITION OF TERMS


                                   ARTICLE 2

                           THE REVOLVING CREDIT LOANS

2.01.    Revolving Loan Commitments......................................  22

2.02.    Manner of Borrowing.............................................  24

2.03.    Interest Rate...................................................  26

2.04.    Maximum Number of Eurodollar Borrowings.........................  27


                                   ARTICLE 3

                             SECURITY AND GUARANTY

3.01.    Liens and Security Interests....................................  27

3.02.    Collateral Documents............................................  27

3.03.    Assignment of Production; Letters in Lieu; and Power of
         Attorney........................................................  28

3.04.    Agreement to Deliver Additional Collateral Documents............  29

3.05.    Local Legal Opinions............................................  29

3.06.    Benefits of Collateral..........................................  29

3.07.    Guaranty........................................................  29


                                   ARTICLE 4

                            NOTES AND NOTE PAYMENTS

4.01.    Notes...........................................................  30

4.02.    Prepayments.....................................................  30
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4.03.    Payment of Interest on the Notes...............................  31

4.04.    Calculation of Interest Rates..................................  31

4.05.    Manner and Application of Payments.............................  31

4.06.    Pro Rata Treatment.............................................  32

4.07.    Lending Office.................................................  32

4.08.    Taxes..........................................................  32

4.09.    Sharing of Payments, etc.......................................  33


                                   ARTICLE 5

                                 BORROWING BASE

5.01.    Borrowing Base Tests...........................................  34

5.02.    Initial Borrowing Base.........................................  36

5.03.    Subsequent Determination of Borrowing Base.....................  36

5.04.    Special Determination of Borrowing Base........................  38

5.05.    Interim Sales of Mineral Properties............................  40

5.06.    Borrowing Base Deficiency......................................  42

5.07.    Reserve Report and Gas Report Matters..........................  45


                                   ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

6.01.    Organization and Good Standing.................................  46

6.02.    Authorization and Power........................................  46

6.03.    No Conflicts or Consents.......................................  46

6.04.    Enforceable Obligations........................................  47

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6.05.    No Liens.......................................................  47

6.06.    Financial Condition............................................  47

6.07.    Full Disclosure................................................  47

6.08.    No Default.....................................................  47

6.09.    Material Agreements............................................  47

6.10.    No Litigation..................................................  48

6.11.    Burdensome Contracts...........................................  48

6.12.    Estimated Oil and Gas Reserves.................................  48

6.13.    Use of Proceeds; Margin Stock..................................  48

6.14.    Taxes..........................................................  48

6.15.    Principal Office, Etc..........................................  49

6.16.    ERISA..........................................................  49

6.17.    Compliance with Law............................................  49

6.18.    Government Regulation..........................................  49

6.19.    Insider........................................................  49

6.20.    No Subsidiaries................................................  49

6.21.    Environmental Matters..........................................  50

6.22.    Title to Properties............................................  50

6.23.    Gas Marketing Subsidiaries' Obligations........................  51

6.24.    Formation of Additional Royalty Trusts.........................  51

6.25.    Personal Property Leases.......................................  51

6.26.    Representations and Warranties.................................  51

6.27.    Survival of Representations, Etc...............................  51

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                                   ARTICLE 7

                              CONDITIONS PRECEDENT

7.01.  Commitment.......................................................  52

7.02.  All Advances.....................................................  53


                                   ARTICLE 8

                             AFFIRMATIVE COVENANTS

8.01.    Financial Statements, Reports and Documents....................  54

8.02.    Payment of Taxes and Other Indebtedness........................  58

8.03.    Maintenance of Existence and Rights; Conduct of Business.......  58

8.04.    Notice of Default..............................................  58

8.05.    Other Notices..................................................  58

8.06.    Compliance with Loan Papers....................................  58

8.07.    Compliance with Material Agreements............................  58

8.08.    Operations and Properties......................................  59

8.09.    Books and Records; Access......................................  59

8.10.    Compliance with Law............................................  59

8.11.    Leases.........................................................  59

8.12.    Development and Maintenance....................................  59

8.13.    Insurance......................................................  59

8.14.    Authorization and Approvals....................................  60

8.15.    Experienced Management.........................................  60

8.16.    ERISA Compliance...............................................  60

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8.17.    Further Assurances.............................................  60

8.18.    Environmental..................................................  60

8.19.    Maintenance and Granting of Liens, Mortgages and Security
         Interests......................................................  61

8.20.    Mortgaged Properties...........................................  61

8.21.    Title Opinions.................................................  62

8.22.    Additional Subsidiaries........................................  62

8.23.    Formation of Additional Royalty Trusts.........................  62

8.24.    Proceeds from Public Offerings, Sales of Mineral Properties,
         HGT Units and ART Units, and Additional Sub-Debt...............  63

                                   ARTICLE 9

                               NEGATIVE COVENANTS

9.01.    Limitation on Indebtedness.....................................  64

9.02.    Negative Pledge................................................  64

9.03.    Dividends and Distributions....................................  64

9.04.    Limitation on Investments......................................  65

9.05.    Alteration of Material Agreements..............................  65

9.06.    Certain Transactions...........................................  66

9.07.    Limitation on Sale of Properties...............................  66

9.08.    Name, Fiscal Year and Accounting Method........................  67

9.09.    Current Ratio..................................................  67

9.10.    Liquidation, Mergers, Consolidations and Dispositions of
         Substantial Assets.............................................  67

9.11.    Lines of Business..............................................  67

9.12.    No Amendments..................................................  67

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9.13.    Purchase of Substantial Assets.................................  67

9.14.    Guaranties.....................................................  67

9.15.    Leases; Sale and Leaseback.....................................  68

9.16.    Restriction on Loans...........................................  68

9.17.    Speculative Trading............................................  68

9.18.    Hedging Agreements.............................................  68

9.19.    Prepayment or Redemption of Subordinated Indebtedness..........  68

9.20.    Payments Respecting Permitted Margin Debt......................  69

9.21.    Formation of Additional Royalty Trusts.........................  69

9.22.    The Additional Sub-Debt........................................  70

9.23.    Strict Compliance..............................................  70

                                   ARTICLE 10

                               EVENTS OF DEFAULT

10.01.    Events of Default.............................................  70

10.02.    Remedies Upon Event of Default................................  73

10.03.    Performance by Banks..........................................  73

10.04.    Formation of Additional Royalty Trusts........................  74

                                   ARTICLE 11

                               AGENCY PROVISIONS

11.01.    Appointment and Authorization.................................  74

11.02.    Consultation with Counsel.....................................  74

11.03.    Documents.....................................................  74

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11.04.    Resignation...................................................  75

11.05.    Responsibility................................................  75

11.06.    Notices of Event of Default...................................  76

11.07.    Independent Investigation.....................................  76

11.08.    Indemnification...............................................  76

11.09.    Forwarding of Information to Banks............................  76

11.10.    Lead Arrangers and Bank Managers..............................  76

11.11.    Release of Liens..............................................  77

11.12.    Benefit of Article 11.........................................  77

                                   ARTICLE 12

           SPECIAL PROVISIONS FOR EURODOLLAR LOANS; YIELD PROTECTION

12.01.    Inadequacy of Pricing.........................................  77

12.02.    Illegality....................................................  77

12.03.    Increased Costs for Loans.....................................  78

12.04.    Effect on Other Loans.........................................  78

12.05.    Payments Not At End of Interest Period........................  79

12.06.    Capital Adequacy..............................................  79

                                   ARTICLE 13

                                 MISCELLANEOUS

13.01.    Modification..................................................  79

13.02.    Accounting Terms and Reports..................................  80

13.03.    Waiver........................................................  80

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13.04.    Payment of Expenses; Documentary Taxes; Indemnification.......  80

13.05.    Notices.......................................................  81

13.06.    Governing Law.................................................  82

13.07.    Choice of Forum; Consent to Service of Process and
          Jurisdiction; Waiver of Rights to Jury Trial..................  82

13.08.    Invalid Provisions............................................  83

13.09.    Maximum Interest Rate.........................................  84

13.10.    Offset........................................................  84

13.11.    Chapter 346...................................................  84

13.12.    Entirety......................................................  84

13.13.    Headings......................................................  84

13.14.    Survival......................................................  84

13.15.    Successors and Assigns........................................  84

13.16.    Foreign Banks, Participants, and Assignees....................  86

13.17.    No Third Party Beneficiary....................................  86

13.18.    Acknowledgements..............................................  87

13.19.    Confidentiality...............................................  87

13.20.    Release of Collateral and Guaranty Obligations................  88

13.21.    Multiple Counterparts.........................................  88

13.22.    Notice and Acknowledgment of No Oral Agreements...............  88

                           REVOLVING CREDIT AGREEMENT

     This REVOLVING CREDIT AGREEMENT (the "Loan Agreement") is entered into by and among CROSS TIMBERS OIL COMPANY, a Delaware corporation (hereinafter called "Company"), each Bank which from time to time become parties hereto, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent for Banks (herein the "Administrative Agent"), BANK OF AMERICA, N.A., as Syndication Agent for Banks (herein the "Syndication Agent"), CHASE BANK OF TEXAS, N.A., as Documentation Agent for Banks (herein the "Documentation Agent") and FLEET NATIONAL BANK, as Co-Documentation Agent for Banks (herein the "Co-Documentation Agent").


                              W I T N E S S E T H:

     WHEREAS, Company, Agents, and certain Banks parties hereto have entered into the Prior Loan Agreement (as defined herein); and

     WHEREAS, Company desires to increase the credit available under the Prior Loan Agreement and to amend and restate the Prior Loan Agreement in its entirety by entering into this Loan Agreement; and

     WHEREAS, Company and Banks are willing to increase the credit available under the Prior Loan Agreement and to amend and restate the Prior Loan Agreement in its entirety upon the terms and subject to the conditions set forth in this Loan Agreement; and

     WHEREAS, J. P. Morgan Securities, Inc., Banc of America Securities, LLC and Chase Securities Inc. have acted in the capacity of Lead Arrangers for Company and Banks in connection with the consummation of the transactions contemplated by this Loan Agreement; and

     WHEREAS, J.P. Morgan Securities, Inc., Banc of America Securities, LLC, Chase Securities Inc. and FleetBoston Robertson Stephens Inc. have acted in the capacity of Book Managers for Company and Banks in connection with the consummation of the transactions contemplated by this Loan Agreement.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:

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                                   ARTICLE 1

                              DEFINITION OF TERMS

     For the purposes of this Loan Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Article 1 or in the section or recital referred to below:

     "Additional Royalty Trusts" shall mean any royalty trust formed by Company after the Closing Date according to Section 9.21 hereof pursuant to which Company shall assign and convey to each such royalty trust a net profits interest in overriding royalty interests payable out of Company's interest in specified Mineral Properties.

     "Additional Sub-Debt" shall mean the additional Subordinated Indebtedness that may be incurred by Company after the Closing Date in accordance with
Section 9.22 hereof.

     "Adjusted InterBank Rate" shall, with respect to each Interest Period, mean on any day thereof the quotient of (a) the InterBank Offered Rate with respect to such Interest Period, divided by (b) the remainder of 1.00 minus the Eurodollar Reserve Percentage in effect on such day.

     "Adjusted PV Borrowing Base Test":  Section 5.01(a)(ii).

     "Administrative Agent": The preamble, and as otherwise provided in Article 11.

     "Advance":  Section 2.01.

     "Affected Borrowings":  Section 12.01.

     "Affiliate" of any Person shall mean any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the beneficial or record ownership of a majority of the outstanding voting securities or equity interests or by contract or otherwise.

     "Agent" or "Agents": Administrative Agent and Syndication Agent, and as otherwise provided in Article 11.

     "Applicable Margin" shall mean, at such times and from time to time as the Borrowing Base Percentage then in effect is within one of the following ranges with respect to any Borrowing, the percentage per annum set forth below opposite the relevant type of Borrowing and the relevant range.

     Type of Borrowing                              Applicable Margin
     -----------------                              -----------------
     A.  Floating Base Borrowing:

     Range 1:  The Borrowing Base
     Percentage is less than or equal to 60%            0.125%

     Range 2:  The Borrowing Base
     Percentage is greater than 60% but
     less than or equal to 80%                          0.250%

     Range 3:  The Borrowing Base
     Percentage is greater than 80% but less
     than or equal to 90%                               0.375%

     Range 4:  The Borrowing Base
     Percentage is greater than 90%                     0.500%


     B.  Eurodollar Borrowing:

     Range 1:  The Borrowing Base
     Percentage is less than or equal to 60%            1.375%

     Range 2:  The Borrowing Base
     Percentage is greater than 60% but
     less than or equal to 80%                          1.500%

     Range 3:  The Borrowing Base
     Percentage is greater than 80% but less
     than or equal to 90%                               1.625%

     Range 4:  The Borrowing Base
     Percentage is greater than 90%                     1.750%

provided, however, that with respect to any Eurodollar Borrowing, if the Applicable Margin for such Borrowing is established while the Borrowing Base Percentage is within one of the ranges set forth above, but the Borrowing Base Percentage subsequently should become within one of the other ranges set forth above during the Interest Period in effect for such Borrowing, then (i) if, as of the Eurodollar Business Day that the Borrowing Base Percentage changes, 30 days or more remain until the termination of such Interest Period, then the Applicable Margin for such Borrowing shall automatically change on such Eurodollar Business Day without prior notice to Company to the Applicable Margin for the actual Borrowing Base Percentage then in effect or (ii) if, as of the Eurodollar Business Day that the Borrowing Base Percentage changes, less than 30 days remain until the termination of such Interest Period, then the Applicable Margin then in effect shall not change until the termination of such Interest Period.

          "April 1997 Indenture" shall mean that certain Indenture dated as of April 1, 1997, from Company to The Bank of New York, Trustee, pursuant to which the securities and notes evidencing $125,000,000 of the Subordinated Indebtedness are issued and any supplements, amendments and modifications that are made to such Indenture to include any portion of the Additional Sub-Debt as part of the Subordinated Indebtedness issued under such Indenture.

          "Arkoma Holding" shall mean Arkoma Holding LLC, a Texas limited liability company, that is a Subsidiary of Company and that owns certain Mineral Properties located in the Arkoma Basin area of Arkansas and Oklahoma.

          "ART Units" shall mean units of beneficial interest in the Additional Royalty Trusts.

          "Assignee":  Section 13.15.

          "Assumed Amortization Schedule":  Section 5.01(a)(iii).

          "Bank" or "Banks": The Banks identified on the signature pages hereof, and each Assignee which becomes a Bank pursuant to Section 13.15 and their respective successors.

          "Base Dedicated Percentage":  Section 5.06(a).

          "Beneficial Owner" shall be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 as it may be amended from time to time, or any successor provision thereto, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          "Book Managers" shall mean J.P. Morgan Securities, Inc., Banc of America Securities, LLC, Chase Securities Inc. and FleetBoston Robertson Stephens Inc.

          "Borrowing":  Section 2.01.

          "Borrowing Base":  Section 5.01.

          "Borrowing Base Assets": Section 5.01(a)(i).

          "Borrowing Base Deficiency":  Section 5.06(a).

          "Borrowing Base Deficiency Certificate":  Section 5.06(a).

          "Borrowing Base Percentage" shall mean, for the purpose of determining the applicable commitment fee under Section 2.01(c) hereof or the interest rate under Section 2.03 hereof, the ratio of Total Outstandings to the Borrowing Base then in effect, expressed as a percentage.

          "Borrowing Base Tests" shall mean, collectively, the PV Borrowing Base Test, the Adjusted PV Borrowing Base Test and the Cash Flow Borrowing Base Test.

          "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York City or Fort Worth, Texas are authorized by law to close.

          "Capital Lease" shall mean, as of any date, any lease of property, real or personal, which would be capitalized on a balance sheet of the lessee prepared as of such date, in accordance with Generally Accepted Accounting Principles, together with any other lease by such lessee which is in substance a financing lease, including without limitation, any lease under which (i) such lessee has or will have an option to purchase the property subject thereto at a nominal amount or an amount less than a reasonable estimate of the fair market value of such property as of the date such lease is entered into or (ii) the term of the lease approximates or exceeds the expected useful life of the property leased thereunder.

          "Capital Stock" shall mean any and all shares, interests, participations, or equivalents (however designated) of capital stock of a corporation and any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Flow" shall mean for any period, (i) the gross cash operating revenues properly allocable to Proved Reserves attributable to the Mineral Properties (except that at least eighty percent (80%) of such Proved Reserves shall consist of Proved Developed Producing Reserves) and operations of the Gas Marketing Subsidiaries which are not subject to any Lien except Permitted Liens, and (ii) the cash dividends and distributions projected to be paid to Company or any Subsidiary on account of its CRT Units, HGT Units and ART Units that are not subject to any Lien (except for Permitted Liens), less the following cash items: royalties, operating costs (including any lease or rental payments respecting the Lease Agreements, equipment and other personal property leases and office building leases), severance and wellhead taxes, general and administrative expenses and current income and other taxes, if any, properly allocable to such period, cash capital expenditures made during such period, to the extent such items are properly allocable to the Mineral Properties or such Gas Marketing Subsidiaries, and the scheduled installments of interest due on the Loan (based upon the Projected Interest Rate) and all other Indebtedness permitted according to Section 9.01 hereof during such period. If any CRT Units are pledged to secure outstanding Permitted Margin Debt, only the dividends and distributions allocable to that portion of the CRT Units that have a value in excess of the publicly traded value of the CRT Units that are necessary under any collateral maintenance provisions to secure the Permitted Margin Debt shall be utilized in determining the Cash Flow attributable to the CRT Units. Cash Flow shall be determined for the purpose of establishing the Cash Flow Borrowing Base Test according to Section 5.01(a)(iii).

          "Cash Flow Borrowing Base Test":  Section 5.01(a)(iii).

          "Cash Flow Projections":  Section 5.03.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended.

          "Change in Control" shall mean an occurrence where (a) any Person, or any Persons acting together in a manner which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934 as it may be amended from time to time, or any successor provision thereto, together with any Affiliates thereof, (i) become the Beneficial Owners of capital stock of the Company through a purchase, merger or other acquisition transaction, entitling such Person or Persons and its or their Affiliates to exercise more than 50% of the total voting power of all classes of the Company's capital stock entitled to vote generally in the election of directors or (ii) shall succeed in having sufficient of its or their nominees who are not supported by a majority of the then current board of directors of the Company elected to the board of directors of the Company such that such nominees, when added to any existing directors remaining on the board of directors of the Company after such election who are Affiliates of or acting in concert with any such Persons, shall constitute a majority of the board of directors of the Company, (b) a plan is adopted relating to the liquidation or dissolution of the Company or (c) the Company shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person other than a Subsidiary, or any other Person shall consolidate with or merge into the Company (other than, in the case of this clause (c), pursuant to any consolidation or merger where Persons who are Beneficial Owners of the Company's capital stock entitled to vote generally in the election of directors immediately prior thereto become the Beneficial Owners of shares of capital stock of the surviving corporation entitling such Persons to exercise more than 50% of the total voting power of all classes of such surviving corporation's capital stock entitled to vote generally in the election of directors or persons holding similar positions).

          "Closing Date" shall mean May 12, 2000.

          "Co-Documentation Agent": The preamble, and as otherwise provided in
Article 11.

          "Collateral Documents": Section 3.02.

          "Commitment" shall mean the Banks' commitment to make the Loan and any Borrowing thereunder available to Company in an aggregate amount equal to the initial Borrowing Base hereunder. With respect to each Bank, its Commitment shall be its Percentage of the initial Borrowing Base hereunder as set forth opposite the name of such Bank in the column headed "Share of Initial Commitment" on Schedule I hereto. The amount of the Commitment and each Bank's Percentage of the Commitment may be terminated or reduced from time to time in accordance with the provisions hereof.

          "Company":  The preamble.

          "Consequential Loss" shall, with respect to Company's payment of all or any portion of the then-outstanding principal amount of a Bank's Eurodollar Advance on a day other than the last day of the Interest Period related thereto, mean any loss, cost or expense incurred by such

Bank as a result of the timing of such payment or in redepositing such principal amount, including the sum of (i) the interest which, but for such payment, such Bank would have earned in respect of such principal amount so paid, for the remainder of the Interest Period applicable to such sum, reduced, if such Bank is able to redeposit such principal amount so paid for the balance of such Interest Period, by the interest earned by such Bank as a result of so redepositing such principal amount plus (ii) any expense or penalty incurred by such Bank on redepositing such principal amount.

     "Consolidated Current Assets" shall mean, as of any date, the current assets which would be reflected on a consolidated balance sheet of Company and the Subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles; provided that Company's Consolidated Current Assets shall include an amount equal to the difference, if any, between the Commitment then in effect and the Total Outstandings.

          "Consolidated Current Liabilities" shall mean, as of any date, the current liabilities which would be reflected on a consolidated balance sheet of Company and the Subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles, but excluding (i) current maturities of funded Indebtedness of Company and Subsidiaries; (ii) accrued stock appreciation right expenses of Company, as reflected on the most recent financial statement of such Persons which are delivered to Banks pursuant to this Loan Agreement; (iii) Permitted Margin Debt; and (iv) any accrued taxes not expected to be paid in the current year.

          "Construction Lien" shall mean the Lien granted by Company and/or WTW to secure payment of the Construction Loan.

          "Construction Loan" shall mean the Indebtedness to be incurred by Company and/or WTW to finance Company's and/or WTW's construction of an office building adjacent to the office building that is Company's headquarters in Fort Worth, Texas, and/or to renovate and expand the existing office building that is the Company's headquarters in Fort Worth, Texas, provided, however, that the costs of such construction and/or renovation and expansion shall not exceed $35,000,000 in the aggregate.

          "Conversion Date": Section 2.02(c).

          "Credit Parties" shall mean, collectively, Company, Arkoma Holding, CT Operating, CT Trading and the Gas Marketing Subsidiaries.

          "CRT Units" shall mean any publicly traded units of Cross Timbers Royalty Trust.

          "CT Energy" shall mean Cross Timbers Energy Services, Inc., a Texas corporation, and a Subsidiary of Company.

          "CT Operating" shall mean Cross Timbers Operating Company, a Texas corporation, and a Subsidiary of Company.

          "CT Trading" shall mean Cross Timbers Trading Company, a Texas corporation, and a Subsidiary of Company.

          "Determination Date" shall mean each June 30.

          "Dividends", in respective of any corporation, shall mean:

          (1) Cash distributions or any other distributions on, or in respect of, any class of capital stock of such corporation, except for distributions made solely in shares of stock of the same class; and

          (2) Any and all funds, cash or other payments in respect of the redemption, repurchase or acquisition of such stock, unless such stock shall be redeemed or acquired through the exchange of such stock with stock of the same class.

Notwithstanding the foregoing, Dividends of Company shall not include any transaction in which any member of Company's management exchanges shares of Company's Capital Stock for options to acquire HGT Units or ART Units.

          "Documentation Agent":  The preamble, and as otherwise provided in
Article 11.

          "Dollars" and the sign "$" shall mean lawful currency of the United States of America.

          "Energy Stocks":  Section 9.04.

          "Environmental Laws" shall mean CERCLA, RCRA and any other applicable laws, statutes, regulations, judicial interpretations, ordinances, rules, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other government restriction of the United States or any state where the Mineral Properties are located or any other Governmental Authority having jurisdiction over Company or the Subsidiaries or any of their respective properties or assets, pertaining to health or the environment, as they now exist or are hereafter enacted and/or amended, including, without limitation, those matters relating to the emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued pursuant thereto.

          "Eurodollar Advance" shall mean any principal amount under a Note with respect to which the interest rate is calculated by reference to the Adjusted Interbank Rate for a particular Interest Period.

          "Eurodollar Borrowing" shall mean any Borrowing composed of Eurodollar Advances.

          "Eurodollar Business Day" shall mean a Business Day on which dealings in Dollars are carried out in the London interbank market.

          "Eurodollar Reserve Percentage" shall mean, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

          "Event of Default":  Article 10.

          "Excess Interest Amount":  Section 4.03(b).

          "Facility Amount" shall mean, on any date, $850,000,000.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by Administrative Agent.

          "Floating Base Advance" shall mean any principal amount under a Note with respect to which the interest rate is calculated by reference to the Floating Base Rate.

          "Floating Base Borrowing" shall mean any Borrowing composed of Floating Base Advances.

          "Floating Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day or (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Gas Marketing Subsidiary" shall mean (i) Ringwood, (ii) CT Energy,
(iii) Timberland, and (iv) any other Subsidiary of Company whose assets, business or operations consists primarily of gas gathering and transmission pipelines and/or the sale, resale, transportation, processing and marketing of natural gas and by-products thereof.

          "Gas Report" means a report delivered by Company to Banks pursuant to
Section 5.03, Section 5.04 or Section 8.01(d).

          "Gas Subsidiaries' Loan Value":  Section 5.01(a)(i).

           "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Company and the Subsidiaries, except that any accounting principle or practice required to be changed by said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may so be changed on or as of the date such change is adopted.

          "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Company or any Subsidiary or any of its or their business, operations or properties.

          "Guaranty" of any Person shall mean any contract, agreement or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including without limitation agreements:

           (1) to purchase such Indebtedness or any property constituting security therefor;

           (2) to advance or supply funds (a) for the purchase or payment of such Indebtedness, or (b) to maintain working capital or other balance sheet conditions, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness;

           (3) to purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness of the ability of the Primary Obligor to make payment of the Indebtedness; or

           (4) otherwise to assure the holder of the Indebtedness of the Primary Obligor against loss in respect thereof; except that "Guaranty" shall not include the endorsement by Company or a Subsidiary in the ordinary course of business of negotiable instruments or documents for deposit or collection.

          "Hedge Agreement" shall mean any commodity pricing agreement, forward sale, "price swap" agreement or commodity rate-shifting agreement or similar agreement or contractual relationship between Company or any Subsidiary and any Person (including any Bank) pursuant to which Company holds a position in the price of any quantity of crude oil, natural gas or other hydrocarbons to be produced from the Mineral Properties such that the price derived from the first sale of any quantity of oil, gas or other hydrocarbons produced from the Mineral Properties is established prior to the actual production of such oil, gas or other hydrocarbons; provided, however, that a Hedge Agreement shall not include any monthly spot sales of Company's gas production from the Mineral Properties that occur in the ordinary course of its business. A Hedge Agreement shall also include the option of Company or any Subsidiary to buy or sell a Hedge Agreement.

          "Hugoton Royalty Trust" shall mean that certain royalty trust created and evidenced by that certain Royalty Trust Indenture dated December 1, 1998 between Company, as Grantor, and Bank of America, N.A. (successor by merger to NationsBank, N.A.), as Trustee, pursuant to which Company has conveyed to the Hugoton Royalty Trust an overriding royalty interest of 80% of the net proceeds attributable to Company's leasehold working interest in certain Mineral Properties located in the Hugoton area in Kansas and Oklahoma, the Anadarko Basin area in Oklahoma and the Green River Basin area in Wyoming.

          "HGT Units" shall mean units of beneficial interest in the Hugoton Royalty Trust.

          "Indebtedness" with respect to any Person shall mean as of any date, all liabilities and contingent liabilities which would be reflected on a balance sheet and related notes thereto of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles, including without limitation: (i) all obligations for money borrowed; (ii) all obligations under conditional sale or other title retention agreements and all obligations issued or assumed as full or partial payment for property, whether or not any such obligations represent obligations for borrowed money; (iii) all indebtedness secured by a lien existing on property owned or acquired by such Person subject to any such lien, whether or not the obligations secured thereby shall have been assumed; (iv) all obligations, direct or indirect, to any joint venture, partnership or other entity of which such Person is a member; (v) all obligations under any Guaranty, note purchase agreement and other document having similar effect; (vi) all obligations for accounts payable or trade credit; (vii) indebtedness of any joint venture, partnership or other Person for which such Person is directly or indirectly liable; (viii) all obligations under any Capital Lease, operating lease or any other leases only to the extent such leases would be treated as indebtedness in accordance with Generally Accepted Accounting Principles; (ix) all obligations under an Interest Swap Agreement; and (x) all obligations under a Hedge Agreement.

          "Interbank Offered Rate" shall mean, with respect to each Interest Period, the offered rate as determined by Administrative Agent for Dollar deposits of not less than $1,000,000.00 for a period equivalent to such Interest Period as of 11:00 a.m. City of London, England time two (2) Eurodollar Business Days prior to the first date of such Interest Period as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Dow Jones Market Services, formerly known as the Telerate System ("Telerate"), Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by AdministrativeSection 3.02. Agent from an alternate, substantially similar independent source available to Administrative Agent or shall be calculated by Administrative Agent by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate. Each change in the Interbank Offered Rate to be charged hereunder will become effective without notice on the commencement of each Interest Period based upon the Interbank Offered Rate then in effect.

          "Interest Period" shall mean, with respect to a Eurodollar Advance, a period commencing:

          (i) on the borrowing date of such Eurodollar Advance made pursuant to
Section 2.01 of this Loan Agreement; or

          (ii) on the Conversion Date pertaining to such Eurodollar Advance, if such Eurodollar Advance is made pursuant to a conversion as described in Section 2.02(c) hereof; or

          (iii) on the date of borrowing specified in the Request for Borrowing in the case of a rollover to a successive Interest Period, and ending one, two, three or six months thereafter as Company shall elect in accordance with Section 2.02(c) of this Loan Agreement; provided, that:

          (A) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

          (B) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month or at the end of such Interest Period) shall, subject to clause (A) above, end on the last Eurodollar Business Day of a calendar month;

          (C) if the Interest Period for any Eurodollar Advance would otherwise end after the Maturity Date, such Interest Period shall end on the Maturity Date; and

          (D) if deposits in dollars are offered to each of the Reference Banks in the London interbank market for periods of time which are longer than the Interest Periods set forth above for a Eurodollar Advance, then, subject to the approval of all Banks, longer Interest Periods shall be made available to Company for such Eurodollar Advances which are identical to the longer maturities of certificates of deposit or deposits in dollars as set forth above, but such longer Interest Periods shall be further subject to subclauses (A), (B) and (C) immediately above.

          "Interest Swap Agreement" shall mean an agreement between Company and any Person (including any Bank) pursuant to which, with the intent to protect against fluctuations in interest rates or the exchange of notional interest obligations, either generally or under certain circumstances, such Persons agree to exchange a series of cash flows or revenues measured by different interest rates, and includes agreements providing for the exchange of a fixed rate of interest for a floating rate of interest and vice versa, one floating rate of interest for another floating rate of interest or fixed rate of interest in one currency for a floating rate of interest in another currency.

          "Investment" in any Person shall mean any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution or otherwise, in or to such Person, the Guaranty of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person.

          "Lead Arrangers": J. P. Morgan Securities, Inc. and Banc of America Securities LLC and Chase Securities Inc.

          "Lease Agreements" shall mean the documents evidencing (i) the equipment and facilities lease transaction among Timberland, as Lessee, NationsBank Leasing Corporation and BancBoston Leasing Investment, Inc., as Owner Participants, and Wilmington Trust Company, Trustee, as Lessor, pursuant to which Timberland leases its Tyrone gas processing plant and related gas gathering facilities and systems and (ii) the equipment and facilities lease transaction among Ringwood, as Lessee, NationsBank Leasing Corporation and Banc One Leasing Corporation, as Owner Participants, and Wilmington Trust Company, Trustee, as Lessor, pursuant to which Ringwood leases its gas gathering facility in Major County, Oklahoma.

          "Letters in Lieu":  Section 3.03.

          "Lien" shall mean any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law, or otherwise.

          "Loan" shall mean the Revolving Credit Loans.

          "Loan Agreement":  The preamble.

          "Loan Papers" shall mean this Loan Agreement, the Notes (including any renewals, extensions and refundings thereof), the Collateral Documents, the Guaranties of Arkoma Holding, CT Operating, CT Trading and the Gas Marketing Subsidiaries, and any agreements, certificates or documents (and with respect to this Loan Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Loan Agreement.

          "Majority Banks" shall mean, at any time, Banks holding Notes representing at least fifty-one percent (51.00%) of the aggregate unpaid principal amount of the Loan, or if no Loans are at the time outstanding, Banks having at least fifty-one percent (51.00%) of the Commitment.

          "Material Adverse Effect" means any circumstance or event which (i) would have or has had any adverse effect whatsoever upon the validity or enforceability of any Loan Papers, (ii) is or would be material and adverse to the financial condition or business operations of Company or any Subsidiary, taken as a whole, (iii) has impaired or would impair the ability of Company to perform any of its material Obligations or substantially all of its Obligations under the Loan Papers, or (iv) causes an Event of Default or any event which, with notice or lapse of time or both, would become an Event of Default.

          "Maturity Date: shall mean May 12, 2005.

          "Maximum Rate" shall mean, on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day. Banks hereby notify Company that, and disclose to Company that, for purposes of Chapter 303 of the Texas Finance Code, as supplemented by Texas Credit Title, as it may from time to time be amended, the applicable ceiling shall be the "weekly ceiling" from time to time in effect as specified in such Chapter 303; provided, however, that to the extent permitted by applicable law, Banks reserve the right to change the applicable ceiling from time to time by further notice and disclosure to Company; and, provided further, that the "highest nonusurious rate of interest permitted by applicable law" for purposes of this Loan Agreement and the Notes shall not be limited to the applicable ceiling under the Texas Finance Code, as supplemented by Texas Credit Title, if federal laws or other state laws now or hereafter in effect and applicable to this Loan Agreement, and the Notes (and the interest contracted for, charged and collected hereunder or thereunder) shall permit a higher rate of interest.

          "Mineral Properties" shall mean, as of any date, Company's and Arkoma Holding's interest in and to (i) oil, gas and/or mineral leases, royalty and overriding royalty interests, production payments, net profits interests and mineral fee interests, (ii) unitization, communization and pooling arrangements (and all properties covered and units created thereby), whether arising by contract or operation of law, which include all or any part of the foregoing,
(iii) lands subject to any of the foregoing, (iv) equipment, fixtures, rights-of-way, easements, goods, chattels, accounts, accounts receivable, contract rights, chattel paper, general intangibles, and other items of personal property related to, located on or used in connection with the foregoing, and (v) processing facilities, pipelines, salt water disposal wells and facilities, transportation rights and facilities, and other equipment, machinery, rights or facilities related to or used in connection with the marketing, transporting, producing, processing, or gathering of oil, gas or hydrocarbons. Mineral Properties shall include beneficial ownership interests in the HGT Units and ART Units owned and held by Company. Mineral Properties shall not include beneficial ownership interests in oil and gas royalty interests or other oil and gas interests attributable to CRT Units or Non-CT Royalty Trust Units.

          "Mortgaged Properties" shall mean the Mineral Properties now or hereafter mortgaged by Company and Arkoma Holding, as such Mineral Properties are described in the Collateral Documents and in any instruments and documents amending and supplementing the Collateral Documents and in the respective exhibits to each thereof.

          "Net Revenue" shall mean for each Reference Period the remainder of
(i) all cash proceeds received by Company, Arkoma Holding or any Gas Marketing Subsidiary during such Reference Period on account of (a) the sale of oil, gas and/or other mineral production received by Company or any Gas Marketing Subsidiary for the Reference Period and attributable to the Mineral Properties and/or the business and operations of the Gas Marketing Subsidiaries; (b) the processing, transporting, gathering or marketing of oil, gas and/or mineral production received by Company, Arkoma Holding or any Gas Marketing Subsidiary for the Reference Period and attributable to the Mineral Properties and/or the business and operations of the Gas Marketing Subsidiaries; (c) fees for the disposal of salt water (or similar liquid) on the Mineral Properties received by Company or Arkoma Holding for the Reference Period, (d) settlement, buy-out, compromise or renegotiation of any gas purchase or sales contract which affects any of the Mineral Properties, (e) amounts received by Company or Arkoma Holding during such Reference Period on account of any Hedge Agreement, and (f) the cash dividends and distributions projected to be paid to Company or any Subsidiary during such Reference Period on account of its CRT Units, Energy Stocks, HGT Units and ART Units minus (i) the actual cash payments made by Company, Arkoma Holding or any Gas Marketing Subsidiary during such Reference Period on account of the operating expenses attributable to the Mineral Properties and/or the business and operations of the Gas Marketing Subsidiaries, including without limitation, [v] lease and rental payments attributable to the Lease Agreements, equipment and other personal property leases and office building leases, [w] taxes, other than franchise taxes, [x] normal leasehold operator's expenses charged by third party operators, including overhead expenses of third party operators which are allowed as operating expenses pursuant to relevant operating agreements, [y] with respect to the Mineral Properties operated by Company, Arkoma Holding or an Affiliate of Company, such expenses charged by Company or its Affiliate which are allowed as "Direct Charges" under the Accounting Procedure recommended by the Council of Petroleum Accountant Societies and [z] amounts paid by Company or Arkoma Holding on account of any Hedge Agreement and
(ii) the payments of interest made by Company during such Reference Period for scheduled installments of interest due on the Subordinated Indebtedness, but only to the extent that such payments of interest are permitted according to the April 1997 Indenture and/or the October 1997 Indenture and/or the indenture agreement evidencing the Additional Sub-Debt and payments made by Company or any Subsidiary during such Reference Period on any Permitted Margin Debt that is secured by any CRT Units or Energy Stocks.

          "Non-CT Royalty Trust Units" shall mean any units of beneficial or direct ownership in any royalty trust other than CRT Units, HGT Units or ART Units.

          "Notes" shall mean the Notes executed by Company and delivered to Banks pursuant to the terms of this Loan Agreement, together with any renewals, extensions or modifications thereof. "Note" shall mean any of the Notes.

          "Obligation" shall mean all present and future indebtedness, obligations, and liabilities of Company to Banks or any of them, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Loan Agreement or represented by the Notes, and all interest accruing thereon, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Company evidenced or arising pursuant to any of the other Loan Papers, and all renewals and extensions thereof, or part thereof or any Interest Swap Agreement between Company and any Bank or Banks or any Affiliate of any Bank or Banks that involves the swap or exchange of interest rates under this Loan Agreement or the Subordinated Indebtedness or any Hedge Agreement between Company and any Bank or Banks or any Affiliate of any Bank or Banks.

          "October 1997 Indenture" shall mean that certain Indenture dated as of October 28, 1997 from Company to The Bank of New York, Trustee, pursuant to which the securities and notes evidencing $175,000,000 of the Subordinated Indebtedness are issued and any supplements, amendments and modifications that are made to such Indenture to include any portion of the Additional Sub-Debt as part of the Subordinated Indebtedness issued under such Indenture.

          "Other Taxes":  Section 4.08.

          "Participant":  Section 13.15.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

          "Percentage" shall mean, with respect to any Bank, such Bank's proportionate share of the Commitment in effect from time to time, as set forth in Schedule I hereto.

          "Permitted Liens" shall mean, as of any date: (i) pledges or deposits made to secure payment of worker's compensation (or to participate in any fund in connection with worker's compensation), unemployment insurance, pensions or social security programs; (ii) contractual liens for the benefit of operators of the Mineral Properties, but only to the extent that such operators are not asserting a claim or right to exercise their rights under such contractual liens, except for such claims and rights of operators which Company contests in good faith and for which adequate reserves are maintained according to Generally Accepted Accounting Principles; (iii) liens imposed by mandatory provisions of law such as for materialmen's, mechanic's, warehousemen's and other like liens arising in the ordinary course of business; (iv) liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate reserves have been provided; (v) good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of taxes, assessments, customs duties as other similar charges; (vi) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not impair the use of real property for the uses intended, and none of which is violated in any material respect by existing or proposed structures or land use; (vii) the terms and provisions of the leases, assignments, unit agreements and other instruments of conveyance or transfer applicable to or affecting the Mineral Properties; (viii) the terms and provisions of the assignments and other title transfer documents under which Company acquired the Mineral Properties including any right retained by a predecessor in title of Company to purchase hydrocarbons produced therefrom; (ix) any inconsequential, insignificant or immaterial liens or encumbrances against any Mineral Property which does not interfere with or impair Company's ownership of, or right or ability to receive proceeds of production from, such property, and which, singularly or collectively with other inconsequential, insignificant or immaterial liens or encumbrances, do not result in a Material Adverse Effect on Company or any Subsidiary; (x) the Liens granted by Timberland to third-party lessors covering its compressor station and interconnect facility, pursuant to certain lease agreements between Timberland and such lessors; (xi) Liens granted pursuant to the Lease Agreements; (xii) Liens against CRT Units and Energy Stocks owned or held by Company or its Subsidiaries that are pledged to secure Permitted Margin Debt; (xiii) (a) Liens granted under the compressor lease agreements, wellhead lease agreements, equipment leases, aircraft leases and other personal property leases that are in effect as of the Closing Date and identified according to
Section 6.25 hereof and including any Liens granted under equipment rental agreements having a remaining term of not greater than one (1) year, and (b) Liens granted under such other and additional compressor leases, equipment leases and other personal property leases in which Company or a Subsidiary is the lessee in which the total funding amount (with the term "funding amount" meaning the lessor's cost of the compressors, equipment or other personal property that is subject to the applicable lease agreement as set forth in such lease agreement) thereunder shall not exceed $15,000,000 per calendar year, provided, however, that all lease and rental payments respecting the leases permitted under this sub-clause (xiii) shall be included as operating expenses in the determination of Cash Flow, Net Revenue and, to the extent such payments are attributable to wellhead compressor leases, the Present Value of Borrowing Base Reserves as established by each Reserve Report; (xiv) the agreements entered into between Company and EEX Operating, L.P. and EEX Corporation (collectively "EEX") in connection with the consummation of the Purchase and Sale Agreement dated February 12, 1998, between Company, as Buyer, and EEX, as Seller, to satisfy a gas production imbalance arising under certain agreements affecting certain of the Mineral Properties located in the Opelika Field area in East Texas that Company acquired pursuant to the above-described Purchase and Sale Agreement; (xv) the Construction Lien; (xvi) the Collateral Documents;
(xvii) Liens represented by purchase money security interests in favor of vendors of personal property that will be in effect until the purchase price for such property is paid; (xviii) the agreement between Company and GBP-R&D Alaska LLC, regarding an after payout back-in of an interest in Company's Cook Inlet properties; and (xix) any other liens or encumbrances to which Majority Banks agree in writing.

          "Permitted Margin Debt" shall mean Indebtedness of Company and its Subsidiaries that is secured by Energy Stocks and CRT Units that are owned by Company and its Subsidiaries up to an aggregate amount at any one time outstanding of (i) $15,000,000 plus (ii) that unused or available portion of the Indebtedness permitted by subclause (xii) of Section 9.01 hereof that is secured by Energy Stocks and CRT Units that are owned by Company and its Subsidiaries.

          "Person" shall include an individual, a corporation, a joint venture, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

          "Plan" shall mean an employee benefit plan or other plan maintained by Company for employees of Company and/or its Subsidiaries and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1954, as amended.

          "Present Value of Borrowing Base Reserves":  Section 5.01 (a)(i).

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

          "Prior Loan Agreement" shall mean that certain Revolving Credit Agreement dated as of April 17, 1998, by and among Company, Morgan Guaranty Trust Company of New York, as Administrative Agent, Bank of America, N.A. (successor by merger to NationsBank of Texas, N.A.), as Syndication Agent, Chase Bank of Texas, N.A., as Documentation Agent, and the other lenders parties thereto, as amended and modified by First Amendment to Revolving Credit Agreement June 1, 1998, Second Amendment to Revolving Credit Agreement June 17, 1998, Third Amendment to Revolving Credit Agreement June 18, 1998, Amended and Restated Revolving Credit Agreement dated as of August 28, 1998, Amended and Restated Revolving Credit Agreement dated as of November 16, 1998, First Amendment to Amended and Restated Revolving Credit Agreement dated as of May 17, 1999, Second Amendment to Amended and Restated Revolving Credit Agreement dated as of June 7, 1999, Third Amendment to Amended and Restated Revolving Credit Agreement dated as of June 17, 1999, Fourth Amendment to Amended and Restated Revolving Credit Agreement dated as of August 15, 1999, Fifth Amendment to Amended and Restated Revolving Credit Agreement dated as of November 1, 1999, Sixth Amendment to Amended and Restated Revolving Credit Agreement dated as of December 23, 1999, and Seventh Amendment to Amended and Restated Revolving Credit Agreement dated as of March 20, 2000.

          "Production Profile" shall mean the projected rates of production, projected declines in production, the percentage of oil or gas production to the total of all production of oil or gas, and other elements, characteristics, or components of or respecting the production, recovery or projected production or recovery of oil or gas attributable to the Proved Reserves of the Mineral Properties, as set forth in the Reserve Reports covering the Mineral Properties which were utilized in determining the initial Borrowing Base hereunder.

          "Projected Interest Rate" shall mean, for purposes of determining the Cash Flow Projections as of the date of determining any such projections, a rate per annum equal to the weighted average applicable rate of interest payable by Company on all outstanding Indebtedness (exclusive of the Subordinated Indebtedness) during the most recently ended period of 30 consecutive calendar days, or, if no such Indebtedness is outstanding, the rate of interest which would then be applicable for a Eurodollar Advance, in the amount of $5,000,000, with an Interest Period of one month.

          "Property Sale Threshold" shall mean an amount, as determined for each calendar year during the term of the Loan, that is equal to one and one-half percent (1.5%) of the Present Value of Borrowing Base Reserves (using discount rate of nine percent (9%) per annum and provided that at least 80% of such reserves shall consist of Proved Developed Producing Reserves) of the Mineral Properties included in the Borrowing Base then in effect based upon the most recent Reserve Report delivered to Banks; provided; however, from the Closing Date to the effective date of the first redetermination of the Borrowing Base pursuant to Section 5.03 or 5.05 hereof, the Property Sale Threshold shall be an amount equal to three and one-half percent (3.5%) of the Present Value of Borrowing Base Reserves (using discount rate of nine percent (9%) per annum and provided that at least 80% of such reserves shall consist of Proved Developed Producing Reserves) of the Mineral Properties included in the initial Borrowing Base.

          "Proved Developed Producing Reserves" shall have the meaning assigned to that term by the Society of Petroleum Engineers, as it may be amended from time to time, but generally shall mean the subcategory of "Proved Developed Reserves" (as defined by the Society of Petroleum Engineers) which are recoverable from the completion intervals currently open and producing to market. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery will be included as "Proved Developed Producing Reserves" only after the operation of an installed program has confirmed through production response and through existing completions producing to market that increased recovery will be achieved. Proved Developed Producing Reserves shall not include any Proved Developed Non-Producing Reserves.

          "Proved Developed Non-Producing Reserves" shall have the meaning assigned to that term by the Society of Petroleum Engineers, as it may be amended from time to time, but generally shall mean the subcategory of "Proved Developed Reserves" (as defined by the Society of Petroleum Engineers) which will become "Proved Developed Producing Reserves" upon minor capital expenditures being made with respect to existing wells which will cause formerly non-producing completions or intervals to become open and producing to market.

          "Proved Reserves" means and includes Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves.

          "Proved Undeveloped Reserves" shall have the meaning assigned to that term by the Society of Petroleum Engineers, as it may be amended from time to time, but generally shall mean those reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Proved Undeveloped Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved Undeveloped Reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for Proved Undeveloped Reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

          "PV Borrowing Base Test":  Section 5.01(a)(i).

          "Quarterly Period" shall mean each three-month period commencing on the first day of January, April, July and October, and ending on the last day of each March, June, September and December, respectively.

          "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Hazardous and Solid Waste Disposal Act Amendments of 1984 and the Hazardous and Solid Waste Amendments of 1984.

          "Reference Banks" shall mean Morgan Guaranty Trust Company of New York and Bank of America, N.A., and with respect to a Eurodollar Borrowing, Reference Banks shall refer to the principal London office, if any, of any Reference Bank or their respective Affiliates.

          "Reference Period":  Section 5.06(a).

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member banks of the Federal Reserve System.

          "Regulation U" shall mean Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

          "Regulation X" shall mean Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any other regulation hereafter promulgated by said Board to replace the prior Regulation X and having substantially the same function.

          "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

          "Request for Borrowing":  Section 2.02(a).

          "Reserve Base" shall mean the type, character, location, field and nature of ownership of the oil and gas leases, overriding royalty interests, mineral interests, royalty interests, net profits interests, production payments and other oil, gas and/or mineral interests or properties which comprise the Mineral Properties, and the working interests and net revenue interests of Company and Arkoma Holding in and to the Mineral Properties, as set forth in the Reserve Reports for the Mineral Properties which were utilized in determining the initial Borrowing Base hereunder.

          "Reserve Report" means a report delivered by Company pursuant to
Section 5.03, Section 5.04 or Section 8.01(c).

          "Revolving Credit Loans":  Section 2.01(a).

          "Ringwood" shall mean Ringwood Gathering Company, a Delaware corporation, and a Subsidiary of Company.

          "Rollover Notice":  Section 2.02(c).

          "Speculative Trading" shall mean the holding by Company or any Subsidiary of a position in, or forward sale respecting, any derivative or commodity transaction, excluding any transaction respecting the physical sale, storage, transportation or marketing of oil, gas or other hydrocarbons produced from the Mineral Properties, the hedging of Company's position in oil, gas or other hydrocarbons produced from the Mineral Properties or any portion thereof pursuant to a Hedge Agreement, but only to the extent that such Hedge Agreement is permitted under Section 9.18 hereof, or any gas storage transaction entered into by any Gas Marketing Subsidiary in the ordinary course of its business. Speculative Trading shall also include any Interest Swap Agreement that is entered into for speculative purposes and not for the purpose of protecting against fluctuations in interest rates or the exchange of notional obligations, either generally or under specific circumstances.

          "Spring Credit Agreement" shall mean, collectively, (i) that certain Senior Credit Agreement dated as of July 31, 1998, among Spring Resources Inc., BankBoston, N.A., as Administrative Agent, First Union National Bank, a Documentation Agent, CIBC Inc., as Co-Agent, and the other banks that are parties thereto, and (ii) that certain Senior Subordinated Term Credit Agreement dated July 31, 1998, among Spring Resources, Inc., BankBoston, N.A., as Administrative Agent, First Union National Bank, a Documentation Agent, CIBC Inc., as Co-Agent, and the other banks that are parties thereto.

          "Subordinated Indebtedness" shall mean, collectively, the Indebtedness evidenced by (i) the 9 1/4% Series A Senior Subordinated Notes and Series B Senior Subordinated Notes, due April 1, 2007, in the aggregate principal amount of $125,000,000, which have been issued pursuant to the April 1997 Indenture,
(ii) the 8 3/4% Series A Senior Subordinated Notes and Series B Senior Subordinated Notes due November 1, 2009, in the aggregate principal amount of $175,000,000, which have been issued pursuant to the October 1997 Indenture, and
(iii) the subordinated notes in an aggregate principal amount not to exceed $350,000,000, which may be issued in connection with the Additional Sub-Debt.

          "Subsidiary" or "Subsidiaries" shall mean Arkoma Holding, CT Energy, CT Operating, CT Trading, Timberland, Ringwood, WTW, and any and all other corporations, partnerships, joint ventures, business trusts or other legal entities in which Company, either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership of a majority of the outstanding voting securities or equity interests therein.

          "Summer Credit Agreement" shall mean that certain Revolving Credit Agreement dated as of September 15, 1999, among Summer Acquisition Company, Lehman Commercial Paper Inc., as Administrative Agent, Chase Bank of Texas, N.A., as Syndication Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and the other banks that are parties thereto.

          "Supplemental Borrowing Base Deficiency Certificate":  Section
5.06(b).

          "Syndication Agent":  The preamble, and as otherwise provided in
Article 11.

          "Taxes":  Section 4.08.

          "Temporary Cash Investment" shall mean any Investment in (i) direct obligations of the United States of America or any agency thereof, or obligations fully guaranteed by the United

States of America or any agency thereof, provided that such obligations mature within 360 days of the date of acquisition thereof, (ii) commercial paper rated in the highest grade by two or more national credit rating agencies and maturing not more than 270 days from the date of creation thereof, and (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any United States bank having capital surplus and undivided profits aggregating at least $1,000,000,000.

          "Term Loan Agreement" shall mean that certain Loan Agreement dated as of March 30, 2000, among Company and Agents.

          "Timberland" shall mean Timberland Gathering & Processing Company, Inc., a Texas corporation, and a Subsidiary of Company.

          "Total Outstandings" shall mean, at any date, the aggregate of the principal amount of, and accrued interest which is overdue and unpaid in respect of, the Loan.

          "Trustee" shall mean the Trustee under the April 1997 Indenture and/or the October 1997 Indenture and/or any indenture agreement pursuant to which any portion of the Additional Sub-Debt may be issued, including any successor trustee designated pursuant to the April 1997 Indenture and/or the October 1997 Indenture and/or any indenture agreement pursuant to which any portion of the Additional Sub-Debt may be issued.

          "WTW" shall mean WTW Properties, Inc., a Texas corporation, and a Subsidiary of Company.

     Other Definitional Provisions.

          (a) All terms defined in this Loan Agreement shall have the above-defined meanings when used in the Notes or any Loan Papers, certificate, report or other document made or delivered pursuant to this Loan Agreement, unless the context therein shall otherwise require.

          (b) Defined terms used herein in the singular shall import the plural and vice versa.

          (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Loan Agreement shall refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement.

                                   ARTICLE 2

                           THE REVOLVING CREDIT LOANS

     2.01.  Revolving Loan Commitments.

          (a) Revolving Loan Commitments. Subject to the terms and conditions of this Loan Agreement, each Bank severally agrees to extend to Company, from the date hereof through the term of this Loan Agreement, a revolving line of credit which shall not exceed at any one time outstanding such Bank's Percentage of the Commitment. No Bank shall be obligated to make any Loan if, after giving effect thereto, the Total Outstandings exceed the Commitment.

     The Commitment shall never exceed the Borrowing Base then in effect. Provided, however, if, upon the redetermination of the Borrowing Base, the Borrowing Base exceeds the Commitment then in effect, the Commitment may be increased to an amount (that shall not exceed the Borrowing Base as redetermined) which all Banks shall, in their sole discretion, approve in writing, following a request from Company for such increase, but the Commitment shall never exceed the Facility Amount. Banks shall have no obligation to increase the Commitment. The Loan may from time to time be (i) Floating Base Borrowings or (ii) Eurodollar Borrowings, as selected by Company and notified to Administrative Agent according to Section 2.02 hereof.

     An initial Advance in an amount equal to the unpaid principal balance and accrued interest due on the Indebtedness under the Prior Loan Agreement as of the Closing Date shall be made by Banks on the Closing Date to (i) refinance the Indebtedness outstanding as of the Closing Date under the Prior Loan Agreement and (ii) to repay in full all Indebtedness due as of the Closing Date under the Spring Credit Agreement, the Summer Credit Agreement and the Term Loan Agreement. Within the limits of this Section 2.01, Company may borrow, prepay pursuant to Section 4.02 hereof and reborrow under this Section 2.01. Each Borrowing pursuant to this Section 2.01 shall be funded ratably by Banks in proportion to their respective Percentages. Each Advance made by a Bank hereunder is herein called an "Advance"; all Advances made by a Bank hereunder are herein collectively called a "Loan;" the aggregate unpaid principal balance of all Advances made by Banks hereunder are herein collectively called the "Loans;" and the combined Advances made by Banks on any given day are herein collectively called a "Borrowing."

          (b) Reduction of Commitment.  Company shall have the right, upon three
(3) Business Days' prior written notice to Administrative Agent, to terminate or to permanently reduce the unborrowed portion of the Commitment, in whole or in part (provided any partial reduction shall be in the minimum amount of $10,000,000 or any integral multiple of $1,000,000), effective on the first day of any Quarterly Period hereafter. Each partial reduction of the Commitment shall ratably reduce each Bank's Commitment. There shall be no termination or permanent reduction to any borrowed portion of the Commitment unless such termination or reduction is accompanied by a mandatory prepayment on the Loan in an amount that will cause the Total Outstandings to not exceed the Commitment as reduced.

          (c) Commitment Fee.  In addition to the payments provided for in
Article 4 hereof, Company shall pay to Administrative Agent for the account of each Bank, on the first day of each Quarterly Period, a revolving credit loan commitment fee at the following rates per annum on the average daily amount of such Bank's Commitment which was unused during the immediately preceding Quarterly Period.

          Borrowing Base Percentage                Commitment Fee
          -------------------------                --------------

          Less than or equal to 60%                     0.250%

          Greater than 60% but less
          than or equal to 80%                          0.350%

          Greater than 80% but less
          than or equal to 90%                          0.375%

          Greater than 90%                              0.500%

If the Borrowing Base Percentage during any Quarterly Period should increase above or decrease below one of the ranges set forth above (or both), the Commitment Fee shall be prorated as to the number of days during the Quarterly Period that the Borrowing Base Percentage was above or below one of the ranges set forth above, as the case may be. Company and Banks acknowledge and agree that the commitment fees payable hereunder are bona fide commitment fees and are intended as reasonable compensation to Banks for committing to make funds available to Company as described herein and for no other purpose. The commitment fees payable hereunder shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

          (d) Use of Proceeds. The proceeds of the Loan shall be used (i) on the Closing Date, to refinance the Indebtedness under the Prior Loan Agreement,
(ii) on the Closing Date, to pay in full the Indebtedness due under the Spring Credit Agreement, the Summer Credit Agreement and the Term Loan Agreement, (iii) for the payment of capital expenditures, drilling costs and other expenses incurred by Company or any of its Subsidiaries in the further development of the Mineral Properties, (iv) to purchase additional Mineral Properties and (v) for working capital and general corporate purposes of Company and its Subsidiaries, but only to the extent that the use of proceeds for such purposes would be permitted under the terms of this Loan Agreement.

     2.02.  Manner of Borrowing.

          (a) Request for Borrowing. Each request by Company to Administrative Agent for a Borrowing under Section 2.01 hereof (a "Request for Borrowing") shall specify the aggregate amount of such requested Borrowing, the requested date of such Borrowing, and, when the request for Borrowing specifies a Eurodollar Borrowing, the Interest Period which shall be applicable thereto. Company shall furnish to Administrative Agent the Request for Borrowing at least three (3) Eurodollar Business Days prior to the requested Eurodollar Borrowing date (which must be a Eurodollar Business Day). A Floating Base Borrowing may be made the same date on which a Request for Borrowing is received by Administrative Agent. Any such Request for Borrowing shall: (i) in the case of a Floating Base Borrowing, be in the form attached hereto as Exhibit "B" and
(ii) in the case of a Eurodollar Borrowing, be in the form attached hereto as Exhibit "C". Each Borrowing shall be in an aggregate principal amount of $5,000,000 or any integral multiple of $1,000,000. Any Request for Borrowing received by Administrative Agent after 12:00 noon (New York City time) on any Business Day shall be deemed to have been received on the next succeeding Business Day.

          Prior to making a Request for Borrowing, Company may (without specifying whether the anticipated Borrowing shall be a Floating Base Borrowing or Eurodollar Borrowing) request that Administrative Agent provide Company with the most recent InterBank Offered Rate available to Reference Banks. Administrative Agent shall provide such quoted rates to Company on the date of such request.

          Each Request for Borrowing shall be irrevocable and binding on Company and, in respect of the Borrowing specified in such Request for Borrowing, Company shall indemnify each Bank against any cost, loss or expense incurred by such Bank as a result of any failure to fulfill, on or before the date specified for such Borrowing, the conditions to such Borrowing set forth herein, including without limitation, any cost, loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          After receiving a Request for Borrowing in the manner provided herein, Administrative Agent shall promptly notify each Bank by telephone (confirmed immediately by telex, telecopy or cable), telecopy, telex or cable of the amount of the Borrowing and such Bank's pro rata share of such Borrowing, the date on which the Borrowing is to be made, the interest option selected and, if applicable, the Interest Period selected.

          (b) Funding. Each Bank shall, before 1:00 P.M. (New York City time) on the date of such Borrowing specified in the notice received from Administrative Agent pursuant to Section 2.02(a), deposit such Bank's ratable portion of such Borrowing in immediately available funds to an account maintained by Administrative Agent as designated by Administrative Agent. Upon fulfillment of all applicable conditions set forth herein and after receipt by the Administrative Agent of such funds, Administrative Agent shall pay or deliver such proceeds to or upon the order of Company at the principal office of Administrative Agent in immediately available funds. The failure of any Bank to make any Advance required to be made by it hereunder shall not relieve any other Bank of its obligation to make its Advance hereunder. If any Bank shall fail to provide its ratable portion of such funds and if all conditions to such Borrowing shall have apparently been satisfied, Administrative Agent will make available such funds as shall have been received by it from the other Banks, in accordance with this Section 2.02(b). Neither Administrative Agent nor any Bank shall be responsible for the performance by any other Bank of its obligations hereunder. In the event of any failure by a Bank to make an Advance required hereunder, the other Banks may (but shall not be required to) purchase (on a pro rata basis, according to their respective Percentages) such Bank's Note. Upon the failure of a Bank to make an Advance required to be made by it hereunder, Administrative Agent may, in its sole discretion, attempt to obtain one or more banks, acceptable to Banks, to replace such Bank, but neither Administrative Agent nor any other Bank shall have any liability or obligation whatsoever as a result of the failure to obtain a replacement for such Bank.

          Unless Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to Administrative Agent such Bank's ratable portion of such Borrowing, Administrative Agent may assume that such Bank has made such portion available to Administrative Agent on the date of such Borrowing in accordance with Section 2.02(b) and Administrative Agent may, in reliance upon such assumption, make available to or on behalf of Company on such date a corresponding amount. If and to the extent such Bank shall not have so made such ratable portion available to Administrative Agent, such Bank and Company severally agree to repay to Administrative Agent forthwith on demand such corresponding amount together with interest at the Federal Funds Rate, for each day from the date such amount is made available to or on behalf of Company until the date such amount is repaid to Administrative Agent, at the rate per annum equal to the rate applicable to the Borrowing in question. If such Bank shall repay to Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Loan Agreement.

          (c) Selection of Interest Option. Upon making a Request for Borrowing under Section 2.02(a) hereof, Company shall advise Administrative Agent as to whether the Borrowing shall be (i) a Eurodollar Borrowing, in which case Company shall specify the applicable Interest Period therefor, or (ii) a Floating Base Borrowing. At least two (2) Eurodollar Business Days prior to the termination of each Interest Period with respect to a Eurodollar Borrowing (whether such termination occurs before or after the Maturity Date) Company shall give Administrative Agent written notice (the "Rollover Notice") of the interest option which shall be applicable to such Borrowing upon the expiration of such Interest Period. If Company shall specify that such Borrowing shall be a Eurodollar Borrowing, such Rollover Notice shall also specify the length of the succeeding Interest Period selected by Company with respect to such Advance. Each Rollover Notice shall be irrevocable and effective upon notification thereof to Administrative Agent. If the required Rollover Notice shall not have been timely received by Administrative Agent prior to the expiration of the then-relevant Interest Period, then Company shall be deemed to have elected to have such Borrowing be a Floating Base Borrowing. With respect to any Floating Base Borrowing, Company shall have the right, on any Eurodollar Business Day (a "Conversion Date") to convert such Floating Base Borrowing to a Eurodollar Borrowing, by giving Administrative Agent a Rollover Notice of such selection at least two (2) Eurodollar Business Days prior to such Conversion Date.

          Notwithstanding anything to the contrary contained herein, Company shall have no right to request a Eurodollar Borrowing if the interest rate applicable thereto under Section 2.03 hereof would exceed the Maximum Rate in effect on the first day of the Interest Period applicable to such Eurodollar Borrowing.

     2.03.  Interest Rate.

          (a) Floating Base Advance. The unpaid principal of each Floating Base Advance shall bear interest from the date of advance until paid at a rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate or (b) the sum of the Floating Base Rate in effect from day to day plus the Applicable Margin.

          (b) Eurodollar Advance. The unpaid principal of each Eurodollar Advance (inclusive of any rollover of or conversion to a Eurodollar Borrowing) shall bear interest from the date of advance until paid at a rate per annum which shall from day to day be equal to the lesser of (i) the Maximum Rate or
(ii) the sum of the Adjusted InterBank Rate for the Interest Period in effect plus the Applicable Margin.

     2.04 Maximum Number of Eurodollar Borrowings. All Eurodollar Borrowings, including rollovers of Eurodollar Borrowings and conversions to Eurodollar Borrowings, shall be made in such manner that, after giving effect thereto, there are no more than twelve (12) Interest Periods applicable to outstanding Eurodollar Borrowings in effect at any time; provided, however, that more than twelve (12) such Interest Periods applicable to outstanding Eurodollar Borrowings may be permitted to be in effect with the prior approval of Administrative Agent.

                                   ARTICLE 3

                             SECURITY AND GUARANTY

     3.01 Liens and Security Interests.

     (a) Mineral Properties. To secure performance by Company of the payment of the Notes and the Obligation, Company and Arkoma Holding shall grant to Administrative Agent (for the benefit of Banks) a first priority security interest in and only Lien (except for Permitted Liens) in such Mineral Properties of Company and Arkoma Holding that consist of not less than seventy-five percent (75%) of the Borrowing Base value assigned to all the Mineral Properties (according to the Reserve Report dated as of December 31, 1999) and the oil, gas and mineral production therefrom or attributable thereto, and in all operating agreements and oil or gas purchase contracts (now existing or hereafter arising) relating to such Mineral Properties and in related personal properties, fixtures and other properties (such Mineral Properties that are pledged to secure the Obligation as provided in this Section 3.01(a) (and in Sections 3.04 and 8.20 herein) are sometimes referred to herein collectively as the "Mortgaged Properties.").

     (b) Pledge of Capital Stock of Subsidiaries. As additional security for the performance by Company of the payment of the Notes and the Obligation, Company shall grant to Administrative Agent (for the benefit of Banks) a first priority security interest in and only Lien (other than Permitted Liens) in all of the issued and outstanding Capital Stock of Arkoma Holding, CT Operating, CT Trading and the Gas Marketing Subsidiaries, such pledge to include the delivery to Administrative Agent (for the benefit of Banks) of the certificates representing the shares of Capital Stock of Arkoma Holding, CT Operating, CT Trading and the Gas Marketing Subsidiaries pledged pursuant to the pledge agreement, together with an undated stock power for each such certificate executed in blank by Company.

     3.02 Collateral Documents. All Liens on the Mortgaged Properties and the Capital Stock of the Subsidiaries described in Section 3.01(b) above shall be granted pursuant to, and more fully described in, mortgages, deeds of trust, pledge agreements, deeds of trust, assignments of production, security agreements, financing statements, collateral assignments, and other documents in form and substance acceptable to Agents (all of the forgoing, together with the Letters in Lieu, is herein collectively called the "Collateral Documents").

     3.03. Assignment of Production; Letters in Lieu; and Power of Attorney. To further secure the performance by Company of the payment of the Notes and Obligation, Company and Arkoma Holding shall execute and deliver to Administrative Agent (for the benefit of all Banks) certain forms, authorizations, documents and instruments (herein collectively referred to as "Letters in Lieu"), instructing that pipeline companies, operators and others purchasing (or acting as agents for, or making payments on behalf of, those purchasing) the oil, gas and other minerals produced or to be produced from, or relating to, the Mortgaged Properties, to deliver to a post office box number specified by Agents (for the benefit of Banks) all royalties, production payments, checks, cash, proceeds and monies now or hereafter payable on account of oil, gas or other minerals produced from or relating to such Mortgaged Properties or otherwise with respect to such Mortgaged Properties. Administrative Agent agrees to retain in its possession and not to submit same to any pipeline companies, operators or other purchasers of or distributors of production from the Mortgaged Properties unless and until there is an Event of Default hereunder.

     Upon an Event of Default hereunder, Administrative Agent (upon request by Majority Banks according to Section 10.02) is hereby authorized to submit the Letters in Lieu to the appropriate parties and to otherwise notify any or all parties obligated to Company with respect to the Mortgaged Properties to make all payments due or to become due thereon directly to Administrative Agent or any other Agent, or such other person or officer as Agents may require, whereupon the power and authority of Company or Arkoma Holding to collect the same in the ordinary course of business shall be deemed to be immediately revoked and terminated. Upon an Event of Default hereunder, with or without the Letters in Lieu or such general notification, Agents may take or bring in Company's or Arkoma Holding's name or that of Agents all steps, actions, suits or proceedings deemed by Agents necessary or desirable to effect possession or collection of payments, may complete any contract or agreement of Company or Arkoma Holding in any way related to any of the Mortgaged Properties, may make allowances or adjustments related to the Mortgaged Properties, may compromise any claims related to the Mortgaged Properties, or may issue credit in its own name or the name of Company or Arkoma Holding. Regardless of any provision hereof, Agents shall never be liable to Company or Arkoma Holding for its failure to collect or for its failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Mortgaged Properties or sums due or paid thereon, nor shall it be under any obligation whatsoever to anyone by virtue of its security interests and liens relating to, in the proceeds of production from, or its interest in, the Mortgaged Properties.

     Issuance by Administrative Agent or any Agent of a receipt to any Person obligated to pay any amounts to Company or any Subsidiary shall be a full and complete release, discharge and acquittance to such Person to the extent of any amount so paid to Administrative Agent or any Agent. Each Agent is hereby authorized and empowered on behalf of Company or Arkoma Holding to endorse the name of Company or Arkoma Holding upon any check, draft, instrument, receipt, instruction or other document or items, including, but not limited to, all items evidencing payment upon any indebtedness of any Person to Company or Arkoma Holding coming into such

Agent's possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. Each Agent is hereby granted an irrevocable Power of Attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions or other documents, agreements or items on behalf of Company or Arkoma Holding either before or after demand of payment on the Notes, as shall be deemed by such Agent to be necessary or advisable, in the sole discretion of such Agent, to protect its security interests and liens in the Mortgaged Properties or the repayment of the Obligation, and such Agent shall not incur any liability in connection with or arising from its exercise of such Power of Attorney. The application by such Agent of such funds shall, unless Banks shall agree otherwise in writing, be in the same manner as set forth in Section 4.05 hereof.

     3.04. Agreement to Deliver Additional Collateral Documents. Company and Arkoma Holding shall deliver such deeds of trust, mortgages, security agreements, pledge agreements, financing statements, assignments, amendments and other collateral documents (including title opinions and other title assurances) (all of which shall be deemed part of the "Collateral Documents"), in form and substance satisfactory to Agents, as Agents may reasonably request from time to time for the purpose of granting to, or maintaining or perfecting in favor of Administrative Agent for the benefit of Banks, Liens on any of the Mortgaged Properties, together with other assurances of the enforceability and priority of such Liens and assurances of due recording and documentation of the Collateral Documents, as Agents may reasonably require to avoid material impairment of the Liens and security interests granted or purported to be granted pursuant to this Loan Agreement.

     3.05 Local Legal Opinions. Company shall provide Agents, at Company's expense, opinions of counsel (to be delivered at or before Closing) in each jurisdiction in which Mortgaged Properties are located, with respect to the validity, enforceability, and actions necessary to perfect the Liens and security interests created by the Collateral Documents covering the Mortgaged Properties and as to the other matters as Agents shall deem necessary with respect to the Collateral Documents.

     3.06 Benefits of Collateral. Administrative Agent shall hold the Mortgaged Properties, the Capital Stock of the Subsidiaries described in Section 3.01(b) above and other collateral required to be pledged and deposited by the Loan Parties to Administrative Agent, along with all payments and proceeds arising therefrom, for the ratable benefit of Banks as security for the payment of the Notes and Obligation. Except as otherwise expressly provided for in this
Article 3, Administrative Agent, in its own name or in the name of Company or Arkoma Holding, may enforce any of the Collateral Documents or the security therefor by any method provided under the Loan Documents or by the law of the state in which the Mortgaged Properties or in which any real property subject to any of the Collateral Documents is located, and may collect and receive proceeds receivable on account of ownership of the Mortgaged Properties.

     3.07. Guaranty. The Loan shall be unconditionally guaranteed by Arkoma Holding, CT Operating, CT Trading and each of the Gas Marketing Subsidiaries pursuant to a form of Unconditional Guaranty Agreement attached hereto as Exhibit "D." Arkoma Holding, CT Operating, CT Trading and each Gas Marketing Subsidiary will be required to make customary representations and warranties required by Majority Banks of guarantors.

                                   ARTICLE 4
                                   ---------

                            NOTES AND NOTE PAYMENTS
                            -----------------------

     4.01. Notes. The Advances made under Section 2.01(a) hereof by a Bank shall be evidenced by the Revolving Promissory Notes executed by Company and delivered to each Bank pursuant to the terms of this Agreement (each a "Note" and collectively, the "Notes") which Notes shall (i) be dated the date hereof,
(ii) be in the amount of such Bank's Percentage of the Facility Amount, (iii) be payable to the order of such Bank at the office of Administrative Agent, (iv) bear interest in accordance with Section 2.03 hereof, and (v) be in the form of Exhibit "A" attached hereto with blanks appropriately completed in conformity herewith. Each Note shall mature on the Maturity Date, at which time all Obligations under such Note shall become immediately due and payable. Notwithstanding the principal amount of any Bank's Note as stated on the face thereof, (a) such Bank's Commitment shall never exceed its Percentage of the Commitment then in effect, and (b) the amount of principal actually owing on such Note at any given time shall be the aggregate of all Advances theretofore made to Company hereunder, less all payments of principal theretofore actually received hereunder, by such Bank. Each Bank is authorized, but is not required, to endorse on the schedule attached to its Note appropriate notations evidencing the date and amount of each Advance as well as the amount of each payment made by Company hereunder.

     4.02.  Prepayments.

          (a) Optional Prepayments. Company may, without premium or penalty, upon one (1) Business Days' prior written notice to Administrative Agent, prepay the principal of the Notes then outstanding, in whole or in part, at any time or from time to time; provided, however, that (i) each prepayment of less than the full outstanding principal balance of any Note shall be in an amount equal to $1,000,000 or an integral multiple thereof, (ii) if Company shall prepay the principal of any Eurodollar Borrowing on any date other than the last day of the Interest Period applicable thereto, Company shall also pay to Administrative Agent, for the account of Banks, the amounts specified in Section 12.05, and
(iii) Company shall at all times maintain a sufficient portion of the Loans as a Floating Base Borrowing to allow Company to make regularly scheduled payments of principal without paying a Eurodollar Borrowing prior to the end of the applicable Interest Period. Upon receipt of such notice of intention to prepay, Administrative Agent shall promptly notify each Bank of the receipt of such notice and of the date and amount of the proposed prepayment.

          (b) Mandatory Prepayments. Company shall make mandatory prepayments of the Notes, as appropriate, as required under Section 8.13 and Section 8.24.

          (c) General Prepayment Provisions. Any prepayment of a Note hereunder shall be (i) made together with interest accrued (through the date of such prepayment) on the principal amount prepaid, and (ii) applied first to accrued interest and then to principal.

     4.03.  Payment of Interest on the Notes.

          (a) Notes. Interest on the unpaid principal amount of each Floating Base Advance under the Notes shall be payable quarterly as it accrues on the last Business Day of each Quarterly Period, commencing June 30, 2000, and at the Maturity Date. Interest on the unpaid principal amount of each Eurodollar Advance under the Notes shall be payable on the last day of each Interest Period applicable to such Advance or, if such Interest Period is longer than three months for any Eurodollar Advance, at intervals of three months after the first day thereof.

          (b) Recapture Rate. If, on any interest payment date, Administrative Agent does not receive (for the account of any Bank) interest on such Bank's Note computed (as if no Maximum Rate limitations were applicable) at the applicable contract rate described herein, because the applicable contract rate exceeds or has exceeded the Maximum Rate, then Company shall, upon the written demand of Administrative Agent or such Bank, pay to such Bank, in addition to interest otherwise required hereunder, on each interest payment date thereafter, the Excess Interest Amount (hereinafter defined) calculated as of such later interest payment date; provided, however, that in no event shall Company be required to pay, for any appropriate computation period, interest at a rate exceeding the Maximum Rate effective during such period. The term "Excess Interest Amount" shall mean, on any date, with respect to the Note of any Bank, the amount by which (a) the amount of all interest which would have accrued prior to such date on the principal of such Note (had the applicable contract rate(s) described herein at all times been in effect, without limitation by the Maximum Rate) exceeds (b) the aggregate amount of interest actually paid to such Bank on such Note on or prior to such date.

     4.04. Calculation of Interest Rates. Interest on the unpaid principal of each Eurodollar Borrowing shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days. Interest on the unpaid principal of each Floating Base Borrowing shall be calculated on the basis of the actual days elapsed in a year consisting of 365 or 366 days, as appropriate.

     4.05. Manner and Application of Payments. All payments of principal of, and interest on, any Note to or for the account of any Bank shall be made by Company to Administrative Agent before 2:00 p.m. (New York City time), in Federal or other immediately available funds at Administrative Agent's principal banking office in New York City. Should the principal of, or any installment of the principal or interest on, any Note, or any commitment fee, become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day. Each payment received by Administrative Agent hereunder for the account of a Bank shall be promptly distributed by Administrative Agent to such Bank. All payments made on any Note shall be credited, to the extent to the amount thereof, in the following manner:
(i) first to fees, costs and expenses which Company has agreed to pay under the Loan Papers for which Company has received an invoice no later than five (5) days prior to such payment, (ii) second, against the amount of interest accrued and unpaid on such Note as of the date of such payment; (iii) third, against all principal (if any) due and owing on such Note as of the date of such payment;
(iv) fourth, as a prepayment of outstanding Floating Base Advances under such Note; (v) fifth, as a prepayment of outstanding Eurodollar Advances under such Note; and (vi) sixth, as a prepayment of any remaining Obligation. Subject to the foregoing, payments and prepayments of principal of the Notes shall be applied to such outstanding Floating Base

Borrowings and Eurodollar Borrowings under such Notes as Company shall select; provided, however, that Company shall select Floating Base Borrowings and Eurodollar Borrowings to be repaid in a manner designated to minimize the Consequential Loss, if any, resulting from such payments; and provided further that, if Company shall fail to select the Floating Base Borrowings and Eurodollar Borrowings to which such payments are to be applied, or if an Event of Default has occurred and is continuing at the time of such payment, then Administrative Agent shall be entitled to apply the payment to such Floating Base Borrowings and Eurodollar Borrowings in the manner it shall deem appropriate.

     4.06. Pro Rata Treatment. Each payment received by Administrative Agent hereunder for account of Banks or any of them on the Notes shall be distributed to each Bank entitled to share in such payment, pro rata in proportion to the then-unpaid principal balance of the Note of each Bank. Unless Administrative Agent shall have received notice from Company prior to the date on which any payment is due to Banks hereunder that Company will not make such payment in full, Administrative Agent may assume that Company has made such payment in full to Administrative Agent on such date and Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Company shall not have so made such payment in full to Administrative Agent, each Bank shall repay to Administrative Agent forthwith on demand such amount distributed to such Bank together with interest at the Federal Funds Rate, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to Administrative Agent, at the rate applicable to such portion of the Loan on its due date.

     4.07. Lending Office. Each Bank may (a) designate its principal office or a foreign branch, subsidiary or affiliate of such Bank as its lending office (and the office to whose accounts payments are to be credited) for any Eurodollar Advance, (b) designate its principal office or a domestic branch, subsidiary or affiliate as its lending office (and the office to whose accounts payments are to be credited) for any Floating Base Advance and (c) change its lending offices from time to time by notice to Administrative Agent and Company. In such event, such Bank shall continue to hold the Note evidencing its loans for the benefit and account of such foreign branch, subsidiary or affiliate. Each Bank shall be entitled to fund all or any portion of its Loan in any manner that it deems appropriate, but for the purposes of this Agreement such Bank shall, regardless of such Bank's actual means of funding, be deemed to have funded its Loan in accordance with the interest option from time to time selected by Company for such Borrowing.

     4.08.  Taxes.

          (a) Any and all payments by Company hereunder or under the Notes shall be made, in accordance with Section 4.05, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (hereinafter referred to as "Taxes"), excluding, in the case of each Bank and Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it by the jurisdiction of such Bank's lending office or any political subdivision thereof. If Company shall be required by law to deduct any taxes (i.e., such taxes, liens, imposts, deductions, charges, withholdings and liabilities for which Company is responsible under the preceding sentence) from or in respect of any sum payable hereunder or under any Note to any Bank or Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.08) such Bank or Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Company shall make such deductions and (iii) Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Papers or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Papers (hereinafter referred to as "Other Taxes").

          (c) Company will indemnify each Bank and Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.08) paid by such Bank or Administrative Agent (as the case may be) or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Bank or Administrative Agent (as the case may be) makes written demand therefor, which demand shall contain an invoice itemizing the Taxes, Other Taxes or related liability which is subject to Company's indemnification according to this Section 4.08.

          (d) Within 30 days after the date of any payment of Taxes, Company will furnish to Administrative Agent, at its address referred to in Section 13.05, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement of Company hereunder, the agreements and obligations of Company contained in this
Section 4.08 shall survive the payment in full of principal and interest hereunder and under the other Loan Papers for the applicable period of limitations respecting any Taxes, Other Taxes or related liability of Company under this Section 4.08.

          (f) Each Bank agrees to use good faith efforts to carry out its obligations under this Loan Agreement in such a way as to reduce the amount of Taxes attributable to the Loan, including the use of a different lending office, as long as in the good faith opinion of such Bank such actions would not adversely affect it.

     4.09. Sharing of Payments, etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances obtained by all Banks, such Bank shall forthwith purchase from the other Banks such participations in the Advances made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment, to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount recovered. Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 4.09 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of Company in the amount of such participation. The foregoing provisions shall also apply to any payments received by any Bank from a Subsidiary respecting a payment under the Guaranty of such Subsidiary.

                                   ARTICLE 5
                                   ---------

                                BORROWING BASE
                                --------------

     5.01.  Borrowing Base Tests.

          (a) Borrowing Base Tests. The Borrowing Base shall be determined, redetermined and adjusted from time to time pursuant to this Article 5. Upon each determination and redetermination of the Borrowing Base pursuant to this Loan Agreement, the Borrowing Base shall be the lesser of (i) the PV Borrowing Base Test set forth in subsection 5.01(a)(i) below, (ii) the Adjusted PV Borrowing Base Test set forth in subsection 5.01(a)(ii) below, or (iii) the Cash Flow Borrowing Base Test set forth in subsection 5.01(a)(iii) below.

              (i) The PV Borrowing Base. The PV Borrowing Base shall be based upon economic variables which evaluate the discounted present value of future net income accruing to the Borrowing Base Assets as established by the Reserve Reports delivered from time to time hereunder (herein called the "Present Value of Borrowing Base Reserves") and the Gas Subsidiaries' Loan Value as determined from time to time. The PV Borrowing Base Test shall equal the sum of (a) fifty percent (50%) of the Present Value of Borrowing Base Reserves that are attributable to the Proved Reserves allocable to the Borrowing Base Assets; provided, however, that at least eighty percent (80%) of such Proved Reserves shall consist of Proved Developed Producing Reserves, and (b) the loan value assigned to the operations of the Gas Marketing Subsidiaries as determined according to Section 5.07 herein (such loan value is herein called the "Gas Subsidiaries' Loan Value"). The term "Borrowing Base Assets" shall mean only such Mineral Properties (i) to which Company has good and defensible title, (ii) which are not subject to any liens, encumbrances or charges, except for Permitted Liens for or against which Indebtedness is not due and payable and
(iii) have been evaluated by Banks for purposes of establishing the Borrowing Base.

              (ii) The Adjusted PV Borrowing Base Test. The Adjusted PV Borrowing Base Test shall equal the remainder of (i) the quotient of (a) the Present Value of

Borrowing Base Reserves that are attributable to the Proved Reserves allocable to the Borrowing Base Assets (provided that at least eighty percent (80%) of such Proved Reserves shall consist of Proved Developed Producing Reserves) plus the Gas Subsidiaries' Loan Value divided by (b) 1.35, less (ii) the unpaid principal balance of the Subordinated Indebtedness then outstanding.

          (iii) The Cash Flow Borrowing Base Test. The Cash Flow Borrowing Base Test shall establish a Borrowing Base amount that, based on Company's Cash Flow, will (i) cause the Borrowing Base to be fully amortized over a period of years selected by Company and approved by Majority Banks (or selected by Majority Banks in their sole discretion if Majority Banks do not agree with Company's proposed amortization period), with such amortization to be accomplished through assumed quarterly principal payments on the amortizing Borrowing Base at the end of each Quarterly Period of such amortization period and (ii) cause (a) Company to maintain a Cash Flow for each of the current year and next succeeding year of the assumed amortization period (or partial current annual period in the case of a special determination of the Borrowing Base under
Section 5.04, with the current year commencing on January 1 of the year in which the certificate described in Section 5.06(a) is delivered) that is 1.25 times greater than the cumulative payments of principal which are necessary to make the required amortization of the Borrowing Base during each of such years, and
(b) Company to maintain a Cash Flow for each annual period of the assumed amortization period thereafter that is 1.00 times greater than the cumulative payments of principal which are necessary to make the required amortization of the Borrowing Base during each of such years. (The amortization of the Borrowing Base that is required to establish the Cash Flow Borrowing Base Test is herein called the "Assumed Amortization Schedule.") Although the Assumed Amortization Schedule may establish a Borrowing Base that may not be fully amortized until after the Maturity Date, nothing contained herein shall be construed to extend the Maturity Date.

     (b) Company's Selection of a Commitment Less Than the Borrowing Base. From the Closing Date until the effective date of the first redetermination date of the Borrowing Base, the Commitment shall equal the Borrowing Base. For subsequent redeterminations of the Borrowing Base, the Borrowing Base as determined according to Section 5.01(a) may exceed the Commitment because (i) the Borrowing Base as redetermined is increased to an amount that exceeds the Commitment then in effect or (ii) Company may elect to reduce the amount of the Commitment then in effect to an amount that is less than the redetermined Borrowing Base. Accordingly, notwithstanding the foregoing provisions of
Section 5.01(a), after the Closing Date Company, at its discretion, may elect to have a Commitment in effect that is less than the Borrowing Base in effect as determined according to Section 5.01(a). In such instances in which Company selects a Commitment that is less than the Borrowing Base in effect as determined according to Section 5.01(a), the Borrowing Base Certificate or other certificate or notice provided by Company to Banks specifying the Borrowing Base as determined by Company shall also set forth the amount of the Commitment selected by Company and Company's determination of the Borrowing Base shall be subject to Majority Banks approval in the same manner as provided in Section 5.03, 5.04 and 5.05 although Company has selected a Commitment that is less than the Borrowing Base.

     (c) Other Borrowing Base Matters. The Borrowing Base Tests and all components thereof shall be based upon the information contained in the most recent Reserve Report and Gas

Report delivered by Company to Banks pursuant to Sections 5.03 and 5.04, together with any other information reasonably requested by either Agent or Majority Banks, and shall be determined in the manner and according to the procedures set forth in this Article 5; provided further, that the components used to establish the Borrowing Base Tests shall be subject to adjustment as determined by Majority Banks if Majority Banks determine that there has been a material change in the Reserve Base or Production Profile of the Proved Reserves attributable to the Mineral Properties (such adjustment to the components used to establish the Borrowing Base Tests to be effective upon written notice thereof from Agents to Company). Any Borrowing Base which becomes effective as a result of any redetermination of the Borrowing Base according to this Article 5 shall be subject to the following restrictions: (a) such Borrowing Base shall not exceed the Borrowing Base requested by Borrower pursuant to Section 5.03 or
5.04 (as applicable), (b) to the extent such Borrowing Base represents a decrease from the Borrowing Base in effect prior to such redetermination, the Commitment shall be reduced to the amount of the redetermined Borrowing Base,
(c) to the extent such Borrowing Base represents an increase from the Borrowing Base in effect prior to such redetermination and Company requests an increase to the Commitment then in effect, the redetermined Borrowing Base and increased Commitment shall be approved by all Banks, and (d) to the extent such Borrowing Base represents a decrease or reaffirmation of the prior Borrowing Base, shall be approved by Majority Banks.

     5.02.  Initial Borrowing Base.  The initial Borrowing Base is $800,000,000.

     5.03. Subsequent Determination of Borrowing Base. The Borrowing Base shall be determined annually as of each Determination Date of each year during the Loan commencing June 30, 2001. Company shall deliver to Banks on or before April 15 of each year, commencing April 15, 2001:

          (a) a report (the "Reserve Report") prepared as of December 31 of the immediately preceding year by Miller and Lents or such other firm or firms of independent petroleum engineers acceptable to Agents, in accordance with customary standards and procedures of the petroleum industry, which report shall evaluate the Proved Reserves attributable to the Mineral Properties as Company desires to be considered for Borrowing Base purposes (such evaluation shall include, without limitation, a description of Proved Reserves, rates of production, gross revenues, operating expenses, windfall profit taxes, ad valorem taxes, capital costs, net revenues and present value of future net revenues attributable to such reserves and production therefrom, and a statement of the assumptions upon which such determinations were made), and each Reserve Report shall utilize in its evaluation of the Proved Reserves attributable to the Mineral Properties the economic variables agreed to by Company and Agents and approved by Majority Banks (or designated by Majority Banks if Company and Majority Banks are unable to agree to such variables) pursuant to Section 5.07 hereof;

          (b) a report (the "Gas Report"), prepared by Company as of December 31 of the immediately preceding year and certified by the chief financial officer of Company as being true and correct, setting forth in reasonable detail the results of the operations of the Gas Marketing Subsidiaries for the preceding year, including income and expenses attributable to each of the Gas Marketing Subsidiaries during such period, and a projection of cash flow setting forth for each of the Gas Marketing Subsidiaries the projected (a) net earnings (before income taxes) of such Gas Marketing Subsidiary for the current fiscal year and each succeeding fiscal year during the remaining term of the Loan, as determined in accordance with Generally Accepted Accounting Principles plus (b) any non-cash charges, such as depreciation, depletion and amortization, which were subtracted from gross earnings in determining projected net earnings for purposes of clause (a) above, and each such Gas Report shall utilize in its economic projections the economic variables, assumptions, computations and other parameters agreed to by Company and Agents and approved by Majority Banks (or designated by Majority Banks if Company and Majority Banks are unable to agree to such variables, assumptions, computations and other parameters) for the purpose of establishing the Gas Subsidiaries' Loan Value pursuant to Section
5.07 hereof;

          (c) a certificate signed by the chief financial officer of Company, which sets forth Company's proposed Assumed Amortization Schedule and projects
(i) Company's Cash Flow for each annual period until the Borrowing Base has been fully amortized according to the Assumed Amortization Schedule, with each such annual period commencing January 1 of each applicable year and ending on December 31 of such year, and with Cash Flow being based upon the most recent Reserve Report and Gas Report submitted to Banks pursuant to Section 5.03 and the financial information delivered to Banks according to Section 9.01 hereof,
(ii) the cumulative projected payments of interest on the Loan during each such annual period, with such projected interest payments to be determined on the basis of the Projected Interest Rate during such annual periods and (iii) the projected cumulative payments of principal which are necessary to make the amortization of the Borrowing Base according to the Assumed Amortization Schedule during the current and each succeeding annual periods during the term of the proposed Assumed Amortization Schedule, with each such annual period commencing January 1 of each applicable year and ending on December 31 of such year, such certificate to include all computations and derivations relating to the Assumed Amortization Schedule and the projections specified in subclauses
(i) through (iii) above in reasonable detail (the projections set forth in subclauses (i) through (iii) above are herein called the "Cash Flow Projections");

          (d) if requested by either Agent, (a) title opinions or other title information, satisfactory to such Agent to evidence that Company holds defensible title to those additional Mineral Properties to be included in the Borrowing Base, and/or (b) any Hedge Agreements then in force and effect, and/or
(c) such specific agreements and contracts which evidence the right of the Gas Marketing Subsidiaries to receive any projected revenues or cash flow set forth in the Gas Report; and

          (e) a certificate (the "Borrowing Base Certificate"), signed by the chief financial officer of Company which sets forth Company's determination of the Borrowing Base Tests and resulting Borrowing Base and components thereof as set forth in Section 5.01 hereof, such certificate to include all computations and derivations relating to Company's proposed Borrowing Base Tests and resulting Borrowing Base, and components thereof in reasonable detail, all of which shall be based upon the Reserve Report delivered pursuant to subclause (a) above, the Gas Report delivered pursuant to subclause (b) above, and the Assumed Amortization Schedule and Cash Flow Projections delivered pursuant to clause (c) above. If Company, at its discretion, selects a Commitment that is less than the Borrowing Base as determined by Company, the Borrowing Base Certificate shall also specify the Commitment selected by Company.

     Within forty-five (45) days after their receipt of such information, Agents shall give Company and Banks written notice of whether Majority Banks approve of the proposed Borrowing Base as established by the Borrowing Base Tests set forth in Company's Borrowing Base Certificate, or, alternatively, whether Majority Banks disapprove of the proposed Borrowing Base as established by the Borrowing Base Tests set forth in Company's Borrowing Base Certificate, including, without limitation, Majority Banks disapproval of the Assumed Amortization Schedule and the Cash Flow Projections set forth in such certificate. If, for any reason, Majority Banks disapprove of the Borrowing Base proposed by Company according to its determination of the Borrowing Base Tests, then Company and Agents shall consult with one another to determine the Borrowing Base Tests and the resulting Borrowing Base which will be approved by Majority Banks. Majority Banks shall determine, in their sole discretion, the Borrowing Base Tests and the resulting Borrowing Base if the Reserve Report, Gas Report, Assumed Amortization Schedule, Cash Flow Projections and Borrowing Base Certificate required to be delivered to Banks pursuant to this Section 5.03 are not delivered to Banks on or before April 15 of the applicable year or if Majority Banks and Company are not able to agree upon the Borrowing Base should Majority Banks disapprove of the Borrowing Base Tests and resulting Borrowing Base proposed by Company. The Borrowing Base established pursuant to this Section 5.03 shall be effective as of the ensuing Determination Date and shall remain in effect until it is subsequently redetermined pursuant to this Section 5.03 or Section 5.04 or is adjusted pursuant to Section 5.05; provided, however, if the Borrowing Base as redetermined represents a decrease in the Borrowing Base then in effect, the Bank's Commitment shall decrease to the amount of the redetermined Borrowing Base effective as of the date that Agents provide Company with written notice of the redetermined Borrowing Base.

     5.04. Special Determination of Borrowing Base. In addition to the determinations of the Borrowing Base required pursuant to Section 5.03 hereof, special determinations thereof may be made for any reason not more than once during any twelve month period during the Loan at the option of (i) Company,
(ii) either Agent or (iii) Majority Banks. In order to request a special determination of the Borrowing Base, the Person requesting such determination shall provide Agents and Company with a written request of such determination. Prior to any special determination of the Borrowing Base, Company shall submit to Banks:

          (a) a current Reserve Report prepared by Miller and Lents or such other firm of independent petroleum engineers acceptable to Majority Banks, prepared in accordance with customary standards and procedures of the petroleum industry, which report shall (A) evaluate the Mineral Properties subject to such redetermination (in the same manner as provided in Section 5.03) and (B) be dated within sixty (60) days of such requested redetermination;

          (b) a current Gas Report prepared by Company and certified by the chief financial officer of Company, which report shall be dated within sixty
(60) days of the requested redetermination;

          (c) an Assumed Amortization Schedule and Cash Flow Projections certified by the chief financial officer of Company, based upon the Reserve Report and Gas Report delivered under subclauses (a) and (b) above;

          (d) if requested by either Agent, (a) title opinions or other title information, acceptable to such Agent to evidence that Company holds indefeasible title to those Mineral Properties which are to be considered within the Borrowing Base, and/or (b) any Hedge Agreements then in force and effect, and/or (c) such specific agreements and contracts which evidence the right of the Gas Marketing Subsidiaries to receive any projected revenues or cash flow set forth in the Gas Report; and

          (e) a Borrowing Base Certificate to be delivered to Banks within sixty
(60) days of such requested redetermination, signed by the chief financial officer of Company, which sets forth Company's determination of the Borrowing Base Tests and the resulting Borrowing Base and components thereof as set forth in Section 5.01 hereof, such certificate to include all computations and derivations relating to Company's proposed Borrowing Base Tests and resulting Borrowing Base and components thereof in reasonable detail, all of which shall be based upon the Reserve Report delivered pursuant to subclause (a) above, the Gas Report delivered pursuant to subclause (b) above, and the Assumed Amortization Schedule and Cash Flow Projections delivered pursuant to subclause
(c) above. If Company, at its discretion, selects a Commitment that is less than the Borrowing Base as determined by Company, the Borrowing Base Certificate shall also specify the Commitment selected by Company.

     Within forty-five (45) days after their receipt of such information, Agents shall give Company and Banks written notice of whether Majority Banks approve of the proposed Borrowing Base Tests and the resulting Borrowing Base set forth in Company's Borrowing Base Certificate, or, alternatively, whether Majority Banks disapprove of the proposed Borrowing Base Tests and the resulting Borrowing Base set forth in Company's Borrowing Base Certificate including, without limitation, Majority Banks disapproval of Company's Assumed Amortization Schedule or Cash Flow Projections. If, for any reason, Majority Banks disapprove of the Borrowing Base Tests and the resulting Borrowing Base proposed by Company, then Company and Agents shall consult with one another to determine the Borrowing Base which will be approved by Majority Banks. If a Borrowing Base Deficiency shall exist upon any redetermination of the Borrowing Base under this Section
5.04 and such Borrowing Base Deficiency is not cured by the next succeeding Borrowing Base determined pursuant to Section 5.03 hereof, then there shall be a mandatory redetermination of the Borrowing Base as of the anniversary date of the effective date of such Borrowing Base Deficiency. Such mandatory redetermination shall be in addition to any special redetermination of the Borrowing Base which may be made pursuant to this Section 5.04. (Also, as set forth in Section 6.21, Section 6.22 and Section 9.19, a redetermination of the Borrowing Base may be made according to such Sections, which redeterminations shall be in addition to any other redetermination which may be made pursuant to this Section 5.04.) Majority Banks shall determine, in their sole discretion, the Borrowing Base Tests and resulting Borrowing Base if the Reserve Report, Gas Report, Assumed Amortization Schedule and Cash Flow Projections and certificate required to be delivered to Banks pursuant to this Section 5.04 are not delivered to Banks within 60 days after request for a special determination or Company and Majority Banks are unable to agree to the

Borrowing Base Tests and resulting Borrowing Base should Majority Banks disapprove of the Borrowing Base Tests and resulting Borrowing Base proposed by Company. The effective date of the Borrowing Base determined under this Section
5.04 shall be the first Business Day of the calendar month succeeding the month that Majority Banks approve the Borrowing Base as redetermined under this
Section 5.04.

     5.05.  Interim Sales of Mineral Properties.

            (a) Sales of Mineral Properties. After a Borrowing Base has been determined, upon the sale by Company of any Mineral Properties (other than the sale of hydrocarbons after severance in the ordinary course of business or the transfer of Mineral Properties to the Additional Royalty Trusts or the sale or transfer of any HGT Units or ART Units), the Borrowing Base shall be reduced, effective on the date of consummation of such sale (or, if applicable, at such later date as provided in Section 5.05(c) below, by an amount which Company certifies to Banks is the Borrowing Base value last assigned to such Mineral Properties according to the most recent Reserve Report and Borrowing Base Certificate delivered to Banks; provided, however, that if Majority Banks, for any reason, disapprove of the proposed Borrowing Base value certified by Company, then Majority Banks shall determine the Borrowing Base value last assigned to such Mineral Properties according to the most recent Reserve Report and Borrowing Base Certificate delivered to Banks; provided, further, that no such reduction to the Borrowing Base shall be required during any calendar year until the aggregate sales of Mineral Properties, HGT Units and ART Units having an aggregate value of the Property Sale Threshold for such calendar year shall have occurred, and provided further, that all such sales shall be subject to the provisions of Section 9.07. Company's certificate setting forth its proposed reduction to the Borrowing Base that is required under this Section 5.05(a) shall be submitted to Banks at least ten (10) Business Days prior to the consummation of any sale or transfer of the Mineral Properties the prior consent to which is required by Majority Banks according to Section 9.07 or not later than three (3) Business Days after the consummation of any sale or transfer of the Mineral Properties the prior consent to which is not required by Majority Banks according to Section 9.07.

          (b) Borrowing Base Matters Concerning Royalty Trusts and Additional Sub-Debt.

              (i) The Hugoton Royalty Trust. The Borrowing Base currently includes an amount that is the product of (a) the entire Borrowing Base value of the undivided interest in the Mineral Properties that were assigned and conveyed by Company to the Hugoton Royalty Trust times (b) a percentage, (i) the numerator of which is the number of HGT Units owned or held by Company and any Subsidiary and (ii) the denominator of which is the number of all issued and outstanding HRT Units. If Company should sell or transfer any additional HGT Units (by public offering or otherwise), the Borrowing Base shall be further reduced as of the closing date of such sale or transfer (or, if applicable, at such later date as provided in Section 5.01(c) below) by an amount that is the product of (a) the entire Borrowing Base value assigned to the Mineral Properties that were assigned and conveyed to the Hugoton Royalty Trust times
(b) a percentage, (i) the numerator of which is the number of such additional HGT Units sold or transferred by Company and (ii) the denominator of which is the number of all issued and outstanding HRT Units; provided, however, that no such reduction to the Borrowing Base shall be required during any calendar year until the aggregate sales of Mineral Properties, HGT Units and ART Units for such calendar year having an aggregate value of the Property Sale Threshold for such calendar year shall have occurred.

          (ii) Additional Royalty Trusts. Upon formation of each of the Additional Royalty Trusts, the Borrowing Base shall include the entire Borrowing Base value of the undivided interest in the Mineral Properties that are assigned and conveyed (or are to be assigned and conveyed) by Company (or Arkoma Holding) to such Additional Royalty Trust for so long as Company owns all of the issued and outstanding ART Units for such Additional Royalty Units. If Company should sell or transfer any ART Units (by public offering or otherwise), the Borrowing Base shall be reduced as of the closing date of such sale or transfer (or, if applicable, at such later date as provided in Section 5.01(c) below) by an amount that is the product of (a) the entire Borrowing Base value assigned to the Mineral Properties assigned and conveyed (or to be assigned and conveyed) to the Additional Royalty Trust whose ART Units are subject to such sale or transfer times (b) a percentage, (i) the numerator of which is the number of ART Units that are acquired by Persons other than Company and any Subsidiary pursuant to such sale or transfer and (ii) the denominator of which is the number of all issued and outstanding ART Units provided, however, that no such reduction to the Borrowing Base shall be required during any calendar year until the aggregate sales of Mineral Properties, HGT Units and ART Units for such calendar year having an aggregate value of the Property Sale Threshold for such calendar year shall have occurred.

          (iii) Borrowing Base Certificates. Company shall submit a certificate to Banks setting forth its proposed reduction to the Borrowing Base that is required under Section 5.05(b)(i) and (ii) above not later than three
(3) Business Days after the consummation of a sell or transfer of the HGT Units or ART Units; provided, however, that if Majority Banks, for any reason, disapprove of the proposed Borrowing Base value certified by Company, then Majority Banks shall determine the Borrowing Base.

          (c) Tax-Free Exchanges. Company has advised Banks that Company may sell Mineral Properties, HGT Units and/or ART Units pursuant to a tax-free exchange pursuant to which Company shall acquire additional Mineral Properties with the proceeds derived from such sales. If Company sells Mineral Properties, HGT Units and/or ART Units pursuant to a tax-free exchange, the Borrowing Base reduction to occur on account of such sales as provided in Sections 5.05(a) and
(b)(i) and (ii) above shall be deferred until Company acquires the additional Mineral Properties if (i) the proceeds derived from the sale of the Mineral Properties, HGT Units and/or ART Units are deposited in an account maintained by (and in the name of) a financial intermediary for the purpose of carrying out the tax-free exchange, and (ii) the account and the proceeds deposited therein are subject to an arrangement approved by Agents that assures that the proceeds deposited in such account are restricted from transfer or withdrawal without prior consent of Administrative Bank except to purchase additional Mineral Properties or otherwise applied as permitted according to Section 8.24; provided, however, that the closing date of the subsequent acquisition of additional Mineral Properties to consummate such tax-free exchange shall occur within the time period prescribed for such transaction to qualify as a tax-free exchange.

          (d) Borrowing Base Matters Concerning Additional Sub-Debt. Upon each instance in which Company incurs Additional Sub-Debt, the Borrowing Base shall be reduced effective as of the closing date that the Additional Sub-Debt is incurred if Company's incurring of such Additional Sub-Debt causes a reduction of the Borrowing Base according to the Adjusted PV Borrowing Base Test. Within three (3) Business Days following the closing date of any Additional Sub-Debt, Company shall submit a certificate to Banks setting forth its proposed adjustment to the Borrowing Base resulting from the reduction to the Borrowing Base caused by the Subordinated Indebtedness incurred in connection with such Additional Sub-Debt; provided, however, that if Majority Banks, for any reason, disapprove of the proposed adjustment to the Borrowing Base certified by Company, then Majority Banks shall determine the adjustment to the Borrowing Base. The Borrowing Base to be adjusted upon the closing of the Additional Sub-Debt shall be effective as of the closing date of the Additional Sub-Debt.

          (e) Sales or Pledges of CRT Units. If the most recent Cash Flow Borrowing Base Test calculated to determine the Borrowing Base in effect includes Cash Flow that includes cash dividends and distributions for Company's or any Subsidiary's CRT Units, and if Company or any Subsidiary should thereafter sell or transfer any of such CRT Units or pledge any of such CRT Units as security for the Permitted Margin Debt, then within three (3) Business Days following the closing date of the sale, transfer or pledge of such CRT Units, Company shall submit a certificate to Banks setting forth (i) the Cash Flow Borrowing Base Test after giving effect to the sale, transfer or pledge of such CRT Units and (ii) if such Cash Flow Borrowing Base Test reflects that the Borrowing Base has been reduced on account of the sale, transfer or pledge of such CRT Units, Company's proposed adjustment to the Borrowing Base resulting from the reduction to the Borrowing Base caused by the sale, transfer or pledge of such CRT Units; provided, however, that if Majority Banks, for any reason, disapprove of the proposed adjustment to the Borrowing Base certified by Company, then Majority Banks shall determine the adjustment to the Borrowing Base. The Borrowing Base to be adjusted under this Section 5.05(e) shall be effective as of the closing date of the sale, transfer or pledge of such CRT Units.

     5.06.  Borrowing Base Deficiency.

          (a) Borrowing Base Deficiency. If after determination of the Borrowing Base under Section 5.03 hereof, or after a special determination of the Borrowing Base under Section 5.04 hereof, the Borrowing Base is less than the Total Outstandings as of the effective date of such Borrowing Base (the amount by which the Borrowing Base is less than the Total Outstandings is herein called a "Borrowing Base Deficiency"), then Majority Banks may cause Company to commence paying to Administrative Agent, for the account of all Banks, a quarterly principal installment (each a "Scheduled Installment") on the Notes and Loan to be paid on the last Business Day of each successive Quarterly Period (commencing on the last Business Day of the Quarterly Period during which Company provides to Banks the Borrowing Base Deficiency Certificate or Agents provide Company with written notice of the Borrowing Base Deficiency, whichever is the first to occur), each such quarterly Scheduled Installment to be that percentage of Net Revenue for the Quarterly Period (the "Reference Period") preceding the Quarterly Period in which such installment is due that Company certifies to Banks will cause the projected Borrowing Base (such projection being set forth in the Borrowing Base Deficiency Certificate which Company provide to Banks, as described below) to exceed the projected Total Outstandings (such projection being set forth in the Borrowing Base Deficiency Certificate which Company provide to Banks, as described below) as of the first anniversary date of the effective date of the Borrowing Base Deficiency. That percentage of Net Revenue which shall be applied to principal payments hereunder shall be referred to as the "Base Dedicated Percentage." Company's certificate (herein called a "Borrowing Base Deficiency Certificate") setting forth such Base Dedicated Percentage of Net Revenue shall be delivered to Banks within ten (10) days following (i) Company's receipt from Agents of written notice of the existence of such Borrowing Base Deficiency or (ii) Company's delivery to Banks of a Borrowing Base Certificate that reflects the existence of a Cash Flow Deficiency upon redetermination of the Borrowing Base set forth in such certificate, whichever is the first to occur. The Borrowing Base Deficiency Certificate shall include all computations and derivations relating to the proposed Base Dedicated Percentage of Net Revenue in reasonable detail, and such certificate shall further state (i) the Borrowing Base then in effect, (ii) the Total Outstandings, (iii) the Borrowing Base Deficiency, and
(iv) the projected Borrowing Base and projected Total Outstandings as of the first anniversary date of the Borrowing Base Deficiency. Regardless of the foregoing provisions of this Section 5.06(a), Majority Banks shall jointly determine at their discretion the Base Dedicated Percentage if Majority Banks, based on all information reasonably available to them, disagree with Company's Borrowing Base Deficiency Certificate as to the Base Dedicated Percentage of Net Revenue to be in effect or if Company fails to provide the Borrowing Base Deficiency Certificate. The effective date of any Borrowing Base Deficiency shall be the effective date of the Borrowing Base to which causes the Borrowing Base Deficiency to exist.

     If a quarterly Scheduled Installment shall become payable on the basis of a Base Dedicated Percentage of Net Revenue pursuant to this Section 5.06(a), then, together with the payment of such Scheduled Installment, Company shall deliver to Agents a certificate, in the form of Exhibit "E" attached hereto, setting forth the revenues, expenses and computation of Net Revenue for the Reference Period to which such Scheduled Installment relates and calculating the amount of the Scheduled Installment due in accordance with this Section 5.06(a).
Company's calculation of Net Revenue and other calculations on the certificate shall be subject to review by Banks, and if Majority Banks determine that any portion of such certificate is materially incorrect, the calculation of Net Revenue and applicable Scheduled Installment shall be subject to adjustment by Majority Banks. In the event such an adjustment results in the underpayment by Company of the amount of Scheduled Installment due, then Company shall pay to Administrative Agent, for the account of Banks, the amount of such underpayment within five (5) Business Days following Company's receipt of notice from Administrative Agent of such underpayment. Further, upon such adjustment all reasonable third party or out-of-pocket costs incurred by Banks in reviewing the certificate and adjusting the Net Revenue and Scheduled Installment shall be borne by Company.

          (b) Supplemental Borrowing Base Deficiency Determination. Within three (3) Business Days prior to the Business Day that is 180 days following the effective date of the Borrowing Base Deficiency, Company shall submit to Banks a certificate (herein called "Supplemental Borrowing Base Deficiency Certificate"), signed by the chief financial officer of Company, which sets forth the projected Borrowing Base Deficiency as of (i) 180 days following the effective date of the Borrowing Base Deficiency and (ii) the anniversary date of the effective date of the Borrowing Base Deficiency, such Borrowing Base Deficiency Certificate to include all compilations and derivations relating to such projections so made by Company. If the Supplemental Borrowing Base Deficiency Certificate (or Majority Banks' projections if Majority Banks should disagree with the Supplemental Borrowing Base Deficiency Certificate or if Company fails to provide such certificate) indicates that the Borrowing Base Deficiency will not be reduced by sixty percent (60%) or more within 180 days following the effective date of the Borrowing Base Deficiency, then the Base Dedicated Percentage shall be automatically adjusted to one hundred percent (100%) of Net Revenue (less (i) accrued interest due on the Notes during the applicable Quarterly Period and (ii) Company's actual overhead and general and administrative expenses (to the extent not already deducted in the determination of Net Revenue) for the applicable Quarterly Period, which overhead and general and administrative expenses shall not be materially greater than the overhead and administrative expenses of Company as reflected in the most recent financial statements of Company delivered to Banks hereunder) for so long as the Borrowing Base Deficiency shall exist.

          (c) Events of Default. Upon the occurrence of a Borrowing Base Deficiency, an Event of Default shall occur if:

              (i) the Borrowing Base Deficiency Certificate provided by Company to Banks (or the determination made by Majority Banks if Majority Banks disagree with Company's Borrowing Base Deficiency Certificate or if the Company fails to provide such certificate) indicates that quarterly Scheduled Installments of one hundred percent (100%) of Net Revenue is not sufficient to cause the projected Borrowing Base to exceed the projected Total Outstandings as of the first anniversary date of the effective date of the Borrowing Base Deficiency unless no later than three (3) Business Days prior to the next ensuing date that a scheduled installment of interest is due on any of the Subordinated Indebtedness following the effective date of the Borrowing Base Deficiency Company makes a principal payment on the Notes in an amount that Agents agree will cause the projected Borrowing Base to exceed the Total Outstandings as of the date that such principal payment is made. The notice from Agents to Company of the existence of a Borrowing Base Deficiency shall state (in addition to the other matters set forth above) the amount of the principal payment required to be made by Company to prevent the occurrence of such Event of Default should the provisions of this subclause (i) be applicable; or

              (ii) the Borrowing Base Deficiency is not reduced by sixty percent (60%) or more within 180 days following the effective date of the Borrowing Base Deficiency unless no later than 180 days following the effective date of the Borrowing Base Deficiency Company makes a principal payment on the Notes in an amount that Agents agree will cause the Borrowing Base Deficiency to be reduced by sixty percent (60%) as of the date that such principal payment is made; or

              (iii) the Supplemental Borrowing Base Deficiency Certificate provided by Company to Banks (or the determination made Majority Banks if Majority Banks disagree with Company's Supplemental Borrowing Base Deficiency Certificate or if Company fails to provide such certificate) indicates that quarterly Scheduled Installments of one hundred percent (100%) of Net Revenue is not sufficient to cause the projected Borrowing Base to exceed the projected Total Outstandings as of the first anniversary date of the effective date of the Borrowing Base Deficiency unless no later than three (3) Business Days prior to the next ensuing date that a scheduled installment of interest is due on any of the Subordinated Indebtedness following 180 days after the effective date of the Borrowing Base Deficiency Company makes a principal payment on the Notes in an amount that Agents agree will cause the projected Borrowing Base to exceed the projected Total Outstandings as of the date that such principal payment is made. In the event the provisions of this subclause
(iii) are applicable, Agents shall provide notice to Company of the amount of principal payment required to be made by Company to prevent the occurrence of an Event of Default under this subclause (iii); or

          (iv) the Borrowing Base does not exceed the Total Outstandings as of the anniversary date of the effective date of the Borrowing Base Deficiency.

     5.07. Reserve Report and Gas Report Matters. Each Reserve Report and Gas Report required to be delivered by Company to Banks pursuant to Sections 5.03 and 5.04 shall utilize in its calculation of the Proved Reserves attributable to the Mineral Properties the economic variables (including, without limitation, the price for oil, gas and other hydrocarbons produced from the Mineral Properties and the projected adjustments of such prices) and economic variables, assumptions, computations and other parameters respecting the projection of the Gas Subsidiaries' Loan Value and the Cash Flow attributable to the operations of the Gas Marketing Subsidiaries agreed to by Company and Agents and approved by Majority Banks, or if Company and Agents cannot agree to or Majority Banks do not approve of such economic variables and Gas Report parameters by the dates specified below, then such economic variables and Gas Report parameters shall be designated by Majority Banks, based upon Majority Banks' determination of the economic variables and parameters then being utilized by Majority Banks to evaluate Proved Reserves attributable to oil and gas properties and gas gathering, processing, and marketing operations for lending transactions similar to the Loan. As to the Reserve Report and Gas Report required under Section 5.03, Company shall provide Agents its proposed economic variables for the Reserve Report and Gas Report parameters on or before February 10 of the year in which such Reserve Report and Gas Report are to be delivered If Agents agree with such proposed economic variables and parameters, Agents shall provide such proposed economic variables and parameters to Banks. If Agents do not agree with such proposed economic variables and parameters, Agents shall consult with Company in an effort to agree to the proposed economic variables and parameters, and upon such agreement, Agents shall provide such proposed economic variables and parameters to Banks (provided, however, if Agents and Company cannot agree to such proposed economic variables and parameters, such proposed economic variables and parameters shall be determined by Majority Banks as set forth herein). If Majority Banks do not provide written notice to Agents disapproving such proposed economic variables and parameters by March 1, such economic variables and parameters shall be utilized in the Reserve Report and Gas Report. If Majority Banks provide written notice to Agents before March 1 disapproving such economic variables and parameters, Company and Majority Banks shall attempt to agree to such economic variables and parameters by March 1, but if Company and Majority Banks cannot agree on such economic variables and parameters, such economic variables and parameters shall be determined by Majority Banks as provided above. As to the Reserve Report and Gas Report required under Section 5.04, Company and Majority Banks shall agree to such economic variables and Gas Report parameters within ten (10) Business Days following the delivery to Company of the notice of the special determination of the Borrowing Base under Section 5.04. In any event, however, if the ultimate price received by Company for the sale of any oil, gas or other hydrocarbons produced from the Mineral Properties is established or determined by or subject to a Hedge Agreement, then the price for such oil, gas or other hydrocarbons for the purpose of computing Cash Flow shall be that price established or determined by the production of oil, gas or other hydrocarbons that is subject to such Hedge Agreement.

                                   ARTICLE 6
                                   ---------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     To induce Banks to make the Loan hereunder, Company represents and warrants to Banks that:

     6.01. Organization and Good Standing. Each Credit Party is a corporation (or in the case of Arkoma Holding, a limited liability company) duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization and has the corporate or limited liability company power and authority required to own its properties and assets, and to transact the business in which it is engaged and that which it proposes to conduct. Each Credit Party is qualified or licensed to do business in those states wherein it owns or leases property or in which the conduct of its business requires it so to qualify.

     6.02. Authorization and Power. Company has the corporate power and requisite authority to execute, deliver and perform this Loan Agreement, the Notes, the Collateral Documents and the other Loan Papers to be executed by Company; Company is duly authorized to, and has taken all corporate action necessary to authorize Company to, execute, deliver and perform this Loan Agreement, the Notes, Collateral Documents and such other Loan Papers and will continue to be duly authorized to perform this Loan Agreement, the Notes and such other Loan Papers. Each of the other Credit Parties has the corporate or limited liability company power and requisite authority to execute, deliver and perform the Guaranty and the other Loan Papers to be executed by such Credit Party. Each of the other Credit Parties is duly authorized to, and has taken all corporate or limited liability company action necessary to authorize such Credit Party to, execute, deliver and perform the Guaranty and such other Loan Papers and will continue to be duly authorized to perform the Guaranty and such other Loan Papers.

     6.03. No Conflicts or Consents. Neither the execution and delivery of this Loan Agreement, the Notes, the Collateral Documents or the other Loan Papers, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or materially conflict with any provision of law, statute or regulation to which any Credit Party is subject or any judgment, license, order or permit applicable to any Credit Party, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to any Credit Party is a party (including the April 1997 Indenture, the October 1997 Indenture and the indenture agreement or agreements evidencing the Additional Sub-Debt) or by which any Credit Party may be bound, or to which any Credit Party may be subject, or violate any provision of the charter, bylaws or other organizational document of any Credit Party. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by any Credit Party of the Loan Papers or to consummate the transactions contemplated hereby or thereby.

     6.04. Enforceable Obligations. This Loan Agreement, the Notes, the Collateral Documents and the other Loan Papers are the legal and binding obligations of Company, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights. The Guaranty and the other Loan Papers executed by the other Credit Parties are the legal and binding obligations of such Credit Party, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

     6.05. No Liens. Except for Permitted Liens, all of the properties and assets of Company and the Subsidiaries are free and clear of all mortgages, liens, encumbrances and other adverse claims of any nature.

     6.06. Financial Condition. Company has delivered to Banks copies of the balance sheet of Company as of December 31, 1999, and the related statements of income and changes in cash flow for the period ended such date, reviewed by Arthur Andersen, L.L.P., independent certified public accountants, and copies of the balance sheets of the Subsidiaries and the related statements of income and changes in cash flow for the period ending December 31, 1999; such financial statements are true and correct, fairly present the financial condition of Company and the Subsidiaries as of such date and have been prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with that of prior periods; as of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of Company and any Subsidiary which are (separately or in the aggregate) material and are not reflected in such financial statements; no changes having a Material Adverse Effect have occurred in the financial condition or business of Company or any Subsidiary since December 31, 1999.

     6.07. Full Disclosure. There is no material fact that Company has not disclosed to Banks which could have a Material Adverse Effect on the properties, business, prospects or condition (financial or otherwise) of Company or any Subsidiary. Neither the financial statements referred in Section 6.06 hereof, nor any certificate or statement delivered herewith or heretofore by Company to Administrative Agent or any Bank in connection with negotiations of this Loan Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading.

     6.08. No Default. No event has occurred and is continuing which constitutes an Event of Default or which, with the lapse of time or giving of notice or both, would constitute an Event of Default.

     6.09. Material Agreements. Neither Company nor any Subsidiary is in default in any material respect under the April 1997 Indenture, the October 1997 Indenture or any agreement or agreements evidencing the Additional Sub-Debt (including any note or security issued thereunder) or any loan agreement, indenture, mortgage, security agreement or other material agreement or obligation to which it is a party or by which any of its properties is bound.

     6.10. No Litigation. There are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to the knowledge of Company threatened, against Company or any Subsidiary that would, if adversely determined, have a Material Adverse Effect.

     6.11. Burdensome Contracts. Neither Company nor any Subsidiary is a party to, or bound by, any contract which is a burdensome contract having a Material Adverse Effect on the business, operations or financial condition of Company or any Subsidiary.

     6.12. Estimated Oil and Gas Reserves. Company has heretofore delivered to Banks copies of all reports requested by Banks (prepared by independent consulting engineers), which have been obtained by Company and concern the estimated Proved Reserves and future net revenues attributable to the Mineral Properties. The statements of fact contained in said reports with respect to the character and ownership of the Mineral Properties (including, without limitation, the respective revenue interest and working interest of Company in the Mineral Properties as stated therein) and the other factual data furnished by Company as a basis for the estimates set forth therein are true and correct in all material respects and do not omit any material fact necessary to make said statements not misleading.

     6.13. Use of Proceeds; Margin Stock. The proceeds of the Loan will be used by Company solely for the purposes specified in the Section 2.01(d) hereof. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U or Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221 and 207), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U or Regulation G, if, as a result of purchasing or carrying any "margin stock", the proceeds of the Loan would be used, directly or indirectly, for a purpose, whether immediate, incidental or ultimate, which violates or which would be inconsistent with Regulation U or Regulation G or would cause the Loan to be a credit regulated or governed by Regulation U or Regulation G. Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither Company, any Subsidiary nor any Person acting on behalf of Company has taken or will take any action which might cause the Notes or any of the other Loan Papers, including this Agreement, to violate Regulations U or Regulation G or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. Neither Company nor any Subsidiary owns "margin stock" except for that described in the financial statements referred to in Section 6.06 hereof.

     6.14. Taxes. All tax returns required to be filed by Company or any Subsidiary in any jurisdiction have been filed, except for such tax returns for which the failure to timely file will not result in a Material Adverse Effect, and all taxes (including mortgage recording taxes), assessments, fees and other governmental charges upon Company or any Subsidiary or upon any of its or their properties, income or franchises have been paid prior to the time that such taxes could give rise to a lien thereon, except for such taxes, for which the failure to timely pay will not result in a Material Adverse Effect. There is no proposed tax assessment against Company or any Subsidiary and there is no basis for such assessment.

     6.15. Principal Office, Etc. The principal office, chief executive office and principal place of business of Company is at 810 Houston Street, Fort Worth, Texas 76102. Company maintains its principal records and books at such address.

     6.16. ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan; (c) neither Company, any member of the Controlled Group, nor any duly-appointed administrator of a Plan (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable or (ii) has instituted or intends to institute proceedings to terminate any Plan under
Section 4041 or 4041A of ERISA or withdraw from any Multi-Employer Pension Plan (as that term is defined in Section 3(37) of ERISA); and (d) each Plan of Company has been maintained and funded in all material respects in accordance with its terms and with all provisions of ERISA applicable thereto.

     6.17. Compliance with Law. Company and the Subsidiaries are in compliance with all laws, rules, regulations, orders and decrees which are applicable to Company or any Subsidiary, or its or their properties for which the failure to comply would have a Material Adverse Effect.

     6.18. Government Regulation. Neither Company nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other law (other than Regulation X) which regulates the incurring by Company or any Subsidiary of indebtedness, including but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

     6.19. Insider. Company is not, and no Person having "control" (as that term is defined in 12 U.S.C. (S)375(b)(5) or in regulations promulgated pursuant thereto) of Company is, an "executive officer", "director", or "person who directly or indirectly or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities" (as those terms are defined in 12 U.S.C. (S)375(b) or in regulations promulgated pursuant thereto) of any Bank, of a bank holding company of which any Bank is a subsidiary, or of any subsidiary of a bank holding company of which any Bank is a subsidiary, or, to the best of Company's knowledge, of any bank at which Bank maintains a correspondent account, or of any bank which maintains a correspondent account with any Bank.

     6.20. No Subsidiaries. Except for Subsidiaries described on Exhibit "F" hereto, Company has not formed or acquired any Subsidiary.

     6.21. Environmental Matters. Company and any properties or assets owned by Company or any Subsidiary or predecessors of Company or any Subsidiary are not in violation of, in any material respect, any Environmental Laws, nor is there existing, pending or, to the best of Company's knowledge, threatened any investigation or inquiry (other than those the outcome of which would not involve substantial fees, penalties, or liability to Company, any Subsidiary, or any predecessors thereto) by any Governmental Authority pursuant to any Environmental Laws, nor is there existing or pending any remedial obligations under any Environmental Laws (other than remedial obligations that may be customary with respect to the operations or business of Company, any Subsidiary or any predecessor thereto, or that do not involve substantial fines, penalties or liability on the part of Company, any Subsidiary or any predecessor thereto), and this representation will continue to be true and correct following disclosure to the applicable Governmental Authorities of all relevant facts, conditions and circumstances, if any, pertaining to all assets of Company, any Subsidiary and predecessors thereto. In the ordinary course of its business, Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of Company and the Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, Company has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect on Company and the Subsidiaries considered as a whole. Company's breach of any representation or warranty set forth in this Section 6.21 shall not automatically cause an Event of Default under Section 10.01(b) hereof. Instead, upon becoming aware that Company has breached any representation or warranty set forth in this Section 6.21, Agents or Majority Banks may cause to be made a special determination of the Borrowing Base according to Section 5.04 hereof, in which case that portion of the Mineral Properties as to which the representation and warranties of this Section 6.21 have been breached shall be excluded from the Mineral Properties evaluated for the special determination of the Borrowing Base; provided, however, an Event of Default shall occur if, upon redetermination of the Borrowing Base, the Borrowing Base as so redetermined has been reduced by more than 25% from the Borrowing Base in effect immediately prior to such redetermination.

     6.22. Title to Properties. Subject only to the Permitted Liens: (a) each of Company and Arkoma Holding has good and defensible title to the Mineral Properties and has marketable title to all of its other assets and properties;
(b) the Gas Marketing Subsidiaries have good and defensible title to all real property owned by such Subsidiaries and has marketable title to all of their other assets and properties, (c) all material oil, gas and mineral leases which constitute a portion of the Mineral Properties are in full force and effect, and
(d) Company has not defaulted on any of its obligations thereunder so as to materially impair the value of such leases in the aggregate. Company's breach of any representation or warranty set forth in this Section 6.22 shall not automatically cause an Event of Default under Section 10.01(b) hereof. Instead, upon becoming aware that Company has breached any representation or warranty set forth in this

Section 6.22, Majority Banks may cause to be made a special determination of the Borrowing Base according to Section 5.04 hereof, in which case that portion of the Mineral Properties as to which the representation and warranties of this
Section 6.22 have been breached shall be excluded from the Mineral Properties evaluated for the special determination of the Borrowing Base; provided, however, an Event of Default shall occur if, upon redetermination of the Borrowing Base, the Borrowing Base as so redetermined has been reduced by more than 25% from the Borrowing Base in effect immediately prior to such redetermination.

     6.23. Gas Marketing Subsidiaries' Obligations. With respect to the contractual obligations of the Gas Marketing Subsidiaries, in all material respects: (i) all are in full force and effect and are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their respective terms; (ii) no Gas Marketing Subsidiary is in breach or default with respect to any of its material obligations; (iii) all material payments due thereunder have been made; (iv) no other party to any document, agreement or contract evidencing such obligations (or any successor in interest thereto) is in breach or default with respect to any of their material obligations thereunder; and (v) neither any Gas Marketing Subsidiary nor any other party to any document agreement or contract evidencing such obligations has given or threatened to give notice of any action to terminate, cancel, rescind or procure a juridical reformation of any document agreement or contract evidencing such obligations or any provision thereof.

     6.24. Formation of Additional Royalty Trusts. If Company forms an Additional Royalty Trust, then until Company makes a public offering of units of such Additional Royalty Trust, Sections 6.05, 6.07, 6.09, 6.10, 6.11, 6.14, 6.17, 6.18, 6.21 and 6.22 shall be deemed amended to include conforming representations concerning such Additional Royalty Trust according to the context of the representations in such sections.

     6.25. Personal Property Leases. Exhibit "G" attached hereto is a true and correct list and general description of all compressor leases, equipment leases, aircraft leases and other personal property leases (other than the Lease Agreements) which are in effect as of the Closing Date and to which Company or any Subsidiary is a party lessee, excluding, however, equipment rental agreements having a remaining term of not greater than one (1) year.

     6.26. Representations and Warranties. Each Request for Borrowing shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Company that no Event of Default exists and that all representations and warranties contained in this Article 6 or in any other Loan Paper are true and correct at and as of the date the Borrowing is to be made.

     6.27. Survival of Representations, Etc. All representations and warranties by Company herein shall survive delivery of the Notes and the making of the Loan, and any investigation at any time made by or on behalf of Banks shall not diminish Banks' right to rely thereon.

                                   ARTICLE 7
                                   ---------

                             CONDITIONS PRECEDENT
                             --------------------

     7.01. Commitment. The obligation of each Bank to make its Advances under its Commitment is subject to the condition precedent that, on or before the Closing Date, Administrative Agent shall have received for each Bank the following, each dated as of the date of such Advance, in form and substance satisfactory to Administrative Agent and such Bank:

          (a) Notes. A duly executed Note of each Bank, in the form of Exhibit "A" attached hereto with appropriate insertions.

          (b) Guaranties. The unconditional Guaranties of the Loan executed by Arkoma Holding, CT Operating, CT Trading and each of the Gas Marketing Subsidiaries.

          (c) Opinion of Company's Counsel. An opinion of Kelly, Hart & Hallman, P.C., counsel for Company, Arkoma Holding, CT Operating, CT Trading and the Gas Marketing Subsidiaries, as to such matters as Agents may request.

          (d) Officers' Certificate. A certificate signed by a duly authorized officer of Company stating that (to the best knowledge and belief of such officer, after reasonable and due investigation and review of matters pertinent to the subject matter of such certificate): (i) all of the representations and warranties contained in Article 6 hereof, and the other Loan Papers are true and correct as of the Closing Date; and (ii) no event has occurred and is continuing which constitutes an Event of Default or which, with the lapse of time or the giving of notice or both, would constitute an Event of Default.

          (e) Corporate General Certificates. Corporate General Certificates for each Credit Party, each in the form attached hereto as Exhibit "H" with the appropriate blanks completed and exhibits attached, each dated as of the Closing Date.

          (f) Collateral Documents. The Collateral Documents, duly executed by Company and Arkoma Holding (as applicable).

          (g) Merger Documents. A true, correct and complete copy of the fully executed merger certificates and other corporate and limited liability company documents evidencing the merger of Spring Resources, Inc. and Spring Holding Company into Company and the merger of Whitewine Holding Company, Summer Acquisition Company and Arkoma Holding Corporation into Arkoma Holding.

          (h) Other Legal Opinions. The legal opinions and title opinions required under Sections 3.05 and 8.21.

          (i) Lien Searches. Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where the Mortgaged Properties are located, and such search shall reveal no Liens on such Mortgaged Properties except for Permitted Liens.

          (j) Letters-in Lieu.  The Letters-in-Lieu.

          (k) Payment of Indebtedness. On the Closing Date, the Indebtedness due under each of the Spring Credit Agreement, the Summer Credit Agreement and the Term Loan Agreement shall have been paid in full, and all Liens securing payment of such Indebtedness shall have been transferred to Administrative Agent.

          (l) Environmental Certificate. A certificate signed by a duly authorized officer of Company, stating that Company has reviewed the effect of Environmental Laws on the Mineral Properties and the properties of the Gas Marketing Subsidiaries, and associated liabilities and costs, and on the basis of such review, Company is not, in any material respect, in violation of any Environmental Laws, and the Company reasonably believes that Environmental Laws then in effect are unlikely to have a Material Adverse Effect on Company or its Subsidiaries considered as a whole.

          (m) Financial Statements. Current financial statements and information of Company and its Subsidiaries in form and substance satisfactory to Banks, accompanied by a certificate executed by the chief financial officer of Company, certifying that the attached financial statements are true and correct in all material respects.

          (n) Subsidiaries.  A schedule of all Subsidiaries of Company.

          (o) Insurance. Certificates of insurance or other evidence satisfactory to Banks that Company maintains the insurance covering required by
Section 8.13 hereof.

          (p) Fees. Company shall have paid to Administrative Agent for distribution to Banks the fees required to be paid by Company as disclosed to Banks at the meeting of Company and Banks held in Fort Worth, Texas on April 11, 2000, and such other and additional fees that Company has agreed to pay to Agents and Book Managers on the Closing Date.

          (q) Additional Information. Such other information and documents as may reasonably be required by Administrative Agent, either Agent, Banks or their counsel.

   7.02. All Advances. The obligation of each Bank to make any Advance under this Loan Agreement (including the initial Advance) shall be subject to the following conditions precedent:

          (a) No Defaults or Borrowing Base Deficiency. As of the date of the making of such Advance or conversion, (i) there exists no Event of Default or event which with notice or lapse of time or both would constitute an Event of Default and/or (ii) there exists no Borrowing Base Deficiency.

          (b) Compliance with Loan Agreement. Company shall have performed and complied with all agreements and conditions contained herein which are required to be performed or complied with by Company before or at the date of such Advance or conversion.

          (c) No Material Adverse Change. As of the date of making such Advance or conversion, no material adverse change has occurred in the business or financial condition of Company or any of the Subsidiaries.

          (d) Borrowing Base Availability. The making of such Advance shall not cause the Total Outstandings to exceed the Borrowing Base then in effect.

          (e) Request for Borrowing. In the case of any Borrowing, Administrative Agent shall have received from Company a Request for Borrowing in the form of either Exhibit "B" or "C" attached hereto, dated as of the date of such Borrowing and signed by an authorized officer of Company, all of the statements of which shall be true and correct, certifying that, as of the date thereof, (i) all of the representations and warranties of Company contained in this Loan Agreement and each of the Loan Papers executed by Company are true and correct, except that, if the Borrowing represents a rollover or conversion of a prior Borrowing but does not constitute an Advance for new money, Company shall not be required to warrant or represent that no Material Adverse Effect has occurred in the financial condition or business of Company or a Subsidiary as provided in Section 6.06, (ii) no event has occurred and is continuing, or would result from the Borrowing, which constitutes an Event of Default or which, with the lapse of time or giving of notice or both, would constitute an Event of Default, and (iii) such other facts as any Bank may reasonably request.

          (f) Representations and Warranties. The representations and warranties contained in Article 6 hereof shall be true in all respects on the date of making of such Advance or conversion, with the same force and effect as though made on and as of that date.

          (g) Bankruptcy Proceedings. No proceeding or case under the United States Bankruptcy Code shall have been commenced by or against Company or any of its Affiliates.

                                   ARTICLE 8
                                   ---------

                             AFFIRMATIVE COVENANTS
                             ---------------------

   So long as Banks have any commitment to make Advances hereunder, and until payment in full of the Notes and the performance of the Obligation, Company agrees that (unless Majority Banks shall otherwise consent in writing):

   8.01. Financial Statements, Reports and Documents. Company shall deliver to Banks each of the following:

          (a) Quarterly Statements. As soon as available, and in any event within sixty (60) days after the end of each Quarterly Period (except the last) copies of the consolidated and consolidating balance sheet of Company and the Subsidiaries (exclusive of WTW and CT Operating) as of the end of such Quarterly Period, and statements of income and retained earnings and changes in cash flow of Company and the Subsidiaries (exclusive of WTW and CT Operating) for that Quarterly Period and for the portion of the Fiscal Year ending with such period, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail, and certified by the chief financial officer of Company as being true and correct and as having been prepared in accordance with Generally Accepted Accounting Principles, subject to year-end audit and adjustments;

          (b) Annual Statements. As soon as available and in any event within 105 days after the close of each fiscal year of Company, copies of the consolidated and consolidating balance sheet of Company and the Subsidiaries (exclusive of WTW and CT Operating) as of the close of such fiscal year and statements of income and retained earnings and changes in cash flow of Company and Subsidiaries (exclusive of WTW and CT Operating) for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified) of a firm of independent public accountants of recognized national standing selected by Company and satisfactory to Majority Banks, to the effect that such financial statements have been prepared in accordance with Generally Accepted Accounting Principles consistently maintained and applied (except for changes in which such accountants concur) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

          (c) Reserve Reports. Each Reserve Report required to be delivered by Company to Banks pursuant to Sections 5.03 and 5.04, and within the time period prescribed in Section 5.07 for the delivery of each such Reserve Report, prepared by the petroleum engineering firm of Miller and Lents or such other firm of independent petroleum engineers approved by Majority Banks, evaluating the Mineral Properties and prepared in accordance with the customary standards and procedures of the petroleum industry;

          (d) Gas Reports. Each Gas Report required to be delivered by Company to Banks pursuant to Sections 5.03 and 5.04, and within the time period prescribed in Section 5.07 for the delivery of each such Gas Report;

          (e) Audit Reports. Promptly upon receipt thereof, one copy of each written report submitted to Company by independent accountants in any annual, quarterly or special audit made, it being understood and agreed that all audit reports which are furnished to Banks pursuant to this Article shall be treated as confidential, but nothing herein contained shall limit or impair Banks right to disclose such reports to any appropriate Governmental Authority or any Person as permitted under Section 13.19 hereof or to use such information to the extent pertinent to an evaluation of the Obligation or to enforce compliance with the terms and conditions of this Loan Agreement, or to take any lawful action which Banks deem necessary to protect their interests under this Loan Agreement;

          (f) SEC and Other Reports. Promptly upon their becoming available, one copy of each press release, financial statement, report, notice or proxy statement sent by Company to its shareholders or partners generally and of each regular or periodic report, registration statement or prospectus filed by Company with any securities exchange or the

Securities and Exchange Commission or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which Company is a party;

          (g) Schedule of Subsidiaries. Within ninety 105 days after the end of each fiscal year, a schedule of all Subsidiaries of Company.

          (h) Quarterly Hedging Reports. Upon the delivery of the Reserve Report required to be delivered by Company to Banks pursuant to Section 5.03 and within sixty (60) days after the end of each Quarterly Period (except the last Quarterly Period of each fiscal year), a statement prepared by Company and certified as being true and correct by the chief financial officer of Company, setting forth in reasonable detail all Hedge Agreements to which any production of oil, gas or other hydrocarbons from the Mineral Properties is then subject, together with a statement of Company's position with respect to each such Hedge Agreement, provided, however, if the price of any of the oil, gas or other hydrocarbons produced from the Mineral Properties is subject to a Hedge Agreement, then Company shall promptly notify Banks if such Hedge Agreement is terminated, modified, amended or altered prior to the end of its contractual term, or if there is an amendment, adjustment or modification of the price of any of the oil, gas or other hydrocarbons produced from the Mineral Properties that is subject to or established by a Hedge Agreement.

          (i) Dividend Certificate. Upon delivery of the financial statements to be delivered by Company pursuant to Sections 8.01(a) and (b), a certificate executed by the chief financial officer or chief executive officer of Company setting forth Company's net cash flow from operations (as that term is used in Section 9.03 of this Agreement) for each of the preceding four-quarter periods and the amount of Dividends paid by Company and the amount expended by Company to repurchase any of its shares of stock during such four-quarter periods.

          (j) Trustee/Holder Notices. Promptly upon the receipt thereof, a copy of each written notice, request or statement given or furnished by the Trustee or any holder of any of the Subordinated Indebtedness which alleges or asserts that an event of default has occurred under the terms of the April 1997 Indenture, the October 1997 Indenture or the indenture agreement or agreements evidencing any of the Additional Sub-Debt or with the lapse of time or giving of notice, or both, an event of default would exist under the terms of the April 1997 Indenture, the October 1997 Indenture or the indenture agreement or agreements evidencing the Additional Sub-Debt or which evidences or indicates that Trustee or any holder of any of the Subordinated Indebtedness intends to accelerate the maturity of any of the Subordinated Indebtedness or exercise any remedies to enforce payment of or collection of any of the Subordinated Indebtedness.

          (k) Compliance Certificate. Upon delivery of the financial statements to be delivered by Company pursuant to Sections 8.01(a) and (b), a certificate executed by the chief financial officer or chief executive officer of Company, stating that a review of the activities of Company during such fiscal quarter has been made under his supervision and that Company has observed, performed and fulfilled each and every obligation and covenant contained herein and is not in default under any of the same or, if any such default shall have occurred, specifying the nature and status thereof, and such certificate shall include all computations required to show, in sufficient detail, the components of Company's Consolidated Current Assets and Consolidated Current Liabilities for the purpose of establishing Company's compliance with the current ratio as set forth in Section 9.09 hereof; and

          (l) Additional Royalty Trusts. Upon formation of each Additional Royalty Trust, all information concerning the transactions pursuant to which such Additional Royalty Trust is formed, including the trust indenture therefor and the assignments and conveyances of Mineral Properties from Company (and, if applicable, Arkoma Holding) to such Additional Royalty Trust.

          (m) Financial Information Concerning Hugoton Royalty Trust and Each Additional Royalty Trust. (i) as soon as available, and in any event within sixty (60) days after the end of each Quarterly Period (except the last), Company shall provide to Banks copies of all financial statements of the Hugoton Royalty Trust and each Additional Royalty Trust for that Quarterly Period and for the portion of the Fiscal Year ending with such period, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail, and certified by the chief financial officer of Company as, to the best of his knowledge, being true and correct and as having been prepared in accordance with Generally Accepted Accounting Principles as they may apply to royalty trusts in general, subject to year-end audit and adjustments, and (ii) as soon as available and in any event within 105 days after the close of each fiscal year of the Hugoton Royalty Trust and each Additional Royalty Trust, Company shall provide Banks copies of all financial statements of the Hugoton Royalty Trust and each Additional Royalty Trust for such fiscal year setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified) of a firm of independent public accountants of recognized national standing selected by Company and satisfactory to Majority Banks, to the effect that such financial statements have been prepared in accordance with Generally Accepted Accounting Principles as they may apply to royalty trusts in general consistently maintained and applied (except for changes in which such accountants concur) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances to conventionally audit a royalty trust.

          (n) Additional Sub-Debt. Promptly upon receipt thereof, Company shall provide Banks with a true and correct copy of the indenture agreement or the supplements, amendments and/or modifications to the April 1997 Indenture or the October 1997 Indenture, as the case may be, for or respecting any Additional Sub-Debt that is incurred by Company.

          (o) Other Information. All information concerning the April 1997 Indenture, the October 1997 Indenture, the indenture agreement or agreements evidencing the Additional Sub-Debt, the Subordinated Indebtedness and such other information concerning the business, properties or financial condition of Company, any Subsidiary, the Hugoton Royalty Trust, and each Additional Royalty Trust as Administrative Agent or any Bank shall reasonably request.

          8.02. Payment of Taxes and Other Indebtedness. Company will, and will cause each of the Subsidiaries to, pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (ii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might become a Lien upon any of its property and (iii) all of its other Indebtedness, except as prohibited hereunder; provided, however, that Company and each of the Subsidiaries shall not be required to pay any such tax, assessment, charge, levy or claims for labor, materials and supplies if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and appropriate accruals and reserves therefor have been established in accordance with Generally Accepted Accounting Principles.

          8.03. Maintenance of Existence and Rights; Conduct of Business. Except to the extent permitted according to Section 9.10 hereof, Company will, and will cause each of its Subsidiaries to, preserve and maintain its corporate or limited liability existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and orders of any Governmental Authority.

          8.04. Notice of Default. Company will furnish to Banks, immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default or which, with the lapse of time or giving of notice, or both, would become an Event of Default, a written notice specifying the nature and period of existence thereof and the action which Company is taking or proposes to take with respect thereto.

          8.05. Other Notices. Company will, and will cause each of the Subsidiaries to, promptly notify Banks of (a) any material adverse change in its financial condition or its business which is unique to Company specifically, but not the oil and gas industry generally (unless such change, though not unique to Company or any Subsidiary, has a Material Adverse Effect on Company), (b) any default under the April 1997 Indenture, the October 1997 Indenture , and indenture agreement evidencing any portion of the Additional Sub-Debt or any other material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any of the Subordinated Indebtedness or any other Indebtedness owing by Company or any Subsidiary in an amount in excess of $100,000, (c) any material adverse claim against or affecting Company or any Subsidiary or any of its or their properties in an amount in excess of $500,000, and (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting Company or any Subsidiary which, if determined in a manner contrary or adverse to any of such Persons, would have a Material Adverse Effect on any of such Persons.

          8.06. Compliance with Loan Papers. Company will promptly comply with any and all covenants and provisions of this Loan Agreement, the Notes and all other of the Loan Papers. Each Gas Marketing Subsidiary will promptly comply with any and all covenants and provisions of the Guaranty and all other Loan Papers executed by such Gas Marketing Subsidiary.

          8.07. Compliance with Material Agreements. Company will, and will cause each Subsidiary to, comply in all material respects with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business (inclusive of the April 1997 Indenture, the October 1997 Indenture and each indenture agreement evidencing any portion of the Additional Sub-Debt and any note or security issued thereunder).

          8.08. Operations and Properties. Company will, and will cause each Subsidiary to, act prudently and in accordance with customary industry standards in managing or operating its assets, properties, business and investments; Company will and will cause each Subsidiary to, keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business; provided Company shall never be deemed obligated to rework, recomplete, redrill or otherwise maintain any well or production facility when, in Company's judgment, it would be imprudent or uneconomic to do so.

          8.09. Books and Records; Access. Company will, upon request by any Agent, give any representative of each Bank access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Company and relating to its affairs, and to inspect any of the properties of Company or any Subsidiary. Company will, and will cause each Subsidiary to, maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

          8.10. Compliance with Law. Company will, and will cause each Subsidiary to, comply with all applicable laws, rules, regulations, including, without limitation, Environmental Laws, and all orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, a breach of which could have a Material Adverse Effect on Company or any Subsidiary.

          8.11. Leases. Company will, to the extent failure to do any of the matters set forth below would have a Material Adverse Effect: pay and discharge promptly, or cause to be paid and discharged promptly, all rentals, delay rentals, royalties, overriding royalties, payments out of production and other indebtedness or obligations accruing under, and perform or cause to be performed each and every act, matter or thing required by each and all of, the oil and gas leases and all other agreements and contracts constituting or affecting the Mineral Properties, and do all other things necessary to keep unimpaired its rights thereunder and prevent any forfeiture thereof or default thereunder, and operate or cause to be operated such properties in a diligent, careful and efficient manner and in compliance with all applicable proration and conservation laws and all applicable rules and regulations of every Governmental Authority, whether state, federal, municipal or other jurisdiction, from time to time constituted to regulate the development and operations of oil and gas properties and the production and sale of oil, gas and other hydrocarbons therefrom.

          8.12. Development and Maintenance. Company will maintain (or cause to be maintained) the oil and gas leases, wells, units and acreage to which the Mineral Properties pertain in a prudent manner consistent with good oilfield practices.

          8.13. Insurance. Company will, and will cause each Subsidiary to, maintain workmen's compensation insurance (but only to the extent any of such Persons has any employees), liability insurance and insurance on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar business. In case of any fire, accident or other casualty causing loss or damage to any properties of Company or any Subsidiary, the proceeds of any such insurance policies that are not utilized by Company to repair or replace damaged or destroyed properties or assets which in the aggregate exceed $1,000,000 in any calendar year shall be paid to Administrative Agent, for the account of Banks, and applied as a mandatory prepayment on the Loan, as the case may be, and, if such loss or damage relates to any Mineral Property, the Borrowing Base shall be reduced by an amount that Company certifies to Banks is the Borrowing Base value last assigned to such property according to the most recent Reserve Report, Gas Report and Borrowing Base Certificate delivered to Banks; provided, however, that Majority Banks shall determine such assigned value if Majority Banks disapprove of the proposed value assigned to such properties by Company.

          8.14. Authorization and Approvals. Company will, and will cause each Subsidiary to, promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Loan Papers.

          8.15. Experienced Management. Company will, and will cause each Subsidiary to, at all times hire and retain management and supervisory personnel adequate for the proper management, supervision and conduct of its properties, business and operation.

          8.16. ERISA Compliance. Company shall (a) at all times, make prompt payment of all contributions required under all Plans and required to meet the minimum funding standard set forth in ERISA with respect to its Plans; (b) notify Administrative Agent immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Administrative Agent, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and (c) furnish to Administrative Agent, upon its request, such additional information concerning any of its Plans as may be reasonably requested.

          8.17. Further Assurances. Company will, and will cause each Subsidiary to, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, additional agreements, undertakings, or other assurances, and take any and all such other action, as Majority Banks may, from time to time, deem reasonably necessary or proper in connection with the Loan Agreement or any of the other Loan Papers, or the obligations of Company hereunder or thereunder.

          8.18. Environmental. Company will provide to Agents copies of all notices received from or required to be made to (when sent) any Governmental Authority (other than notices routinely received or submitted in the ordinary course of business) relating to the release or threatened release of Hazardous Substances by Company or any Subsidiary in connection with any of the assets or properties of Company or the Subsidiaries that is reportable under CERCLA or any other Environmental Law now or hereafter in effect (other than those reportable releases that do not and will not involve substantial fines, penalties on part of Company, any Subsidiary or any predecessors thereto). COMPANY AGREES TO INDEMNIFY AND HOLD BANKS HARMLESS, FROM AND AGAINST ANY AND ALL FINES, PENALTIES, CLEANUP COSTS AND ASSESSMENTS LEVIED BY ANY GOVERNMENTAL AUTHORITY, TOGETHER WITH ALL CLAIMS, LIABILITIES, CAUSES OF ACTION, DAMAGES, COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND COURT COSTS BUT EXCLUDING CLAIMS, LIABILITIES, ETC. ARISING OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY BANK), NOW EXISTING OR HEREAFTER ARISING, ASSERTED AGAINST OR INCURRED BY BANKS ARISING OUT OF OR IN CONNECTION WITH THE PRESENCE, STORAGE, DISCHARGE, USE, DISPOSAL, TRANSPORTATION OR REMEDIATION OF ANY HAZARDOUS SUBSTANCES (AS DEFINED IN CERCLA) ON OR ABOUT ANY OF THE ASSETS OR PROPERTIES OF COMPANY AND THE SUBSIDIARIES IN VIOLATION OF ANY ENVIRONMENTAL LAWS AFFECTING ANY OF THE ASSETS OR PROPERTIES OF COMPANY OR THE SUBSIDIARIES. THIS INDEMNITY SHALL SURVIVE THE PAYMENT IN FULL OF THE OBLIGATION. Prior to acquiring any property or asset (including the purchase of any assets permitted under Section
9.13 hereof), Company shall review the effect of Environmental Laws on the property or asset to be acquired, and based upon such review, Company shall not acquire such property or asset if Company would become liable for any then existing breach or violation, in any material respect, of any Environmental Laws affecting such property or asset.

          8.19 Maintenance and Granting of Liens, Mortgages and Security Interests. Company will, and will cause Arkoma Holding to, execute and deliver to Administrative Agent for the benefit of the Bank, all mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements, documents and instruments, and do such other things as are required by Article 3 or Section 8.20, or as Administrative Agent shall reasonable request in order to maintain (subject, in the case of the Collateral Documents, only to Permitted Liens) as valid, enforceable, perfected and first priority Liens, all Liens granted to Administrative Agent for the benefit of Banks pursuant to the Collateral Documents.

          8.20. Mortgaged Properties. The Borrowing Base value that is allocated to the Mortgaged Properties shall at all times equal at least seventy-five percent (75%) of the Commitment then in effect. Upon each redetermination of the Borrowing Base under Sections 5.03, 5.04 and 5.05 hereof and upon each permitted sale of Mineral Properties, HGT Units and/or ART Units under Section
9.07 hereof for which a Borrowing Base reduction is not required, Company shall certify to Banks (in the Borrowing Base Certificate or other certificate or notice, as applicable) the percentage that the Borrowing Base value that is allocated to the Mortgaged Properties bears to the Commitment to be in effect according to Company's Borrowing Base Certificate or other certificate or notice (as applicable). If Company determines (and as reflected in Company's Borrowing Base Certificate or other certificate or notice) that the Borrowing Base value that is allocated to the Mortgaged Properties is less than seventy-five percent (75%) of the Commitment, then within thirty (30) days after the date of such notice, Company shall (or shall cause Arkoma Holding to) execute and deliver to Administrative Agent (for the benefit of Banks) Collateral Documents in form satisfactory to Agents that cover such unencumbered Mineral

Properties (upon which, such Mineral Properties shall be deemed to be Mortgaged Properties) that will cause the Borrowing Base value that is allocated to the Mortgaged Properties to equal at least seventy-five percent (75%) of the Commitment.

          8.21 Title Opinions. Prior to the Closing Date, Company shall endeavor in good faith to provide Administrative Agent with title opinions addressed to Agents covering approximately fifteen percent (15%) of the Borrowing Base value of all Mineral Properties included in the initial Borrowing Base and reflecting that Company or Arkoma Holding (as applicable) has good and defensible title (subject to Permitted Liens) to such Mineral Properties, and within 90 days following the Closing Date, Company shall provide Administrative Agent with title opinions addressed to Agents covering such additional Mineral Properties which, together with the title opinions delivered at and prior to the Closing Date, will cover at least fifty percent (50%) of the Borrowing Base value of all Mineral Properties included in the initial Borrowing Base, and reflecting that Company or Arkoma Holding (as applicable) has good and defensible title (subject to Permitted Liens) to such Mineral Properties. In addition, with each certificate to be provided by Company according to Section 8.20, Company shall also certify to Banks the percentage that the Borrowing Base value that is allocated to the Mineral Properties covered by the title opinions delivered under this Section 8.21 (that have not been sold or transferred by Company according to Section 9.07) bears to the Commitment to be in effect according to Company's Borrowing Base Certificate or other certificate or notice (as applicable). If Company determines (and as reflected in Company's Borrowing Base Certificate or other certificate or notice) that the Borrowing Base value that is allocated to the Mineral Properties covered by the title opinions delivered under this Section 8.21 (that have not been sold or transferred by Company according to Section 9.07) is less than fifty percent (50%) of the Commitment, then within sixty (60) days after the date of such notice, Company shall provide Administrative Agent with title opinions addressed to Agents covering such additional Mineral Properties which, together with the title opinions previously delivered under this Section 8.21, will have a Borrowing Base value that is equal to at least fifty percent (50%) of the Commitment.

          8.22. Additional Subsidiaries. If Company should subsequently form an additional Subsidiary, Company shall cause each such additional Subsidiary to unconditionally guarantee the Loan pursuant to a form of guaranty agreement substantially in the form of the guaranty agreement of the Loan executed by Arkoma Holding, CT Operating, CT Trading and the Gas Marketing Subsidiaries at the Closing Date and Company shall grant to Administrative Agent (for the benefit of Banks) a first priority security interest and Lien (other than Permitted Liens) in all of the issued and outstanding Capital Stock of such additional Subsidiary pursuant to a form of pledge agreement in form similar to the pledge agreement executed in connection with Section 3.01(b) hereof, such pledge to include the delivery to Administrative Agent (for the benefit of Banks) the certificates representing the shares of Capital Stock of such additional Subsidiary, together with an undated stock power for each such certificate executed in blank by Company, such guaranty agreement and pledge agreement to be delivered to Administrative Agent within 30 days following Agents' written notice requesting such guaranty agreement.

          8.23. Formation of Additional Royalty Trusts. If Company forms an Additional Royalty Trust, then until Company makes a public offering of the units of such Additional Royalty Trust, Sections 8.02, 8.03, 8.05, 8.07, 8.08, 8.09, 8.10, 8.14, 8.17, 8.18, 8.19 and 8.20
shall be deemed amended to include conforming affirmative covenants concerning such Additional Royalty Trust according to the context of the affirmative covenants in such sections, and Company shall cause such Additional Royalty Trust to comply with such covenants as amended to include such Additional Royalty Trust.

     8.24 Proceeds from Public Offerings, Sales of Mineral Properties, HGT Units and ART Units, and Additional Sub-Debt. If Company makes a public offering of any of its Capital Stock, sells any of its Mineral Properties as permitted under Section 9.07, sells (by public offering or otherwise) any of its HGT Units and/or ART Units as permitted under Section 9.07, or incurs any Additional Sub-Debt, the net proceeds derived from such public offerings, sales of Mineral Properties, HGT Units and ART Units and incurrence of Additional Sub-Debt shall be utilized and applied by Company in the following manner:

     (a) first, all of such proceeds shall be applied as a mandatory prepayment of the Notes if, at the time such proceeds are received, (i) an Event of Default exists hereunder or, with the lapse of time or the giving of notice or both, an Event of Default would exist hereunder or (ii) a Borrowing Base Deficiency exists hereunder;

     (b) second, if subpart (a) above is inapplicable, such portion of such proceeds shall be applied as a mandatory prepayment of the Notes in such amount that will cause the then Total Outstandings to not exceed the Borrowing Base then in effect after giving effect to any applicable redetermination of the Borrowing Base under Section 5.05(a), (b) or (d) (as applicable);

     (c) third, if subpart (a) above is inapplicable and after satisfying subpart (b) above if applicable, Company may use such proceeds in its discretion to acquire additional Mineral Properties; provided, however that such additional Mineral Properties shall be acquired within sixty (60) days following Company's receipt of such proceeds, unless a longer period is permitted under Section 5.05(c) in connection with a tax-free exchange; and

     (d) if subpart (a) above is not applicable, after satisfying subpart (b) above if applicable and to the extent not used according to subpart (c), any remaining proceeds that Company is not otherwise permitted to retain according to Section 9.07 shall be applied as a mandatory prepayment of the Notes.

                                   ARTICLE 9
                                   ---------

                               NEGATIVE COVENANTS
                               ------------------

     So long as Banks have any commitment to make Advances hereunder, and until payment in full of the Notes and the performance of the Obligation, Company agrees that (unless Majority Banks shall otherwise consent in writing):

          9.01. Limitation on Indebtedness. Company will not, and will not permit any Subsidiary to, incur, create, contract, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, liable in respect of, any Indebtedness, except (i) Indebtedness arising out of this Loan Agreement, (ii) the Subordinated Indebtedness; provided that (a) the Subordinated Indebtedness incurred in connection with the Additional Sub-Debt shall not exceed $350,000,000, (b) the interest rate payable on the Subordinated Indebtedness incurred in connection with the Additional Sub-Debt shall not exceed eleven and one-half percent (11 1/2%) per annum, and (c) the maturity date of the Subordinated Indebtedness incurred in connection with the Additional Sub-Debt shall not be sooner than the Maturity Date, (iii) Indebtedness, excluding Permitted Margin Debt, secured by the Permitted Liens, (iv) Permitted Margin Debt, (v) current liabilities for taxes and assessments incurred in the ordinary course of business and other liabilities incurred in the ordinary course of business which are currently being contested in good faith and adequate reserves therefor are being maintained according to Generally Accepted Accounting Principles, (vi) current amounts payable or accrued of other claims (other than for borrowed funds or purchase money obligations) incurred in the ordinary course of business provided that all such liabilities, accounts and claims shall be promptly paid and discharged when due or in conformity with customary trade terms, unless such liabilities are currently being contested in good faith and adequate reserves therefor are being maintained according to Generally Accepted Accounting Principles, (vii) Indebtedness of Company and the Subsidiaries not otherwise included in the preceding subclauses of this Section
9.01 that is reflected in the audited consolidated financial statement of Company and the Subsidiaries as of December 31, 1999, (viii) Indebtedness evidenced by the Construction Loan, (ix) Indebtedness under any Hedge Agreements that are permitted according to Section 9.18 hereof, (x) Indebtedness evidenced by any Interest Swap Agreement, provided such agreement is entered into for business purposes respecting any then existing Indebtedness of Company, (xi) Indebtedness evidenced by unsecured and undrawn letters of credit issued for the benefit of Company and its Subsidiaries not to exceed an aggregate face amount of $5,000,000 at any one time outstanding, (xii) such other Indebtedness of Company and the Subsidiaries (in the aggregate) not exceeding $15,000,000 at any one time outstanding, exclusive of any Indebtedness between Company and the Subsidiaries, and (xiii) Indebtedness of any Subsidiary to Company, Indebtedness of any Subsidiary to another Subsidiary, and Indebtedness of Company to any Subsidiary.

          9.02. Negative Pledge. Company will not, and will not permit any Subsidiary to, create or suffer to exist any mortgage, pledge, security interest, conditional sale or other title retention agreement, charge, encumbrance or other Lien (whether such interest is based on common law, statute, other law or contract) upon any of its property or assets, now owned or hereafter acquired, except for Permitted Liens.

          9.03. Dividends and Distributions. Company shall be permitted to pay Dividends and repurchase its shares of Capital Stock, provided, however, that the aggregate amount of the Dividends so paid by Company or shares of its Capital Stock repurchased by Company during any four consecutive calendar quarterly periods shall not exceed twenty-five percent (25%) of Company's net cash flow from operations during such four quarterly periods (as of the Closing Date, the Dividends paid by Company and repurchases of its Capital Stock for the calendar year 2000 shall be deemed to be zero ($0.00)); provided, further, however, that without the prior consent of Majority Banks Company shall pay no Dividends nor shall Company repurchase any of its Capital Stock otherwise permitted above if (i) an Event of Default exists hereunder, (ii) payment of such permitted Dividends or repurchases of its Capital Stock would cause an Event of Default hereunder, or (iii) a Borrowing Base Deficiency exists hereunder. For the purposes of this Section 9.03, the term "net cash flow from operations" shall mean Company's net income for the four quarterly periods under review as established by the financial reports delivered by Company to Banks according to Sections 8.01(a) and 8.01(b) hereof for such quarterly periods, plus depreciation, depletion and other non-cash charges reflected in such financial information.

          9.04. Limitation on Investments. Company will not, and will not permit any Subsidiary to, make or have outstanding any Investments in any Person, except for (i) Investments in CRT Units, (ii) Company's ownership of the Capital Stock of the Subsidiaries, (iii) Company's ownership of HGT Units and ART Units, (iv) Investments in Capital Stock of publicly traded companies engaged primarily in the oil and gas industry and Non-CT Royalty Trust Units (the type of Investments referred to in this sub-clause (iv) are herein called "Energy Stocks"), provided that the aggregate cost of all Investments in Energy Stocks that are outstanding under this sub-clause (iv) above shall not exceed $30,000,000 at any one time, (v) Temporary Cash Investments, and (vi) such other "cash equivalent" investments as Majority Banks may from time to time approve. Notwithstanding any of the foregoing, Company will not, and will not permit any Subsidiary to, make any Investments otherwise permitted by this Section 9.04 if
(i) an Event of Default exists hereunder or, with the lapse of time and the giving of notice or both, an Event of Default would exist hereunder, (ii) the making of such Investment would cause an Event of Default hereunder, or (iii) a Borrowing Base Deficiency exists hereunder.

          9.05. Alteration of Material Agreements. Company will not, and will not permit any of the Subsidiaries to, consent to or permit any alterations, amendments, modifications, releases, waivers or terminations of any material agreement to which it is a party which would result in a Material Adverse Effect on Company or any Subsidiary, except that Company may consent to or permit amendments or modifications to the April 1997 Indenture, the October 1997 Indenture and the indenture agreement or agreements evidencing the Additional Sub-Debt provided that such amendments or modifications do not (i) increase the principal amount of the Subordinated Indebtedness issued under the April 1997 Indenture above $125,000,000 or increase the rate of interest paid thereon above nine and one-fourth percent (9 1/4%) per annum, (ii) increase the principal amount of the Subordinated Indebtedness issued under the October 1997 Indenture above $175,000,000, or increase the rate of interest payable thereon above eight and three-fourths percent (8 3/4%) per annum, (iii) increase the principal amount of the Subordinated Indebtedness incurred in connection with the Additional Sub-Debt above $350,000,000, or increase the rate of interest payable thereon above eleven and one-half percent (11.5%) per annum, (iv) provide for the final maturity date of the Subordinated Indebtedness issued under the April 1997 Indenture to occur prior to April 1, 2007, (v) provide for the final maturity date of the Subordinated Indebtedness issued under the October 1997 Indenture to occur prior to November 1, 2009, (vi) provide for a final maturity date of the Subordinated Indebtedness incurred in connection with the Additional Sub-Debt to occur prior to the Maturity Date, (vii) affect the definition of the term "Credit Agreement," "Credit Agreement Obligations," "Designated Senior Indebtedness," "Designated Guarantor Senior Indebtedness," "Guarantor Senior Indebtedness," "Indebtedness", "Senior Indebtedness" or "Subsidiary Guarantee" as such terms are defined in the April 1997 Indenture or the October 1997 Indenture or comparable terms similarly defined in the indenture agreement or agreements evidencing the Additional Sub-Debt (if any portion of the Additional Sub-Debt is evidenced by a separate indenture agreement), (viii) affect any of the subordination, Payment Blockage Notice or Payment Blockage Period provisions set forth in the April 1997 Indenture, the October 1997 Indenture or comparable provisions set forth in the indenture agreement or agreements evidencing the Additional Sub-Debt (if any portion of the Additional Sub-Debt is evidenced by a separate indenture agreement), or (ix) effect any other amendments or modifications that are adverse to Banks.

          9.06. Certain Transactions. Company will not, and will not permit any of the Subsidiaries to, enter into any transaction with, or pay any management fees to, any Affiliate; provided, however, that Company and the Subsidiaries may enter into transactions with Affiliates upon terms not less favorable to Company or the Subsidiaries than would be obtainable at the time in comparable transactions of Company or the Subsidiaries in arms-length dealings with Persons other than Affiliates and, if formed, Company, subject to Section
9.21 hereof, may transfer Mineral Properties to each Additional Royalty Trust.

          9.07. Limitation on Sale of Properties. Company will not, and will not permit any of the Subsidiaries to, (a) sell, assign, convey, exchange, lease or otherwise dispose of any of its properties, rights, or assets, whether now owned or hereafter acquired, except for sales of severed hydrocarbons or used, obsolete or worn-out equipment which are made in the ordinary course of its business and for a fair consideration; provided, however, that Company or any Subsidiary may, for fair consideration, sell, assign, convey, exchange, lease or otherwise dispose of (i) properties, rights, assets or business which are not included for purpose of determining the Borrowing Base, and (ii) provided no Event of Default exists hereunder, (1) Mineral Properties (exclusive of HGT Units and ART Units) which are included for the purpose of determining the Borrowing Base if the aggregate net proceeds (cash or otherwise) received by Company and its Subsidiaries from all such sale or sales of such Mineral Properties do not exceed $110,000,000 during any calendar year and (2) HGT Units and/or ART Units which are included for the purpose of determining the Borrowing Base if the net proceeds (cash or otherwise) received by Company and its Subsidiaries from all of such sale or sales of such HGT Units and/or ART Units do not exceed $175,000,000 during any calendar year, or (b) sell, assign or discount, except for fair consideration, any accounts receivable. As to such sales of Mineral Properties, HGT Units and ART Units that are permitted under this Section 9.07, (i) unless and to the extent Section 8.24(a) or (b) shall apply, the initial $5,000,000 in net sales proceeds from such sales shall be retained by Company without any obligation for payment to Banks of any portion of such proceeds as a mandatory principal payment on the Loan according Section 8.24, (ii) there shall be no reduction to the Borrowing Base under Section 5.05 hereof on account of such sales until the Property Sale Threshold has occurred,
(iii) for all permitted sales of Mineral Properties, HGT Units and ART Units that occur after the Property Sale Threshold has occurred for each calendar year, the Borrowing Base shall be reduced by excluding the Borrowing Base value of the Mineral Properties, HGT Units and ART Units that are subject to such sales according to Section 5.05(a) and (b) and Company shall use and apply the net proceeds from such sales in the manner provided in Section 8.24 and (iv) following such sales, Company shall comply with Section 8.20, if applicable.
The provisions of this Section 9.07 shall not apply to Company's transfer or assignment of Mineral Properties to any Additional Royalty Trust upon the formation of such Additional Royalty Trust.

          9.08. Name, Fiscal Year and Accounting Method. Company will not, and will not permit any of the Subsidiaries to, change its name, fiscal year or method of accounting.

          9.09. Current Ratio. Company will not permit the ratio of its Consolidated Current Assets to its Consolidated Current Liabilities, as of any date, to be less than 1.00 to 1.00.

          9.10. Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets. Company will not, and will not permit any of the Subsidiaries to, dissolve or liquidate, or become a party to any merger or consolidation if Company is not the surviving corporate entity, or sell, transfer, lease or otherwise dispose of all or any substantial part of its property or assets or business, provided, however, that the foregoing shall not operate to prevent the merger or consolidation of any Subsidiary into Company or a sale, transfer or lease of assets by any Subsidiary to Company or the dissolution of a Subsidiary if the assets of such Subsidiary are transferred to Company or another wholly-owned Subsidiary.

          9.11. Lines of Business. Company will not, directly or indirectly, engage in any business other than the acquisition, exploration, development, operation, management or resale of oil and gas properties and the processing, marketing and transportation of production therefrom and the ownership, leasing and management of real estate as conducted by WTW.

          9.12. No Amendments. Company will not, and will not permit any Subsidiary to, amend its agreement of limited partnership, or its articles of incorporation, as the case may be, if such amendment would result in a Material Adverse Effect on Company or any Subsidiary.

          9.13. Purchase of Substantial Assets. Company will not, and will not permit any Subsidiary to, purchase, lease or otherwise acquire all or substantially all of the assets of any other Person, if, as a result of such transaction, Company or any Subsidiary would incur, assume or otherwise become liable for any Indebtedness which is not otherwise permitted under Section 9.01 hereof, or any of such Persons would knowingly become responsible or liable for any presently existing breach or violation, in any material respect, of any Environmental Laws applicable to the assets so purchased, leased or acquired, and provided further, Company will not, and will not permit any Subsidiary to, purchase, lease or acquire any of such assets if (i) an Event of Default exists hereunder or, with the lapse of time or the giving of notice or both, an Event of Default would exist hereunder, (ii) such purchase, lease or acquisition would cause an Event of Default hereunder, or (iii) a Borrowing Base Deficiency exists hereunder.

          9.14. Guaranties. Company will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty, except for (i) the Guaranty of Company of certain existing outstanding letters of credit of CT Operating issued by Bank of America, N.A. or any extensions, renewals or replacements thereof, (ii) the Guaranty of the Subsidiaries of the Obligation of Company under this Loan Agreement; (iii) the Guaranty by Company of the trade payables (including letters of credit issued for the benefit of Subsidiaries that are permitted under Section 9.01(xi)) of the Subsidiaries which are incurred in the ordinary course of the Subsidiaries' business, provided however, that the total Indebtedness guarantied by such Guaranty shall not exceed $20,000,000 in the aggregate at any one time outstanding, (iv) the Guaranty by Company of the obligations of Timberland respecting its compressor station and interconnect facility, (v) the Guaranty by Company of the Lease Agreements, (vi) the Guaranty by Company of its Subsidiaries' obligations arising under compressor lease agreements, equipment leases and other personal property leases not otherwise included in subclauses
(iii) or (iv) above or in this subclause (vi), and (vii) the Guaranty by the Subsidiaries of the Subordinated Indebtedness that is defined as the "Subsidiary Guarantee" in the April 1997 Indenture, the October 1997 Indenture or any indenture agreement or agreements evidencing the Additional Sub-Debt.

          9.15. Leases; Sale and Leaseback. Company will not, and will not permit any Subsidiary to, enter into any arrangement with any Person (including, without limitation, any insurance company, bank or trustee) pursuant to which it will lease, as lessee, any property which it owned as of the date hereof and which it sold, transferred or otherwise disposed of to such other Person; provided, however, that Company or WTW may sell and then lease back the existing office building that is Company's headquarters in Fort Worth, Texas and/or the office building to be constructed by Company or WTW that will be adjacent to the existing office building that is Company's headquarters in Fort Worth, Texas.

          9.16. Restriction on Loans. Without the prior written consent of Majority Banks, which consent shall not be unreasonably withheld, neither Company nor any Subsidiary shall make any loans or advances to any Person, including any Subsidiary or Affiliate of Company, provided, however, that Company or a Subsidiary (a) may make loans or advances to any Person other than a Person who is an officer or director of Company if such loans or advances are in the ordinary course of Company's business, and (b) Company or a Subsidiary may make loans or advances to officers and directors of Company up to an aggregate amount of $12,000,000 for all of such loans or advances (inclusive of the principal amount of such loans and advances outstanding as of the Closing
Date).

          9.17. Speculative Trading. Company shall not, and will not permit any Subsidiary to, enter into or become bound by any transaction respecting Speculative Trading or make any payment on account of any Speculative Trading.

          9.18. Hedging Agreements. Company shall not enter into or become bound by any Hedge Agreement that covers (i) more than 100% of Company's projected production from the Proved Developed Producing Reserves attributable to the Mineral Properties during the 18-month period ensuing after the date such Hedge Agreement is entered into or (ii) more than 75% of Company's projected production from the Proved Developed Producing Reserves attributable to the Mineral Properties for any period after the 18-month period following the date such Hedge Agreement is entered into.

          9.19. Prepayment or Redemption of Subordinated Indebtedness. Without the prior written consent of Majority Banks, Company shall not, and will not permit any Subsidiary to, prepay (in whole or in part) any principal due on the Subordinated Indebtedness or redeem (in whole or in part) the Subordinated Indebtedness or exercise Company's rights of defeasance as set forth in Article XI of the April 1997 Indenture, the October 1997 Indenture or any indenture agreement or agreements evidencing any portion of the Additional Sub-Debt. If Company requests the consent of Majority Banks to do any of the foregoing, then Majority Banks shall have the right to request a redetermination of the Borrowing Base according to Section 5.04 hereof, which redetermination of the Borrowing Base shall be in addition to any other redetermination of the Borrowing Base which may be made pursuant to Section 5.04 of this Agreement. In the case of such redetermination of the Borrowing Base, Majority Banks in their discretion may require a Reserve Report prepared by a firm of petroleum engineers selected by Company and approved by Majority Banks or prepared by a petroleum engineer employed by Company. Notwithstanding the foregoing, provided that no Event of Default exists or will occur on the account of such redemption, and no Borrowing Base Deficiency exists, without the prior consent of Majority Banks, Company may use proceeds derived from the public offering of any of its common stock, other equity securities of Company or trust equity securities of Company to redeem up to 33-1/3% of the Subordinated Indebtedness issued under the April 1997 Indenture as prescribed in the April 1997 Indenture and to redeem up to 33 1/3% of the Subordinated Indebtedness issued under the October 1997 Indenture as prescribed in the October 1997 Indenture.

          9.20. Payments Respecting Permitted Margin Debt. If Company is fully indebted under all of its Permitted Margin Debt, and if, pursuant to any required margin calls or collateral maintenance provisions in any agreements creating or evidencing any Permitted Margin Debt that is secured by Energy Stocks or CRT Units, Company is required to make a mandatory principal payment on such Permitted Margin Debt, Company shall not use proceeds from the Loan to make such principal payment on such Permitted Margin Debt without the prior written consent of Majority Banks.

          9.21. Formation of Additional Royalty Trusts. If Company forms an Additional Royalty Trust, (i) upon formation of such Additional Royalty Trust, Company shall not own less than all of the issued and outstanding units of such Additional Royalty Trust subject to options to acquire such units that are granted to management of Company or other Persons, (ii) such Additional Royalty Trust shall not be formed unless (a) it is formed pursuant to a trust indenture substantially similar to the trust indenture for the Hugoton Royalty Trust and
(b) the trustee for the Additional Royalty Trust is a financial institution of national recognition, (iii) such Additional Royalty Trust shall not be formed unless Agents and Majority Banks approve the form of trust indenture therefor (and Banks shall use reasonable efforts to provide such approval within fifteen
(15) Business Days after receipt of such trust indenture if Agents determine and advise Banks that the indenture is substantially similar to the trust indenture for the Hugoton Royalty Trust); provided, however, that Agents or Majority Banks may refuse to approve such trust indenture if the terms of the trust indenture would permit the Additional Royalty Trust to violate or breach any of the covenants set forth in this Article 9 had the context of such covenants applied to the Additional Royalty Trust in the same manner as such covenants apply to a Subsidiary, and (iv) such Additional Royalty Trust shall not be formed if (a) an Event of Default exists hereunder or, with the lapse of time and the giving of notice or both, an Event of Default would exist hereunder, (b) the forming of such Additional Royalty Trust would cause an Event of Default hereunder, or (c) a Borrowing Base Deficiency exists hereunder.

     9.22. The Additional Sub-Debt. Company may not incur any Indebtedness in connection with the Additional Sub-Debt unless (i) the principal amount of the Indebtedness incurred under such Additional Sub-Debt plus the principal amount of the Indebtedness incurred under the Additional Sub-Debt previously incurred by Company does not exceed $350,000,000 in the aggregate, (ii) the terms of the Indebtedness incurred in connection with such Additional Sub-Debt are permitted under Section 9.01(ii) hereof, (iii) if the Additional Sub-Debt is evidenced by a separate indenture agreement, the trustee under such indenture is a financial institution of national recognition, (iv) if the Additional Sub-Debt is evidenced by a separate indenture agreement, such indenture agreement is substantially similar to the April 1997 Indenture and the October 1997 Indenture, (v) the indenture agreement or the supplement, amendment and/or modification to the April 1997 Indenture or the October 1997 Indenture, as the case may be, evidencing the Additional Sub-Debt is approved by Agents and Majority Banks (and Banks shall use reasonable efforts to provide such approval within fifteen (15) Business Days after receipt of such trust indenture if Agents determine and advise Banks that the indenture agreement is substantially similar to the April 1997 Indenture or the October 1997 Indenture) and (vi) the Borrowing Base is reduced according to Section 5.05(d) above. Further, Company shall not incur any Indebtedness in connection with any Additional Sub-Debt if
(a) an Event of Default exists hereunder or, with the lapse of time and the giving of notice or both, an Event of Default would exist hereunder, (b) incurring such Indebtedness would cause an Event of Default hereunder, or (c) a Borrowing Base Deficiency exists hereunder.

          9.23. Strict Compliance. If any action or failure to act by Company violates any covenant or obligation of Company contained herein, then such violation shall not be excused by the fact that such action or failure to act would otherwise be required or permitted by any covenant (or exception to any covenant) other than the covenant violated.

                                   ARTICLE 10
                                   ----------

                               EVENTS OF DEFAULT
                               -----------------

          10.01. Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

                 (a) Company shall fail to pay when due any principal of any Note and such failure to pay principal shall continue for a period of one (1) day or Company shall fail to pay when due any interest on any Note or any fee, expense or other payment required hereunder and such failure to pay such interest, fee, expense or other payment (excluding principal on any Note) shall continue for a period of five (5) days;

                 (b) any representation or warranty made under this Loan Agreement (except Section 6.21 or 6.22), or any of the other Loan Papers, or in any certificate or statement furnished or made to Banks pursuant hereto or in connection herewith or with the Loans hereunder, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

          (c) default shall occur in the performance of any of the covenants or agreements of Company or any Subsidiary contained herein, or in any of the other Loan Papers and such default shall continue unremedied for a period of thirty
(30) days or, if such default relates to the covenant set forth in Section 9.09 hereof, for a period of ten (10) days following Company's actual knowledge of the existence of such default or Company's receipt of a financial statement which evidences that such default exists, whichever is the first to occur;

          (d) default shall occur in the payment of any Indebtedness of Company or any Subsidiary in excess of $5,000,000 in the aggregate or default shall occur in respect of any material obligation under any note, loan agreement or credit agreement relating to any such Indebtedness and such default shall continue for more than the period of grace, if any, specified therein; or any such Indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and shall not be promptly paid or extended; or any event or occurrence shall exist which may cause such Indebtedness to become due prior to its stated maturity date even if such maturity date is not accelerated by the holder of such Indebtedness; provided, however, that this Section 10.01(d) shall not apply to any Indebtedness of any Subsidiary to Company or to any Indebtedness of any Subsidiary to another Subsidiary or to any Indebtedness of Company to any Subsidiary.

          (e) any of the Loan Papers shall cease to be legal, valid, binding agreements enforceable against Company in accordance with the respective terms thereof or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interest, rights, titles, interest, remedies, powers or privileges, if any, intended to be created thereby;

          (f) Company or any Subsidiary shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of any of such Person's assets, (ii) file a voluntary petition in bankruptcy or admit in writing that any of such Persons is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against any of such Persons in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate or partnership action for the purpose of effecting any of the foregoing;

          (g) an involuntary petition or complaint shall be filed against Company or any Subsidiary seeking bankruptcy or reorganization of Company or such Subsidiary or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Company or such Subsidiary, or all or substantially all of any of such Person's assets, and such petition or complaint shall not have been dismissed within 60 days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Company or any Subsidiary or appointing a receiver, custodian, trustee, intervenor or liquidator of Company or any Subsidiary, or of all or substantially all of any of such Person's assets, and such order, judgment or decree shall continue unstayed and in effect for a period of thirty (30) days;

          (h) any final judgment(s) for the payment of money in excess of the sum of $5,000,000 in the aggregate shall be rendered against Company or any Subsidiary and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment;

          (i) both the following events shall occur: (i) either (x) proceedings shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Plans (other than a Multi-Employer Pension Plan as that term is defined in Section 3(37) of ERISA) by Company, any Subsidiary, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, or (y) a Reportable Event, the occurrence of which would cause the imposition of a lien under Section 4062 of ERISA, shall have occurred with respect to any Plan (other than a Multi-Employer Pension Plan as that term is defined in Section 3(37) of ERISA) and be continuing for a period of sixty (60) days; and (ii) the sum of the estimated liability to PBGC under Section 4062 of ERISA and the currently payable obligations of Company or any Subsidiary to fund liabilities (in excess of amounts required to be paid to satisfy the minimum funding standard of Section 412 of the Code) under the Plan or Plans subject to such event shall exceed ten percent (10%) of Consolidated Tangible Net Worth at such time;

          (j) any or all of the following events shall occur with respect to any Multi-Employer Pension Plan (as that term is defined in Section 3(37) of ERISA) to which Company or any Subsidiary contributes or contributed on behalf of its employees: (i) Company or any Subsidiary incurs a withdrawal liability under
Section 4201 of ERISA; or (ii) any such plan is "in reorganization" as that term is defined in Section 4241 of ERISA; or (iii) any such Plan is terminated under
Section 4041A of ERISA, and Majority Banks determine in good faith that the aggregate liability likely to be incurred by Company or any Subsidiary, as a result of all or any of the events specified in Subsections (i), (ii) and (iii) above occurring, shall have a Material Adverse Effect;

          (k) a Borrowing Base Deficiency has occurred and any Event of Default specified in Section 5.06(c) hereof shall occur;

          (l) an event of default shall exist under the terms of the April 1997 Indenture, the October 1997 Indenture or any indenture agreement evidencing any portion of the Additional Sub-Debt;

          (m) either the Trustee or any holder of any of the Subordinated Indebtedness shall do any of the following: (i) accelerate the maturity of any of the Subordinated Indebtedness, (ii) pursue or exercise any remedies provided for in the April 1997 Indenture, the October 1997 Indenture or any indenture agreement evidencing any portion of the Additional Sub-Debt, (iii) sue for or collect any amount due on any of the Subordinated Indebtedness or (iv) file a petition or complaint against Company seeking bankruptcy or reorganization of Company or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Company;

          (n) without the prior consent of all Banks, Company or any Subsidiary shall prepay (in whole or in part) any of the Subordinated Indebtedness or redeem (in whole or in part) any of the Subordinated Indebtedness or Company shall exercise its rights of defeasance as set forth in Article XII of the April 1997 Indenture, the October 1997 Indenture or any indenture agreement evidencing any portion of the Additional Sub-Debt, unless such purchase, prepayment, redemption or exercise of rights of defeasance is otherwise permitted according to Section 9.19 hereof;

          (o)  a Change of Control shall occur;

          (p) any of the Liens granted (or purported to be granted) to Administrative Agent or Banks, pursuant to, or as described in Article 3 hereof should become invalid or unenforceable or cease to be (subject only to Permitted Liens) first priority Liens; or

          (q) any Event of Default specified in Section 6.21 or 6.22 hereof shall occur.

  10.02. Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Administrative Agent shall, at the request of Majority Banks, and may, with the consent of Majority Banks, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Loan Papers, as Majority Banks in their sole discretion, may deem necessary or appropriate: (i) terminate Banks' Commitment to lend hereunder, whereupon the same shall immediately terminate, (ii) declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind all of which Company hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding, (iii) reduce any claim to judgment, and/or (iv) without notice of default or demand, pursue and enforce any of Banks' rights and remedies under the Loan Papers, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in Sections 10.01(f) and (g) shall occur, the principal of, and all interest on, the Notes and other liabilities hereunder shall thereupon become due and payable concurrently therewith, and Banks' obligations to lend shall immediately terminate hereunder, without any further action by Administrative Agent or any Bank and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Company hereby expressly waives.

  10.03. Performance by Banks. Should Company fail to perform any covenant, duty or agreement contained herein or in any of the Loan Papers, Administrative Agent, either Agent or Banks may, at their option, perform or attempt to perform such covenant, duty or agreement on behalf of Company. In such event, Company shall, at the request of Administrative Agent or Banks, promptly pay any amount expended by Administrative Agent or Banks in such performance or attempted performance to Administrative Agent at its principal office in New York, New York, together with interest thereon at the highest lawful rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither Banks nor Administrative Agent assume any liability or responsibility for the performance of any duties of Company hereunder or under any of the Loan Papers or other control over the management and affairs of Company.

  10.04. Formation of Additional Royalty Trusts. If Company forms an Additional Royalty Trust and if prior to Company's making a public offering of the units of such Additional Royalty Trust, an Event of Default would have occurred if Sections 10.01(d), 10.01(f), 10.01(g), 10.01(h), 10.01(i), and
10.01(j) had applied to such Additional Royalty Trust in the same manner as such sections apply to a Subsidiary, then Agents or Majority Banks shall have the right to cause to be made a redetermination (which redetermination shall be in addition to any other redetermination of the Borrowing Base permitted by Section 5.04) of the Borrowing Base according to Section 5.04 hereof and to exclude from the Borrowing Base the loan value attributable to the ART Units for such Additional Royalty Trust that is adversely affected by the events specified in Sections 10.01(d), 10.01(f), 10.01(g), 10.01(h) or 10.01(j) (as applicable) as determined by Majority Banks in their sole discretion.

                                   ARTICLE 11
                                   ----------

                               AGENCY PROVISIONS
                               -----------------

  11.01. Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes Administrative Agent and Syndication Agent, as its Agent, to take such action on its behalf and to exercise such powers under the Loan Papers as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Loan Agreement, Agents shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or any other Loan Papers or otherwise exist against Agents. With respect to its Commitment, the Advances made by it and the Notes issued to it, each Agent shall have the same rights and powers under this Loan Agreement as any other Bank and may exercise the same as though it were not an Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include each Agent in its capacity as a Bank. Each Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Company, and any Person which may do business with Company, all as if such Agent were not an Agent hereunder and without any duty to account therefor to Banks. Notwithstanding anything set forth herein to the contrary, neither Documentation Agent nor Co-Documentation Agent shall have any rights, powers, obligations, liabilities, responsibilities or duties under this Loan Agreement or the other Loan Papers other than those applicable to all Banks as such.

  11.02. Consultation with Counsel. Banks agree that each Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by them in accordance with the advice of such counsel.

  11.03. Documents. Neither Agent shall be under a duty to examine or pass upon the validity, effectiveness, enforceability, genuineness or value of any of the Loan Papers or any other instrument or document furnished pursuant thereto or in connection therewith, and each

Agent shall be entitled to assume that the same are valid, effective, enforceable and genuine and what they purport to be.

  11.04. Resignation. Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by giving written notice thereof to Banks and Company. Upon any such resignation, Majority Banks (or the majority in number of Banks with respect to any removal for cause) shall have the right to appoint a successor Agent, subject to Company's consent, not to be unreasonably withheld, if the successor Agent is not a Bank (provided that Company's consent shall not be required if an Event of Default exists hereunder). If no successor Agent shall have been so appointed by Majority Banks (or the majority in number of Banks with respect to any removal for cause) and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Banks, appoint a successor Agent, subject to Company's consent, not to be unreasonably withheld, if such successor Agent is not a Bank (provided that Company's consent shall not be required if an Event of Default exists hereunder). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 11 shall continue in effect for its benefit in respect to any actions taken or omitted to be taken by it while it was acting as Agent.

  11.05. Responsibility. It is expressly understood and agreed that the obligations of each Agent under the Loan Papers are only those expressly set forth in the Loan Papers and that each Agent shall be entitled to assume that no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing, unless such Agent has actual knowledge of such fact or has received notice from a Bank that such Bank considers that an Event of Default or such event has occurred and is continuing and specifying the nature thereof. Neither Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Papers, except for its own gross negligence or willful misconduct. Neither Agent shall incur any liability under or in respect of any of the Loan Papers by acting upon any notice, consent, certificate, warranty or other paper or instrument reasonably believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be reasonably necessary or desirable under the circumstances.

  The relationship between each Agent and each Bank is only that of agent and principal and has no fiduciary aspects, and each Agent's duties hereunder are acknowledged to be only ministerial and not involving the exercise of discretion on its part. Nothing in this Loan Agreement or elsewhere contained shall be construed to impose on any Agent any duties or responsibilities other than those for which express provision is herein made. In performing its duties and functions hereunder, neither any Agent assumes and shall not be deemed to have assumed, and hereby expressly disclaims, any obligation or responsibility toward or any relationship of agency or trust with or for, Company. As to any matters not expressly provided for by this Loan Agreement, neither Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Majority Banks and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that neither Agent shall be required to take any action which is contrary to this Loan Agreement or applicable law.

  11.06. Notices of Event of Default. In the event that any Agent shall have acquired actual knowledge of any Event of Default or of an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default, such Agent shall promptly give notice thereof to the other Banks.

  11.07. Independent Investigation. Each Bank severally represents and warrants to each Agent that it has made its own independent investigation and assessment of the financial condition and affairs of Company in connection with the making and continuation of its participation in the Loans hereunder and has not relied exclusively on any information provided to such Bank by such Agent in connection herewith, and each Bank represents, warrants and undertakes to each Agent that it shall continue to make its own independent appraisal of the creditworthiness of Company while the Loans are outstanding or its commitment hereunder is in force.

  11.08. INDEMNIFICATION. BANKS AGREE TO INDEMNIFY EACH AGENT (TO THE EXTENT NOT REIMBURSED BY COMPANY), RATABLY ACCORDING TO THE PROPORTION THAT THE RESPECTIVE PRINCIPAL AMOUNTS OF THE NOTE HELD BY EACH OF THEM BEARS TO THE SUM OF THE AGGREGATE PRINCIPAL AMOUNT OF THE NOTES, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (OTHER THAN THOSE ARISING SOLELY BY REASON OF AGENT BEING A BANK) WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST SUCH AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN PAPERS OR ANY ACTION TAKEN OR OMITTED BY SUCH AGENT UNDER THE LOAN PAPERS, PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM ANY AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

  11.09. Forwarding of Information to Banks. Unless otherwise specified in this Loan Agreement, each Agent agrees to deliver or cause to be delivered to each Bank, within two (2) Business Days, copies of all notices, reports, certificates and other information received from Company or any of its Subsidiaries in connection with this Loan Agreement or any other Loan Papers if such notices, reports, certificates or other such information was not otherwise delivered to such Bank by Company or any other Agent.

  11.10. Lead Arrangers and Book Managers. The Lead Arrangers and Book Managers, in their respective capacities as such, shall have no duties or responsibilities, and shall incur no liability, under this Loan Agreement and the other Loan Papers.

  11.11. Release of Liens. Administrative Agent is hereby irrevocably authorized by each of the Banks to release any Lien covering all property of Company or any of the Subsidiaries which has been consented to in accordance with Section 13.01 or as provided in Section 13.20.

  11.12. Benefit of Article 11. The agreements contained in this Article 11 are solely for the benefit of Agents and Banks, and are not for the benefit of, or to be relied upon by, Company, or any third party.

                                   ARTICLE 12
                                   ----------

           SPECIAL PROVISIONS FOR EURODOLLAR LOANS; YIELD PROTECTION
           ---------------------------------------------------------

  12.01. Inadequacy of Pricing. If, with respect to an Interest Period for any Eurodollar Borrowing:

          (i) Administrative Agent determines that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in Dollars (in the applicable amounts) are not being offered to the Reference Banks in the interbank eurodollar market for such Interest Period, or

          (ii) Majority Banks advise Administrative Agent that the InterBank Offered Rate as determined by Administrative Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding the Eurodollar Borrowing for such Interest Period, (such Eurodollar Advances that become subject to the foregoing provisions of this Section 12.01 are herein called the "Affected Borrowings"), then Administrative Agent shall forthwith give notice thereof to Company and Banks, whereupon until Administrative Agent notifies Company that the circumstances giving rise to such suspension no longer exist,
(a) the obligation of Banks to make the Affected Borrowings shall be suspended and (b) Company shall either (i) repay in full the then-outstanding principal amount of the Affected Borrowings, together with accrued interest thereon on the last day of the then-current Interest Period applicable to such Affected Borrowings, or (ii) convert such Affected Borrowings to Floating Base Borrowings or any other Borrowing that is not an Affected Borrowing in accordance with
Section 2.02(c) of this Loan Agreement on the last day of the then-current Interest Period applicable to each such Affected Borrowing.

  12.02. Illegality. If, after the date of this Loan Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank to make, maintain or fund its Eurodollar Advances, and such Bank shall so notify Administrative Agent, Administrative Agent shall forthwith give notice thereof to Banks and Company. Before giving any notice pursuant to this Section 12.02 that affects Eurodollar Advances, such Bank shall designate a different Eurodollar lending office if such designation will avoid the need for giving such notice and will not be otherwise disadvantageous to any non-trivial extent to such Bank (as determined in good faith by such Bank) (the Eurodollars Advances that become subject to the provisions of this Section 12.02 are herein called "Affected Borrowings"). Upon receipt of such notice, Company shall either (i) repay in full the then outstanding principal amount of the Affected Borrowings of such Bank, together with accrued interest thereon, or (ii) convert such Affected Borrowings to or any other Borrowing that is not an Affected Borrowing, on either (a) the last day of the then current Interest Period applicable to such Affected Borrowings if such Bank may lawfully continue to maintain and fund such Affected Borrowings to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain such Affected Borrowings to such day.

  12.03. Increased Costs for Loans. If any Governmental Authority, central bank or other comparable authority, shall at any time impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding any reserve requirement included in the Eurodollar Reserve Requirement of such Bank), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank, or shall impose on any Bank (or its Eurodollar lending office) or the interbank eurodollar market any other condition affecting its Eurodollar Advances, the Note or its obligation to make Eurodollar Advances; and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining its Eurodollar Advances, or to reduce the amount of any sum received or receivable by such Bank under this Agreement, or under the Note, by an amount deemed by such Bank to be material (the Eurodollars Advances that become subject to the provisions of this Section 12.03 are herein called "Affected Borrowings"), then, within five (5) days after demand by such Bank (with a copy to Administrative Agent) Company shall pay to Administrative Agent, for the account of such Bank, such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify Company and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. If any Bank demands compensation under this Section, then Company may at any time, upon at least five (5) Business Days' prior notice to such Bank through Administrative Agent, either (i) repay in full the then outstanding Affected Borrowings of such Bank, together with accrued interest thereon to the date of prepayment or (ii) convert such Affected Borrowings to or any other Borrowing that is not an Affected Borrowing in accordance with the provisions of this Loan Agreement; provided, however, that Company shall be liable for any Consequential Loss arising pursuant to such actions.

  12.04.  Effect on Other Loans.  If notice has been given pursuant to Section
5.02 or Section 5.03 requiring the Affected Borrowings of any Bank to be repaid or converted, then unless and until such Bank notifies Company that the circumstances giving rise to such repayment no longer apply, all Advances or any other Borrowing that are not Affected Borrowings shall be Advances. If such Bank notifies Company that the circumstances giving rise to such repayment no longer apply, Company may thereafter select Advances to be Borrowings that were formerly Affected Borrowings in accordance with Section 2.02(c) of this Loan Agreement.

  12.05. Payments Not At End of Interest Period. If Company makes any payment of principal with respect to any Eurodollar Borrowing on any day other than the last day of an Interest Period applicable to such Eurodollar Borrowing, then Company shall reimburse each Bank on demand the Consequential Loss incurred by it as a result of the timing of such payment. A certificate of each Bank setting forth the basis for the determination of the amount of Consequential Loss shall be delivered to Company through Administrative Agent and shall, in the absence of manifest error, be conclusive and binding. Any conversion of a Eurodollar Borrowing to a Floating Base Borrowing on any day other than the last day of the Interest Period for such Eurodollar Borrowing shall be deemed a payment for purposes of this Section.

  12.06. Capital Adequacy. If, after the date hereof, any Bank shall determine that either (i) the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy and applicable to commercial banks or financial institutions generally or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) compliance by such Bank (or any lending office of such Bank) with any request or directive applicable to commercial banks or financial institutions generally regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency has or would have the effect of reducing the rate of return on such Bank's capital or the capital of such Bank's holding company as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Administrative Agent), Company shall pay to such Bank such additional amount or amounts as will adequately compensate such Bank for such reduction. Each Bank will promptly notify Company and Administrative Agent of any event of which it has actual knowledge, occurring after the date thereof, which will entitle such Bank to compensation pursuant to this Section 12.06. A certificate of such Bank claiming compensation under this Section 12.06 and setting forth the additional amount of amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

                                   ARTICLE 13
                                   ----------

                                 MISCELLANEOUS
                                 -------------

  13.01. Modification. All modifications, consents, amendments or waivers of any provision of any Loan Paper, or consent to any departure by Company therefrom, shall be effective only if the same shall be in writing and concurred in by Majority Banks and then shall be effective only in the specific instance and for the purpose for which given; provided, however, that no change in the provisions of this Loan Agreement which has the effect of (i) increasing the Commitment then in effect or any Bank's Percentage of the Commitment then in effect, (ii) reducing or increasing the amount of principal or interest or rate of interest otherwise due on any Note or any fee payable by Company hereunder,
(iii) postponing, extending, forbearing, or waiving the date on which any payment of principal, interest or fee is due hereunder or extending the Maturity Date, (iv) modifying the amount of any Scheduled Installment that may become due hereunder, (v) modifying the definition of "Facility Amount," "Majority Banks," or Section 13.01 hereof, (vi) modifying the number or percentage of Banks required to effect any modification, consent, amendment or waiver of any provision of any Loan Paper, (vii) releasing any guarantor of the Loan or any portion thereof or (viii) reducing the ratio or percentage of the Borrowing Base value of the Mortgaged Properties to the Commitment then in effect as set forth in Section 8.20 hereof shall be effective absent the concurrence of all Banks. Should any Bank withhold consent to any change in an interest rate, increase in the amount of the Loan Commitment, extension of the time for payment of any Note, or extension of the Maturity Date approved by Majority Banks, the remaining consenting Banks shall have the option of purchasing from the non-consenting Bank its Note, such purchase to be made ratably by such remaining Banks in proportion to such Banks' respective Percentages.

  13.02. Accounting Terms and Reports. All accounting terms not specifically defined in this Loan Agreement shall be construed in accordance with Generally Accepted Accounting Principles consistently applied on the basis used by Company in prior years. All financial reports furnished by Company to Banks pursuant to this Loan Agreement shall be prepared in such form and such detail as shall be satisfactory to Banks, shall be prepared on the same basis as those prepared by Company in prior years and shall be the same financial reports as those furnished to Company's officers and directors. All financial projections furnished by Company to Banks pursuant to this Loan Agreement shall be prepared in such form and such detail as shall be satisfactory to Banks and shall be prepared on the same basis as the financial reports furnished by Company to Banks.

  13.03. Waiver. No failure to exercise, and no delay in exercising, on the part of any Bank, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Banks hereunder and under the Loan Papers shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Loan Agreement, the Notes or any Loan papers, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

  13.04.  Payment of Expenses; Documentary Taxes; Indemnification.

          (a) Company agrees to pay (i) all out-of-pocket costs and expenses of Administrative Agent, either Agent and each Bank (including without limitation the reasonable fees, expenses and disbursements of legal counsel retained by Agents as legal counsel for Banks, but no other legal counsel for any Bank retained separately by such Bank) in connection with the negotiation, preparation, execution and delivery of this Loan Agreement and the other Loan Papers, (ii) all out-of-pocket costs and expenses incurred by Administrative Agent, either Agent and each Bank (including without limitation the reasonable fees, expenses and disbursements of legal counsel retained by Agents as legal counsel for Banks, but no other legal counsel for any Bank retained separately by such Bank), in connection with the administration of this Loan Agreement, the Notes, the other Loan Papers and any and all amendments, modifications and supplements thereof or thereto and the preservation and enforcement of Banks' rights under this

Loan Agreement, the Notes and/or the other Loan Papers and (iii) if an Eve nt of Default occurs, all out-of-pocket costs and expenses incurred by Administrative Agent, each Agent and each Bank (including without limitation the reasonable fees, expenses and disbursements of legal counsel for Administrative Agent, each Agent and each Bank) in connection with such Event of Default and any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. Company shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Loan Agreement or the Notes.

          (b) COMPANY AGREES TO INDEMNIFY EACH BANK AND HOLD EACH BANK HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES, COSTS AND EXPENSES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL, WHICH MAY BE INCURRED BY ANY BANK (OR BY ADMINISTRATIVE AGENT OR EITHER AGENT IN CONNECTION WITH THEIR ACTIONS AS ADMINISTRATIVE AGENT OR EITHER AGENT HEREUNDER) IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING (WHETHER OR NOT SUCH BANK SHALL BE DESIGNATED A PARTY THERETO) RELATING TO OR ARISING OUT OF THIS LOAN AGREEMENT OR ANY ACTUAL OR PROPOSED USE OF PROCEEDS OF LOANS HEREUNDER; PROVIDED THAT NO BANK SHALL HAVE THE RIGHT TO BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED, FURTHER, THAT COMPANY'S INDEMNIFICATION OF ADMINISTRATIVE AGENT, EACH AGENT AND EACH BANK SHALL INCLUDE ANY AND ALL LIABILITIES, LOSSES, DAMAGES, COSTS AND EXPENSES ARISING OUT OF OR CONNECTED WITH ANY CLAIM ASSERTED BY OR CAUSE OF ACTION BROUGHT BY ANY SHAREHOLDER OF COMPANY OR ANY OTHER PERSON WHICH ALLEGES OR ASSERTS THAT THE TRANSACTIONS CONTEMPLATED BY OR CONSUMMATED UNDER OR PURSUANT TO THE INDENTURE OR REGISTRATION STATEMENT OR THE ISSUANCE OF THE SUBORDINATED INDEBTEDNESS VIOLATE OR CONTRAVENE ANY STATE OR FEDERAL SECURITIES LAW, RULE OR REGULATION.

  13.05. Notices. Except for telephonic notices permitted herein, any notices or other communications required or permitted to be given by this Loan Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail, or (ii) made by telecopy or facsimile delivered or transmitted, to the party to whom such notice or communication is directed and if between any Bank or Administrative Agent or any Agent and Company, confirmed by a hard copy sent by overnight delivery service for delivery the following day, to the address of such party as follows:

(a)  Company:                           (b)  Any Agent or any Bank:

     Cross Timbers Oil Company               At its address shown below its name
     810 Houston Street, Suite 2000          on the signature pages hereof.
     Fort Worth, Texas 76102
     (Attention: John O'Rear)
     Telecopy No. (817) 885-2268


     With copy to:

     Cross Timbers Oil Company
     810 Houston Street, Suite 2000
     Fort Worth, Texas 76102
     (Attention: General Counsel)
     Telecopy No. (817) 885-2278

Any notice to be personally delivered may be delivered to the principal offices (determined as of the date of such delivery) of the party to whom such notice is directed. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid or, if mailed, on the third day after it is mailed as aforesaid; or, if transmitted by telecopy, on the day that such notice is transmitted as aforesaid; provided, however, that any telephonic or other notice received by Administrative Agent or any Agent or any Bank after 12:00 noon New York time on any day from Company pursuant to Section 2.02 (with respect to a Request for Borrowing) shall be deemed for the purposes of such Section to have been given by Company on the next succeeding Business Day. Any party may change its address for purposes of this Loan Agreement by giving notice of such change to the other parties pursuant to this Section 13.05.

  13.06. GOVERNING LAW. THIS LOAN AGREEMENT HAS BEEN PREPARED, IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS LOAN AGREEMENT AND ALL OF THE OTHER LOAN PAPERS, UNLESS OTHERWISE SPECIFIED THEREIN OR UNLESS THE LAWS GOVERNING NATIONAL BANKS SHALL HAVE APPLICATION. NOTHING IN THIS SECTION 13.06 OR ANY OTHER PROVISION OF THIS LOAN AGREEMENT OR ANY NOTE IS INTENDED TO SUBJECT TO A LIMITATION IMPOSED BY TEXAS LAW THE MAXIMUM NON-USURIOUS RATE OF INTEREST OTHERWISE PERMITTED TO BE CHARGED BY ANY BANK UNDER THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA AND THE LAWS OF THE STATE IN WHICH SUCH BANK IS LOCATED.

  13.07. Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Rights to Jury Trial. Any suit, action or proceeding against Company with respect to this Loan Agreement, the Notes or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, County of Tarrant, or in the United States courts located in the State of Texas as Majority Banks in their sole discretion may elect and Company hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Company hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of Texas may be brought upon any president, vice president or chief financial officer of Company as Process Agent, and Company hereby irrevocably appoints the Process Agent, as its true and lawful attorney-in-fact in the name, place and stead of Company to accept such service of any and all such writs, process and summonses, and agrees that the failure of Process Agent to give any notice of such service of process to it shall not impair or affect the validity of such service or of any judgment based thereon. Company hereby further irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by Administrative Agent by registered or certified mail, postage prepaid, to its address set forth in Section 13.05 hereof. Company hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Loan Agreement or any Note brought in the courts located in the State of Texas, County of Tarrant, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. COMPANY AND EACH BANK HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS LOAN AGREEMENT OR ANY OTHER LOAN PAPERS OR THE ACTS OR OMISSIONS OF THE BANKS IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS LOAN AGREEMENT OR ANY OTHER LOAN PAPERS OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR BANKS ENTERING INTO THIS AGREEMENT.

  13.08. Invalid Provisions. If any provision of any Loan Paper is held to be illegal, invalid or unenforceable under present or future laws during the term of this Loan Agreement, such provision shall be fully severable; such Loan Paper shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Loan Paper; and the remaining provisions of such Loan Paper shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Loan Paper. Furthermore, in lieu of each such illegal, invalid or unenforceable provision shall be added as part of such Loan Paper a provision mutually agreeable to Company, Administrative Agent and Majority Banks as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. In the event Company, Administrative Agent, and Majority Banks are unable to agree upon a provision to be added to the Loan Paper within a period of ten (10) Business Days after a provision of the Loan Paper is held to be illegal, invalid or unenforceable, then a provision acceptable to Administrative Agent and Majority Banks as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid and enforceable shall be added automatically to such Loan Paper. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid or unenforceable.

  13.09. Maximum Interest Rate. Regardless of any provision contained in any of the Loan Papers, Banks shall never be entitled to receive, collect or apply as interest on the Notes any amount in excess of the Maximum Rate, and, in the event that any Bank ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Obligations is paid in full, any remaining excess shall forthwith be paid to Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Company and Banks shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; and
(iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Notes so that the interest rate is uniform throughout the entire term; provided that, if the Notes are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Banks shall refund to Company the amount of such excess or credit the amount of such excess against the principal amount of the Notes and, in such event, Banks shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

  13.10. Offset. Company hereby grants to Administrative Agent and each Bank the right of offset, to secure repayment of the Notes, upon any and all moneys, securities or other property of Company and the proceeds therefrom, now or hereafter held or received by or in transit to Administrative Agent or Banks, or any of them, or any of their agents, from or for the account of Company, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Company, and any and all claims of Company against Administrative Agent or Banks (or any of them) at any time existing.

  13.11. Chapter 346. Company, Administrative Agent and Banks hereby agree that the provisions of Chapter 346 of the Texas Finance Code (regulating certain revolving credit loans and revolving tri-party accounts) shall not apply to the Loan Papers.

  13.12. Entirety. The Loan Papers embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

  13.13. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Loan Agreement.

  13.14. Survival. All representations and warranties made by Company herein shall survive delivery of the Notes and the making of the Loans.

  13.15.  Successors and Assigns.

          (a) The provisions of this Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Company may not assign or otherwise transfer any of its rights under this Loan Agreement without the prior written consent of all Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to Company, Administrative Agent and Agents, such Bank shall remain responsible for the performance of its obligations hereunder, and Company, Administrative Agent and Agents shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. The rights and entitlements of any Bank under Article 12 shall be determined for purposes of this Loan Agreement on the basis of what such Bank would be entitled to receive under this Loan Agreement had it not granted any participating interest to any Participant, whether or not such Bank has in fact done so, and any election, determination or approval to be made by Majority Banks pursuant to Section 12.06 shall be made solely and exclusively by Banks who are signatories hereto which constitute Majority Banks, with no recognition being given to any Participant of any such Bank. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Loan Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of any provision of this Loan Agreement which has the effect of (i) adjusting the Participant's or any Bank's Commitment, (ii) reducing or increasing the amount of principal or accrued interest otherwise due on any Note or any fee payable by Company hereunder, (iii) postponing, extending, forbearing or waiving the date on which any payment of principal, interest or fee is due hereunder or extending the Maturity Date, (iv) modifying the amount of any Scheduled Installment that may become due hereunder, or (v) modifying the definition of Majority Banks hereof without the consent of the Participant and may contain any other provisions, or such participation may take place on such other terms, as such Bank deems appropriate. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Loan Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all or a portion of its rights and obligations under this Loan Agreement and the Loan Papers, and such Assignee shall assume such rights and obligations, pursuant to an instrument executed by such Assignee and such transferor Bank, with (and subject to) notice to, and the consent of, Company (which consent shall not be unreasonably withheld), Administrative Agent and Agents; provided that if an Assignee is an affiliate of such transferor Bank, such notice shall be given but no such consent shall be required; and provided, further, that no assignment representing less than $5,000,000 in Commitments shall be permitted without the prior consent of Administrative Agent, Agents and Company, which consent may be withheld for any reason. Upon execution and delivery of such an instrument any payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Loan Agreement and shall have all the rights and obligations of a Bank with Commitment(s) as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection
(c), the transferor Bank, Administrative Agent and Company shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Company and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes on such form of certificate which is satisfactory to Administrative Agent.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee or other transferee of any Bank's rights shall be entitled to receive any greater payment under Article 12 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with Company's prior written consent or by reason of the provisions of Article 12 requiring such Bank to designate a different lending office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

  13.16. Foreign Banks, Participants, and Assignees. Each Bank, Participant (by accepting a participation interest under this Loan Agreement), and Assignee (by executing an assignment and assumption agreement in a form acceptable to Agents) that is not organized under the laws of the United States of America or one of its states (a) represents to Administrative Agent and Company that (i) no Taxes assessed by any Governmental Authority in the United States are required to be withheld by Administrative Agent or Company with respect to any payments to be made to it in respect of the Obligations and (ii) it has furnished to Administrative Agent and Company two duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1006, Form W-8, or other form acceptable to Administrative Agent that entitles it to exemption from U.S. federal withholding Tax on all interest payments under the Loan Papers, and (b) covenants to (i) provide Administrative Agent and Company a new Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent upon the expiration or obsolescence of any previously delivered form according to applicable laws and regulations, duly executed and completed by it, and (ii) comply from time to time with all applicable laws and regulations with regard to the withholding tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Company and Administrative Agent (without duplication) may deduct and withhold from interest payments under the Loan Papers any United States federal income tax at the minimum rate under the Internal Revenue Code of 1986, as amended, without reimbursement pursuant to
Section 4.08.

  13.17. No Third Party Beneficiary. The parties do not intend the benefits of this Loan Agreement to inure to any third party, nor shall this Loan Agreement be construed to make or render Administrative Agent, either Agent or Banks liable to any materialmen, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Company, or for debts or claims accruing to any such persons against Company. Notwithstanding anything contained herein or in the Notes, or in any other Loan Paper, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Loan Agreement or any of the other Loan Papers, neither this Loan Agreement nor any other Loan Paper shall be construed as creating any right, claim or cause of action against Administrative Agent, either Agent or Banks, or any of their officers, directors, agents or employees, in favor of any materialmen, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Company, nor to any other person or entity other than Company.

  13.18.  Acknowledgements.  Company hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement and the other Loan Papers;

          (b) neither the Administrative Agent, either Agent nor any Bank has any fiduciary relationship with or duty to Company arising out of or in connection with this Loan Agreement or any of the other Loan Papers, and the relationship between Administrative Agent, either Agent and Banks, on one hand, and Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Papers or otherwise exists by virtue of the transactions contemplated hereby among Banks or among Company and Banks.



  13.19. Confidentiality. Each Agent and Banks agrees that it (i) will keep confidential all non-public information provided to it by a Credit Party or Parent pursuant to this Loan Agreement that is designated by such Person as confidential and (ii) will not use such confidential information for any purpose other than to evaluate the Loan and the credit and banking decisions related thereto and in connection with this Loan Agreement; provided that nothing herein shall prevent any Agent or Co-Agent or any Bank from disclosing any such information (a) to any Lead Arranger, any Book Managers, any Agent, any other Bank or any Affiliate of any thereof (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section 13.19, (c) to any of its Affiliates employees, officers, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in Hedge Agreement or Interest Swap Agreement or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 13.19), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any applicable law, (g) if requested or required to do so in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section 13.19, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Bank's investment portfolio in connection with ratings issued with respect to such Bank or (j) in connection with the exercise of any remedy hereunder or under any other Loan Papers.

  13.20.  Release of Collateral and Guaranty Obligations.

          (a) Notwithstanding anything to the contrary contained herein or in any other Loan Papers, upon request of Company in connection with any sale or transfer of Mineral Properties, HGT Units, ART Units or other assets or properties as permitted by Section 9.07 hereof, Administrative Agent shall (without notice to or vote or consent of any Bank) take such actions as shall be required to release the Lien in any Mineral Properties, HGT Units, ART Units or other assets or properties being transferred or sold.

          (b) Notwithstanding anything to the contrary contained herein or any other Loan Papers, when the Obligation has been paid in full, the Commitment has terminated or expired, upon request of Company, Administrative Agent shall (without notice to or vote or consent of any Bank) take such actions as shall be required to release the Lien in all Mineral Properties, HGT Units, ART Units and other assets or properties that serve as collateral for the Loan, and to release the Guaranty of Arkoma Holding, CT Operating, CT Trading and the Gas Marketing Subsidiaries.

  13.21. Multiple Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

  13.22. Notice and Acknowledgment of No Oral Agreements. In consideration of the making of the Loan, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Company and Banks, Company and Banks (i) agree that Company and Banks' execution of this Loan Agreement constitutes acknowledgment that each Bank and Company have read and understand this Loan Agreement; and (ii) acknowledge receipt of the following Notice:

  NOTICE: THIS LOAN AGREEMENT AND ALL OTHER LOAN PAPERS RELATING TO THIS LOAN CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENT THE FINAL AGREEMENT BETWEEN COMPANY AND BANKS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF COMPANY AND BANKS.

  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN COMPANY AND BANKS RELATING TO THIS LOAN.

  IN WITNESS WHEREOF, the undersigned have executed this Loan Agreement as of the day and year first above written.

                              COMPANY:
                              -------

                              CROSS TIMBERS OIL COMPANY,
                              a Delaware corporation

                              By:          JOHN O'REAR
                                    -----------------------------------------
                                    John O'Rear, Vice President and Treasurer

                              ADMINISTRATIVE AGENT
                              ---------------------

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK

                              By:    JOHN G. KOWALCZUK
                                    -----------------------------------------
                                    John G. Kowalczuk, Vice President

                              Address for Notice:
                              ------------------
                              Morgan Guaranty Trust Company
                                of New York
                              60 Wall Street
                              New York, New York  10260
                              Telecopy No. (212) 648-5007
                              email: kowalczuk_john@jpmorgan.com

                              SYNDICATION AGENT:
                              -----------------

                              BANK OF AMERICA, N.A.

                              By:    J. SCOTT FOWLER
                                    -----------------------------------------
                                    J. Scott Fowler, Managing Director

                              Address for Notice:
                              ------------------
                              Bank of America, N.A.
                              901 Main Street, The Plaza, 64th Floor
                              Dallas, Texas  75202
                              Attention:  Energy Finance Division
                              Telecopy No: (214) 209-1286
                              email: scott.fowler@bankofamerica.com

                              DOCUMENTATION AGENT:
                              -------------------

                              CHASE BANK OF TEXAS, N.A.

                              By:     ROBERT C. MERTENSOTTO
                                    -----------------------------------------
                                    Robert C. Mertensotto, Managing Director

                              Address for Notice:
                              ------------------
                              Chase Bank of Texas, N.A.
                              Global Syndicated Finance
                              707 Travis, 8th Floor North
                              Houston, Texas 77002
                              Telecopy No.: (703) 216-8870
                              email: bob.mertensotto@chase.com


                              CO-DOCUMENTATION AGENT:
                              ----------------------

                              FLEET NATIONAL BANK

                              By:     KEN PULIDO
                                    -----------------------------------------
                                    Ken Pulido, Assistant Vice President

                              Address for Notice:
                              ------------------
                              Energy Division
                              100 Federal Street, MS# MA DE 10008D
                              Boston, Massachusetts 02110
                              Telecopy No.: (617) 434-3652
                              email: krpulido@bkb.com

                              BANKS:
                              -----

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK

                              By:     JOHN G. KOWALCZUK
                                    -----------------------------------------
                                    John G. Kowalczuk, Vice President

                              Address for Notice:
                              ------------------

                              Domestic Lending Office
                              -----------------------
                              Morgan Guaranty Trust Company
                                of New York
                              60 Wall Street
                              New York, New York  10260
                              Telex number:  420230
                              Telecopy No.: (212) 648-5007
                              email: kowalczuk_john@jpmorgan.com
                                     ---------------------------

                              Eurodollar Lending Office
                              -------------------------
                              Morgan Guaranty Trust Company of New York,
                              Nassau Bahamas Office
                              c/o J.P. Morgan Services, Inc.
                              500 Stanton Christiana Road
                              Loan Operations, 3rd Floor
                              Newark, Delaware  19713

                              BANK OF AMERICA, N.A.

                              By:    J. SCOTT FOWLER
                                    -----------------------------------------
                                    J. Scott Fowler, Managing Director

                              Address for Notice:
                              ------------------
                              NationsBank of Texas, N.A.
                              901 Main Street, The Plaza, 64th Floor
                              P. O. Box 830104
                              Dallas, Texas  75283-0104
                              Attention:  Energy Finance Division
                              Telecopy No.: (214) 209-1285
                              email: scott.fowler@bankofamerica.com

                              CHASE BANK OF TEXAS, N.A.

                              By:    ROBERT C. MERTENSOTTO
                                    -----------------------------------------
                                    Robert C. Mertensotto, Managing Director

                              Address for Notice:
                              ------------------
                              Chase Bank of Texas, N.A.
                              Global Syndicated Finance
                              707 Travis, 8th Floor North
                              Houston, Texas 77002
                              Telecopy No.: (703) 216-4583
                              email: bob.mertensotto@chase.com


                              FLEET NATIONAL BANK

                              By:    KEN PULIDO
                                    -----------------------------------------
                                    Ken Pulido, Assistant Vice President

                              Address for Notice:
                              ------------------
                              Energy Division
                              100 Federal Street, MS#01-08-04
                              Boston, Massachusetts 02110
                              Telecopy No.: (617) 434-3652
                              email: krpulido@bkb.com

                              ABN-AMRO BANK N.V., HOUSTON AGENCY
                              By:  ABN-AMRO NORTH AMERICA, INC.


                              By:       JAMIE A. CONN
                                    -----------------------------------------
                              Name:     Jamie A. Conn
                                    -----------------------------------------
                              Title:    Vice President
                                    -----------------------------------------

                              By:       MATT MCCAIN
                                    -----------------------------------------
                              Name:     Matt McCain
                                    -----------------------------------------
                              Title:    Assistant Vice President
                                    -----------------------------------------

                              Address for Notice:
                              ------------------
                              ABN-AMRO Bank N.V., Houston Agency
                              Three Riverway, Suite 1700
                              Houston, Texas  77056
                              Attention:  Jamie Conn
                              Telecopy No.: (713) 621-5801
                              email:  jamie.conn@abnamro.com
                              and
                              ABN-AMRO Bank N.V.
                              208 S. LaSalle St., Suite 1500
                              Chicago, Illinois 60604-1003
                              Attention:  Connie Podgorny
                              Telecopy No.: (312) 992-5111
                              email:  connie.podgorny@abnamro.com


                              BANK ONE, TEXAS, N.A.

                              By:    MARK CRANMER
                                    -----------------------------------------
                                    W.M. (Mark) Cranmer, Vice President

                              Address for Notice:
                              ------------------
                              Bank One, Texas, N.A.
                              4th Floor, 1717 Main Street
                              Dallas, Texas 77002-6705
                              Attention: W.M. (Mark) Cranmer, Vice President Telecopy No.: (214) 290-2332
                              email: mark.cranmer@mail.bankone.com

                              PARIBAS


                              By:       A. DAVID DODD
                                    -----------------------------------------
                              Name:     A. David Dodd
                                    -----------------------------------------
                              Title:    Vice President
                                    -----------------------------------------



                              By:       BRIAN M. MALONE
                                    -----------------------------------------
                              Name:     Brian M. Malone
                                    -----------------------------------------
                              Title:    Director
                                    -----------------------------------------


                              Address for Notice:
                              ------------------
                              Paribas
                              1200 Smith, Suite 3100
                              Houston, Texas  77002
                              Attention: A. David Dodd
                              Telecopy No.: (713) 659-6915
                              email:  david_dodd@americas.paribas.com

                              FIRST UNION NATIONAL BANK

                              By:       PAUL N. RIDDLE
                                    -----------------------------------------
                              Name:     Paul N. Riddle
                                    -----------------------------------------
                              Title:    Senior Vice President
                                    -----------------------------------------


                              Address for Notice:
                              ------------------
                              First Union National Bank
                              1001 Fannin Street
                              Suite 2255
                              Houston, Texas  77002-6709
                              Attention: Paul Riddle
                              Telecopy No.: (713) 650-6354
                              email:  paul.riddle@funb.com

                              BANK OF MONTREAL

                               By:      MELISSA BAUMAN
                                    -----------------------------------------
                               Name:    Melissa Bauman
                                    -----------------------------------------
                               Title:   Director
                                    -----------------------------------------

                               Address for Notice:
                               ------------------
                               Bank of Montreal
                               700 Louisiana, Suite 4400
                               Houston, Texas  77002
                               Attention:  Melissa Bauman
                               Telecopy No.: (713) 223-4007
                               email:  melissa.bauman@bmo.com

                    THE BANK OF NEW YORK

                    By:    RAYMOND J. PALMER
                           -----------------------------------------
                    Name:  Raymond J. Palmer
                           -----------------------------------------
                    Title: Vice President
                           -----------------------------------------

                    Address for Notice:
                    ------------------
                    Bank of New York
                    One Wall Street, 19th Floor
                    New York, NY  10286
                    Attention:  Ray Palmer
                    Telecopy No.: (212) 635-7923
                    email:  rpalmer@bankofny.com

                    THE BANK OF NOVA SCOTIA

                    By:    F.C.H. ASHBY
                           -----------------------------------------
                    Name:  F.C.H. Ashby
                           -----------------------------------------
                    Title: Senior Manager, Loan Operations
                           -----------------------------------------

                    Address for Notice:
                    ------------------
                    The Bank of Nova Scotia
                    1100 Louisiana, Suite 3000
                    Houston, Texas  77002
                    Attention:  Greg Smith
                    Telecopy No.:  (713)752-2425
                    email: smithg@scotiacapital.com
                                    and
                    The Bank of Nova Scotia
                    600 Peachtree St. N.E., Suite 2700
                    Atlanta, Georgia  30308
                    Attention:  Mr. F. C. H. Ashby
                    Telecopy No.:  (404)888-8998

                    BANK OF SCOTLAND

                    By:    JANET TAFFE
                           -----------------------------------------
                    Name:  Janet Taffe
                           -----------------------------------------
                    Title: Assistant Vice President
                           -----------------------------------------

                              Address for Notice:
                              ------------------
                              Bank of Scotland
                              1021 Main Street
                              Suite 1370
                              Houston, Texas 77002
                              Attention:  Richard Butler
                              Telecopy No.:  (713) 651-9714
                              email: NO EMAIL
                                       and
                              Bank of Scotland
                              565 Fifth Avenue
                              New York, New York 10017
                              Attention:  Annie Glynn
                              Telecopy No.:  (212) 557-9460
                              email: NO EMAIL

                              COMERICA BANK-TEXAS

                              By:    MICHELE L. JONES
                                   -----------------------------------------
                              Name:  Michele L. Jones
                                   -----------------------------------------
                              Title: Vice President
                                   -----------------------------------------

                              Address for Notice:
                              ------------------
                              Comerica Bank-Texas
                              1601 Elm St., 2nd Floor
                              Dallas, Texas  75201
                              Attention:  Michele L. Jones
                              Telecopy No.:  (214) 969-6561
                              email: michele_l_jones@comerica.com

                              CREDIT LYONNAIS NEW YORK BRANCH

                              By:    PHILLIPPE SOUSTRA
                                   -----------------------------------------
                              Name:  Phillippe Soustra
                                   -----------------------------------------
                              Title: Senior Vice President
                                   -----------------------------------------


                               Address for Notice:
                               ------------------
                               Credit Lyonnais Houston Representative Office 1000 Louisiana, Suite 5360
                               Houston, Texas  77002
                               Attention:  Nicole Huffman
                               Telecopy No.: (713) 751-0307
                               email: nicole.huffman@clamericas.com

                              MEESPIERSON CAPITAL CORP.

                              By:    DEIDRE M. SANBORN
                                   ----------------------------------
                                   Deirdre M. Sanborn, Vice President

                              By:    DARRELL HOLLEY
                                   ----------------------------------
                                   Darrell Holley, Managing Director

                              Address for Notice:
                              ------------------
                              MeesPierson Capital Corp.
                              100 Crescent Court, Suite 1777
                              Dallas, Texas 75201
                              Attention:  Deirdre M. Sanborn
                              Telecopy No. (214) 754-5981/5982
                              email:  dsanborne@meespierson_dallas.com
                                         and
                              MeesPierson Capital Corp.
                              100 Crescent Court, Suite 1777
                              Dallas, Texas 75201
                              Attention:  Darrell Holley
                              Telecopy No.:  (214) 754-5981/5982
                              email:  dholley@meespierson_dallas.com


                              NATEXIS Banque


                              By:    TIMOTHY L. POLVADO
                                   -----------------------------------------
                              Name:  Timothy L. Polvado
                                   -----------------------------------------
                              Title: Vice President and Group Manager
                                   -----------------------------------------


                              By:    N. ERIC DITGES
                                   -----------------------------------------
                              Name:  N. Eric Ditges
                                   -----------------------------------------
                              Title: Vice President
                                   -----------------------------------------


                              Address for Notice:
                              ------------------
                              NATEXIS Banque
                              333 Clay St., Suite 4340
                              Houston, Texas  77002
                              Attention: Eric Ditges
                              Telecopy No.:  (713) 759-9908
                              email:  nbny3@earthlink.net

                              U.S. BANK NATIONAL ASSOCIATION

                              By:    MARK E THOMPSON
                                   ---------------------------------------------
                                   Mark E. Thompson, Vice President

                              Address for Notice:
                              ------------------
                              U.S.  Bank National Association
                              Energy Industries Division
                              918 17th Street, 3rd Floor
                              Denver, Colorado  80202
                              Attention:  Mark E. Thompson
                              Telecopy No.:  (303) 585-4362
                              email: mark.thompson@usbank.com

                              WELLS FARGO BANK (TEXAS), N.A.

                              By:    CHARLES D. KIRKHAM
                                   ---------------------------------------------
                                   Charles D. Kirkham, Vice President

                              Address for Notice:
                              ------------------
                              Wells Fargo Bank (Texas), N.A.
                              1445 Ross Avenue, 2nd Floor
                              Dallas, Texas  75202-2812
                              Telecopy No.: (214) 303-1839
                              email:  kirkham@wellsfargo.com


                              CREDIT AGRICOLE INDOSUEZ


                              By:    DOUGLAS A. WHIDDON
                                   ---------------------------------------------
                              Name:  Douglas A. Whiddon
                                   ---------------------------------------------
                              Title: Vice President, Senior Relationship Manager
                                   ---------------------------------------------

                              By:    PATRICK COCQUEREL
                                   ---------------------------------------------
                              Name:  Patrick Cocquerel
                                   ---------------------------------------------
                              Title: First Vice President, Managing Director
                                   ---------------------------------------------
                                     Head of Houston Representative Office
                                   ---------------------------------------------

                              Address for Notice:
                              ------------------
                              Credit Agricole Indosuez
                              600 Travis, Suite 2340
                              Houston, Texas 77002-3005
                              Attention:  Doug Whiddon & Mike Willis
                              Telecopy No.:  (713) 223-7029
                              email:  dwhiddon@us.ca-indosuez.com
                                      mwillis@us.ca-indosuez.com

                              Credit Agricole Indosuez
                              666 3rd Avenue
                              New York, New York 10017
                              Attention:  Francine Marx
                              Telecopy No.:  (646) 658-3651
                              email:  fmarx@us.ca-indosuez.com

                              FUJI BANK, LTD.

                              By:    YOSHIAKI INQUE
                                   -----------------------------------------
                              Name:  Yoshiaki Inque
                                   -----------------------------------------
                              Title: Senior Vice President & Manager
                                   -----------------------------------------

                              Address for Notice:
                              ------------------
                              Fuji Bank, Ltd.
                              1 Houston Center, Suite 4100
                              1221 McKinney Street
                              Houston, Texas 77010
                              Attention:  Tommy Watts
                              Telecopy No.:  (713) 759-0717
                              email:  fujibank@flash.net

                              INDUSTRIAL BANK OF JAPAN, LIMITED

                              By:    MIKE OAKES
                                   -----------------------------------------
                              Name:  Mike Oakes
                                   -----------------------------------------
                              Title: Senior Vice President, Houston Office
                                   -----------------------------------------

                              Address for Notice:
                              ------------------
                              Industrial Bank of Japan, Limited
                              333 Clay
                              Three Allen Center, Suite 4850
                              Attention:  Mike Oakes
                              Telecopy No.:  (713) 651-9209
                              email:  moakes@ibjus.com

                              THE SANWA BANK LIMITED

                              By:    CLYDE REDFORD
                                   -----------------------------------------
                              Name:  Clyde Redford
                                   -----------------------------------------
                              Title: Vice President
                                   -----------------------------------------

                              Address for Notice:
                              ------------------
                              The Sanwa Bank Limited
                              Houston Representative Office
                              1200 Smith Street, Suite 2670
                              Houston, Texas 77002
                              Attention:  Clyde L. Redford
                              Telecopy No.:  (713) 654-1462
                              email:  clyderedford@worldnet.att.net
                                             and
                              The Sanwa Bank Limited
                              New York Branch
                              55 East 52nd Street
                              New York, New York
                              Attention:  C. Lawrence Murphy
                              Telecopy No.: (212) 754-2360
                              email:  Koichiro_Oshima@sanwabank.co.jp

                              FROST NATIONAL BANK

                              By:    JOHN S. WARREN
                                    ---------------------------------------
                                    John S. Warren, Senior Vice President

                              Address for Notice:
                              ------------------
                              Frost National Bank
                              Continental Plaza, Suite 100
                              777 Main Street
                              Fort Worth, Texas  76102-5304
                              Telecopy No.: (817) 420-5250
                              email: john.warren@frostbank.com

                                   EXHIBITS
                                      TO
                        REVOLVING CREDIT LOAN AGREEMENT


"A"  ---  Form of Revolving Promissory Note

"B"  ---  Request for Floating Base Borrowing

"C"  ---  Request for Eurodollar Borrowing

"D"  ---  Form of Unconditional Guaranty Agreement

"E"  ---  Scheduled Installment Certificate

"F"  ---  List of Subsidiaries

"G"  ---  List and Description of Personal Property Leases

"H"  ---  Form of Corporate General Certificate


                                   SCHEDULES
                                      TO
                        REVOLVING CREDIT LOAN AGREEMENT

I  -  List of Banks and each Bank's Percentage and share of the initial
Commitment

                                  EXHIBIT "D"


                        UNCONDITIONAL GUARANTY AGREEMENT

          THIS GUARANTY AGREEMENT is executed as of May 12, 2000, by ARKOMA HOLDING LLC, a Texas limited liability company, CROSS TIMBERS OPERATING COMPANY, a Texas corporation, CROSS TIMBERS TRADING COMPANY, a Texas corporation, RINGWOOD GATHERING COMPANY, a Delaware corporation, CROSS TIMBERS ENERGY SERVICES, INC., a Texas corporation and TIMBERLAND GATHERING & PROCESSING COMPANY, INC., a Texas corporation (such entities being referred to herein, jointly and severally, as "Guarantors" and each use of the term "Guarantors" or reference thereto shall mean or be a reference to each of such entities, jointly and severally), for the benefit of the Banks as defined in the below referenced Loan Agreement (such Banks being collectively referred to herein as "Lender").

                              W I T N E S S E T H:
                              --------------------

          WHEREAS, Cross Timbers Oil Company, a Delaware corporation ("Borrower") (the term "Borrower" as used herein shall include any successor to Borrower, including, without limitation, any successor corporation, any corporation formed as a result of any reorganization of Borrower or the corporation that survives in the event of any merger including Borrower), may from time to time be indebted to Lender pursuant to that certain Revolving Credit Agreement dated of even date herewith among Borrower, the Banks (as defined therein), Morgan Guaranty Trust Company of New York, as Administrative Agent, Bank of America, N. A., as Syndication Agent, Chase Bank of Texas, N. A., as Documentation Agent and Fleet National Bank, as Co-Documentation Agent (herein referred to as the "Loan Agreement"); and

          WHEREAS, Lender is not willing to make loans under the Loan Agreement or otherwise extend credit to Borrower unless Guarantors unconditionally guarantee payment of all present and future indebtedness and obligations of Borrower to Lender; and

          WHEREAS, Guarantors and each of them will benefit from Lender's extension of credit to Borrower;

          NOW, THEREFORE, as an inducement to Lender to enter into the Loan Agreement and to make loans to Borrower thereunder, and to extend such credit to Borrower as Lender may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantors and each of them, jointly and severally, hereby guarantee payment of the Guaranteed Debt (hereinafter defined) as more specifically described hereinbelow in Section 1.03 and hereby agrees as follows:

                                   ARTICLE I
                                   ---------

                         NATURE AND SCOPE OF GUARANTY
                         ----------------------------

      Section 1.01. Definition of Guaranteed Debt. As used herein, the term "Guaranteed Debt" means:



                              Exhibit "D" Page 1

               (a) All principal, interest, attorneys' fees, commitment fees, liabilities for costs and expenses and other indebtedness, obligations and liabilities of Borrower to Lender at any time created or arising in connection with the Loan Agreement, or any amendment thereto or substitution therefor, including but not limited to the Obligation (as defined in the Loan Agreement), all indebtedness, obligations and liabilities arising under the Notes (as defined in the Loan Agreement), and under any renewals, modifications, increases and extensions of the Notes (collectively, the "Guaranteed Notes"), and under the Loan Papers (as defined in the Loan Agreement); and

               (b) All costs, expenses and fees, including but not limited to court costs and attorneys' fees, arising in connection with the collection of any or all amounts, indebtedness, obligations and liabilities of Borrower to Lender described in item (a) of this Section 1.01.

     Section 1.02. Guaranteed Debt Not Reduced by Offset. The Guaranteed Notes, indebtedness, liabilities, obligations and other Guaranteed Debt guaranteed hereby, and the liabilities and obligations of Guarantors to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Debt, whether such offset, claim or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise. Without limiting the foregoing or the Guarantors' liability hereunder, to the extent that Lender advances funds or extends credit to Borrower, and does not receive payments or benefits thereon in the amounts and at the times required or provided by applicable agreements or laws, Guarantors are absolutely liable to make such payments to (and confer such benefits on) Lender, on a timely basis.

     Section 1.03. Guaranty of Obligation. Guarantors and each of them, jointly and severally, hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns (i) the due and punctual payment of the Guaranteed Debt, and (ii) the timely performance of all other obligations now or hereafter owed by Borrower to Lender under the Loan Agreement. Guarantors and each of them, jointly and severally, hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Debt as primary obligor.

     Section 1.04. Nature of Guaranty. This Guaranty Agreement is intended to be an irrevocable, absolute, continuing guaranty of payment and is not a guaranty of collection. The fact that at any time or from time to time the Guaranteed Debt may be increased, reduced or paid in full shall not release, discharge or reduce the obligation of Guarantors with respect to indebtedness or obligations of Borrower to Lender thereafter incurred (or other Guaranteed Debt thereafter arising) under the Guaranteed Notes or otherwise. This Guaranty Agreement may be enforced by Lender and any subsequent holder of the Guaranteed Debt and shall not be discharged by the assignment or negotiation of all or part of the Guaranteed Debt.

     Section 1.05. Payment by Guarantors. If all or any part of the Guaranteed Debt shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise, Guarantors shall, within one (1) day of demand by Lender, and without presentment, protest, notice of protest, notice of nonpayment, notice of intention to accelerate or acceleration or any other notice whatsoever, pay in lawful money of the United States of America, the amount due



                              Exhibit "D" Page 2
on the Guaranteed Debt to Lender. Such payment shall be made to Administrative Bank (as defined in the Loan Agreement) for the account of all Banks. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Debt, and may be made from time to time with respect to the same or different items of Guaranteed Debt. Such demand shall be deemed made, given and received in accordance with Section 5.02 hereof.

          Section 1.06. Payment of Expenses. In the event that Guarantors should breach or fail to timely perform any provisions of this Guaranty Agreement, Guarantors shall, immediately upon demand by Lender, pay Lender all costs and expenses (including court costs and reasonable attorneys' fees) incurred by Lender in the enforcement hereof or the preservation of Lender's rights hereunder. The covenant contained in this Section 1.06 shall survive the payment of the Guaranteed Debt.

          Section 1.07. No Duty to Pursue Others. It shall not be necessary for Lender (and Guarantors hereby waive any rights which Guarantors may have to require Lender), in order to enforce such payment by Guarantors, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Guaranteed Debt or any other person, (ii) enforce Lender's rights against any security which shall ever have been given to secure the Guaranteed Debt, (iii) enforce Lender's rights against any other guarantors of the Guaranteed Debt,
(iv) join Borrower or any others liable on the Guaranteed Debt in any action seeking to enforce this Guaranty Agreement, (v) exhaust any remedies available to Lender against any security which shall ever have been given to secure the Guaranteed Debt, or (vi) resort to any other means of obtaining payment of the Guaranteed Debt. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Debt. Further, Guarantors expressly waive each and every right to which it may be entitled by virtue of the suretyship law of the state of Texas, including without limitation, any rights pursuant to Rule 31 of the Texas Rules of Civil Procedure and Chapter 34 of the Texas Business and Commerce Code.

          Section 1.08. Waiver of Notices, etc. Guarantors agree to the provisions of the Guaranteed Notes and the Loan Agreement, and hereby waive notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty Agreement, (iii) any amendment or extension of the Guaranteed Notes or the Loan Agreement or of any other instrument or document pertaining to all or any part of the Guaranteed Debt, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower's execution and delivery of any promissory notes or other documents in connection therewith, (v) the occurrence of any breach by Borrower or Event of Default (as defined in the Loan Agreement), (vi) Lender's transfer or disposition of the Guaranteed Debt, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Debt,
(viii) protest, proof of nonpayment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty Agreement, the Loan Agreement, and any documents or agreements evidencing, securing or relating to any of the Guaranteed Debt and the obligations hereby guaranteed.

          Section 1.09. Effect of Bankruptcy, Other Matters. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, or for any other reason, (i) Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Debt, as set forth herein, any prior release or discharge from the terms of this Guaranty Agreement given to

                              Exhibit "D" Page 3
any Guarantor by Lender shall be without effect, and this Guaranty Agreement shall remain in full force and effect, or (ii) Borrower shall cease to be liable to Lender for any of the Guaranteed Debt (other than by reason of the indefeasible payment in full thereof by Borrower), the obligations of Guarantors under this Guaranty Agreement shall remain in full force and effect. it is the intention of Lender and Guarantors that Guarantors' obligations hereunder shall not be discharged except by Guarantors' performance of such obligations and then only to the extent of such performance. Without limiting the generality of the foregoing, it is the intention of Lender and Guarantors that the filing of any bankruptcy or similar proceeding by or against Borrower or any other person or party obligated on any portion of the Guaranteed Debt shall not affect the obligations of Guarantors under this Guaranty Agreement or the rights of Lender under this Guaranty Agreement, including, without limitation, the right or ability of Lender to pursue or institute suit against Guarantors for the entire Guaranteed Debt.

          Section 1.10. Limit of Liability. The obligations of each Guarantor hereunder shall be limited to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of 1978, as amended, or any comparable provisions of applicable state law.

          Section 1.11. Contribution. As a result of the transactions contemplated by the Loan Agreement, each Guarantor will benefit, directly and indirectly, from the Obligation and in consideration thereof desire to enter into a contribution agreement among themselves as set forth in this Section 1.11 to allocate such benefits among themselves and to provide a fair and equitable arrangement to make contributions in the event any payment is made by any Guarantor hereunder to Lender (such payment being referred to herein as a "Contribution," and for purposes of this Guaranty Agreement, includes any exercise of recourse by Lender against any property of a Guarantor designated as collateral under the Collateral Documents (as defined in the Loan Agreement) and application of proceeds of such collateral in satisfaction of such Guarantor's obligations under this Guaranty Agreement). Guarantors hereby agrees as follows:

               (a) Calculation of Contribution. In order to provide for just and equitable contribution among Guarantors in the event any Contribution is made by a Guarantor (a "Funding Guarantor"), such Funding Guarantor shall be entitled to a contribution from certain other Guarantors for all payments, damages and expenses incurred by that Funding Guarantor in discharging any of the Obligation, in the manner and to the extent set forth in this Section 1.11. The amount of any Contribution under this Guaranty Agreement shall be equal to the payment made by the Funding Guarantor to Lender pursuant to this Guaranty Agreement and shall be determined as of the date on which such payment is made.

               (b) Benefit Amount Defined. For purposes of this Agreement, the "Benefit Amount" of any Guarantor as of any date of determination shall be the net value of the benefits to such Guarantor from extensions of credit made by Lender to Borrower under the Loan Agreement. Such benefits shall include benefits of funds constituting proceeds of advances made to Borrower by Lender which are in turn advanced or contributed by Borrower to such Guarantor or the proceeds of which are advanced or contributed or otherwise benefit, directly or indirectly, such Guarantor (collectively, the "Benefits"). In the case of any proceeds of advances or Benefits advanced or contributed to a Person (an "Owned Entity") any of the equity interests of which are owned directly or indirectly by a



                              Exhibit "D" Page 4

     Guarantor, the Benefit Amount of a Guarantor with respect thereto shall be that portion of the net value of the benefits attributable to Advances or Benefits equal to the direct or indirect percentage ownership of such Guarantor in its Owned Entity.

               (c) Contribution Obligation. Each Guarantor shall be liable to a Funding Guarantor in an amount equal to the greater of (A) the (i) ratio of the Benefit Amount of such Guarantor to the total amount of Obligations, multiplied by (ii) the amount of Obligation paid by such Funding Guarantor and (B) 95% of the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Guarantor is deemed made for purposes of this Guaranty Agreement (giving effect to all payments made by other Funding Guarantors as of such date in a manner to maximize the amount of such contributions).

               (d) Allocation. In the event that at any time there exists more than one Funding Guarantor with respect to any Contribution (in any such case, the "Applicable Contribution"), then payment from other Guarantors pursuant to this Guaranty Agreement shall be allocated among such Funding Guarantors in proportion to the total amount of the Contribution made for or on account of the Borrower by each such Funding Guarantor pursuant to the Applicable Contribution. In the event that at any time any Guarantor pays an amount under this Guaranty Agreement in excess of the amount calculated pursuant to clause (A) of paragraph (c) above, that Guarantor shall be deemed to be a Funding Guarantor to the extent of such excess and shall be entitled to contribution from the other Guarantors in accordance with the provisions of this Section 1.11.

               (e) Equitable Allocation. If as a result of any reorganization, recapitalization, or other corporate change in Borrower or any of the Guarantors, or as a result of any amendment, waiver or modification of the terms and conditions of other Sections of this Guaranty Agreement or the Obligations, or for any other reason, the contributions under this Section become inequitable as among Guarantors, Guarantors shall promptly modify and amend this Section 1.11 to provide for an equitable allocation of contributions. Any of the foregoing modifications and amendments shall be in writing and signed by all Guarantors.

               (f) Asset of Party to Which Contribution is Owing. Guarantors acknowledge that the right to contribution hereunder shall constitute an asset in favor of such Guarantor to which such contribution is owing.

               (g) Subordination. No payments payable by a Guarantor pursuant to the terms of this Section 1.11 shall be paid until all amounts then due and payable by Borrower to any Lender, pursuant to the terms of the Loan Papers, are paid in full in cash. Nothing contained in this Section 1.11 shall affect the obligations of any Guarantor to any Lender under any Loan Paper.


                              Exhibit "D" Page 5

                                   ARTICLE II
                                   ----------

                ADDITIONAL EVENTS AND CIRCUMSTANCES NOT REDUCING
                ------------------------------------------------
                     OR DISCHARGING GUARANTORS' OBLIGATIONS
                     --------------------------------------

          Guarantors hereby consent and agree to each of the following, and agrees that Guarantors' obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantors or any of them might otherwise have as a result of or in connection with any of the following:

          Section 2.01. Modifications, etc. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Debt, or of the Guaranteed Notes, or any loan agreement, security agreement, collateral document or other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Debt;

          Section 2.02. Adjustment, etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any Guarantor;

          Section 2.03. Condition, Composition or Structure of Borrower or Guarantors. The insolvency, bankruptcy, arrangement, adjustment, composition, structure, liquidation, disability, dissolution or lack of power of Borrower or any other party at any time liable for the payment of all or part of the Guaranteed Debt; or any dissolution of Borrower or any Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or any Guarantor, or any changes in name, business, location, composition, structure or changes in the shareholders, partners or members (whether by accession, secession, cessation, death, dissolution, transfer of assets or other matter) of Borrower or any Guarantor; or any reorganization of Borrower or any Guarantor;

          Section 2.04. Invalidity of Guaranteed Debt. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Debt, or any document or agreement executed in connection with the Guaranteed Debt, for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Debt, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Debt or any part thereof is ultra vires, (iii) the officers or representatives executing the Guaranteed Notes or other documents or otherwise creating the Guaranteed Debt acted in excess of their authority, (iv) the Guaranteed Debt violates applicable usury laws, (v) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Debt wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Debt (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Debt or executed in connection with the Guaranteed Debt, or given to secure the repayment of the Guaranteed Debt) is illegal, uncollectible or unenforceable, or (vii) the Guaranteed Notes, Loan Agreement or other documents or instruments pertaining to the Guaranteed Debt have been forged or otherwise are irregular or not genuine or authentic.

          Section 2.05. Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Debt or any part thereof, or of any Guarantor (if more than one), or any other


                              Exhibit "D" Page 6
person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Debt or any part thereof, it being recognized, acknowledged and agreed by Guarantors that Guarantors may be required to pay the Guaranteed Debt in full without assistance or support of any other party, and Guarantors have not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to perform the Guaranteed Debt, or that Lender will look to other parties to perform the Guaranteed Debt; notwithstanding the foregoing, Guarantors do not hereby waive or release (expressly or impliedly) any rights of subrogation, reimbursement or contribution which it may have, after payment in full of the Guaranteed Debt, against others liable on the Guaranteed Debt; Guarantors' rights of subrogation and reimbursement are, however, subordinate to the rights and claims of Lender;

          Section 2.06. Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Debt;

          Section 2.07. Release of Collateral, etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Debt;

          Section 2.08. Care and Diligence. The failure of Lender or any other party to exercise diligence or reasonable care or act, fail to act or comply with any duty in the administration, preservation, protection, enforcement, sale application, disposal or other handling or treatment of all or any part of Guaranteed Debt or any collateral, property or security at any time securing any portion thereof, including, without limiting the generality of the foregoing, the failure to conduct any foreclosure or other remedy fairly or in such a way so as to obtain the best possible price or a favorable price or otherwise act or fail to act;

          Section 2.09. Status of Liens. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Debt shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantors that Guarantors are not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral (if any) for the Guaranteed Debt; notwithstanding the foregoing, Guarantors do not hereby waive or release (expressly or impliedly) any right to be subrogated to the rights of Lender in any collateral or security for the Guaranteed Debt after payment in full of the Guaranteed Debt; Guarantors' rights of subrogation are, however, subordinate to the rights, claims, liens and security interests of Lender;

          Section 2.10. Offset. The Guaranteed Notes and other Guaranteed Debt guaranteed hereby, and the liabilities and obligations of Guarantors to Lender hereunder, shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Debt, whether such right of offset, claim or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise;


                              Exhibit "D" Page 7

          Section 2.11. Merger. The reorganization, merger or consolidation of Borrower or any Guarantor into or with any other corporation or entity;

          Section 2.12. Preference. Any payment by Borrower to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else; or

          Section 2.13. Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Agreement, the Guaranteed Debt, or the security and collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood or risk that any Guarantor will be required to pay the Guaranteed Debt pursuant to the terms hereof; it is the unambiguous and unequivocal intention of Guarantors that Guarantors shall be obligated to pay the Guaranteed Debt when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Debt.

                                  ARTICLE III
                                  -----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          To induce Lender to enter into the Loan Agreement and extend credit to Borrower, Guarantors (and each of them) represents and warrants to Lender that:

          Section 3.01. Benefit. Each Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty and the Guaranteed Debt;

          Section 3.02. Familiarity and Reliance. Each Guarantors is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Guaranteed Debt; however, such Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty Agreement;

          Section 3.03. No Representation by Lender. Neither Lender nor any other party has made any representation, warranty or statement to any Guarantor in order to induce such Guarantor to execute this Guaranty Agreement;

          Section 3.04. Directors' Determination of Benefit. The Board of Directors of each Guarantor, acting pursuant to a duly called and constituted meeting, after proper notice, or pursuant to a valid unanimous consent, has determined that this Guaranty directly or indirectly benefits such Guarantor and is in the best interests of such Guarantor.

          Section 3.05. Legality. The execution, delivery and performance by Guarantors of this Guaranty Agreement and the consummation of the transactions contemplated hereunder (i) have been duly authorized by all necessary corporate and stockholder action of each Guarantor, and (ii) do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which any Guarantor is subject or constitute a default (or an event which with notice or lapse of



                              Exhibit "D" Page 8
time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which any Guarantor is a party or which may be applicable to any Guarantor or any of its assets, or violate any provisions of its Certificate of Incorporation, Bylaws or any other organizational document of any Guarantor; this Guaranty Agreement is a legal and binding obligation of each Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

          Section 3.06. Organization and Good Standing. Each Guarantor (i) is, and will continue to be, a corporation or limited liability company (as applicable) duly organized and validly existing in good standing under the laws of the state of its formation, and (ii) possesses all requisite authority, power, licenses, permits and franchises necessary to own its assets, to conduct its business and to execute and deliver and comply with the terms of this Guaranty Agreement.

          Section 3.07. Survival. All representations and warranties made by Guarantors herein shall survive the execution hereof.



                                   ARTICLE IV
                                   ----------

                     SUBORDINATION OF CERTAIN INDEBTEDNESS
                     -------------------------------------

          Section 4.01. Guarantors Claims. As used herein, the term "Guarantors Claims" shall mean all debts and liabilities of Borrower to Guarantors, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by any Guarantor. The Guarantors Claims shall include without limitation all rights and claims of each Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of such Guarantor's payment of all or a portion of the Guaranteed Debt.

          Section 4.02. Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Borrower as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantors hereby assign such dividends and payments to Lender. Should Lender receive, for application upon the Guaranteed Debt, any such dividend or payment which is otherwise payable to any Guarantor, and which, as between Borrower and such Guarantor, shall constitute a credit upon the Guarantors Claims, then upon payment to Lender in full of the Guaranteed Debt, such Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Debt, and such subrogation shall be with respect to that proportion of the Guaranteed Debt which would have been unpaid if Lender had not received dividends or payments upon the Guarantors Claims.



                              Exhibit "D" Page 9

          Section 4.03. Payments Held in Trust. In the event that, notwithstanding Section 4.02 above, a Guarantor should receive any funds, payment, claim or distribution which is prohibited by such Sections, such Guarantor agrees to hold in trust for Lenders, in kind, all funds, payments, claims or distributions so received, and agrees that he shall have absolutely no dominion over such funds, payments, claims or distributions so received except to pay them promptly to Lenders, and such Guarantor covenants promptly to pay the same to Lenders.

          Section 4.04. Liens Subordinate. Guarantors agree that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guarantors Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guaranteed Debt, regardless of whether such encumbrances in favor of any Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Lender, no Guarantor shall (i) exercise or enforce any creditor's right it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of Borrower held by such Guarantor.

          Section 4.05. Notation of Records. All promissory notes, accounts receivable ledgers or other evidences of the Guarantors Claims accepted by or held by any Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty Agreement.

                                   ARTICLE V
                                   ---------

                                 MISCELLANEOUS
                                 -------------

          Section 5.01. Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty Agreement, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

          Section 5.02. Notices. Any notices or other communications required or permitted to be given by this Guaranty Agreement must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail, return receipt requested, or (ii) made by telecopy or facsimile (and confirmed by a hard copy sent by overnight delivery service for delivery the following day) delivered or transmitted, to the party to whom such notice or communication is directed, to the address of such party as follows:



                              Exhibit "D" Page 10

     Guarantors:

     Arkoma Holding LLC
     810 Houston Street, Suite 2000
     Fort Worth, Texas 76102
     Attention:  John O'Rear
     Telecopy No. (817) 885-2268

                         Cross Timbers Trading Company
                         -----------------------------
     810 Houston Street, Suite 2000
     Fort Worth, Texas  76102
     Attention:  John O'Rear
     Telecopy No. (817) 885-2268

                        Cross Timbers Operating Company
                        -------------------------------
     810 Houston Street, Suite 2000
     Fort Worth, Texas  76102
     Attention:  John O'Rear
     Telecopy No. (817) 885-2268

     Ringwood Gathering Company
     810 Houston Street, Suite 2000
     Fort Worth, Texas  76102
     Attention:  John O'Rear
     Telecopy No. (817) 885-2268

     Cross Timbers Energy Services, Inc.
     810 Houston Street, Suite 2000
     Fort Worth, Texas  76102
     Attention:  John O'Rear
     Telecopy No. (817) 885-2268

     Timberland Gathering & Processing Company, Inc.
     810 Houston Street, Suite 2000
     Fort Worth, Texas  76102
     Attention:  John O'Rear
     Telecopy No. (817) 885-2268

     With copy to:

     Cross Timbers Oil Company
     810 Houston Street, Suite 2000
     Fort Worth, Texas  76102
     Attention:  General Counsel
     Telecopy No. (817) 885-2278



                              Exhibit "D" Page 11

     Lender:

     Morgan Guaranty Trust Company of New York,
      as Administrative Agent
     60 Wall Street
     New York, New York  10015
     Attention:  John G. Kowalczuk, Vice President
     Telecopy No. (212) 648-5007

Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid or, if mailed, on the third day after it is mailed as aforesaid, or, if transmitted by telecopy, on the day that such notice is transmitted as aforesaid. Any party may change its address for purposes of this Guaranty Agreement by giving notice of such change to the other party pursuant to this
Section 5.02.

          Section 5.03. GOVERNING LAW. THIS GUARANTY AGREEMENT HAS BEEN PREPARED, IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND THE SUBSTANTIVE LAWS OF SUCH STATE AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS GUARANTY AGREEMENT, UNLESS THE LAWS GOVERNING NATIONAL BANKS SHALL HAVE APPLICATION. NOTHING IN THIS
SECTION 5.03 OR ANY OTHER PROVISION OF THIS GUARANTY AGREEMENT OR ANY OF THE GUARANTEED NOTES IS INTENDED TO SUBJECT TO A LIMITATION IMPOSED BY TEXAS LAW THE MAXIMUM NON-USURIOUS RATE OF INTEREST OTHERWISE PERMITTED TO BE CHARGED BY ANY LENDER UNDER THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA AND THE LAWS OF THE STATE IN WHICH SUCH BANK IS LOCATED.

          Section 5.04. Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Rights to Jury Trial. Any suit, action or proceeding against any Guarantor with respect to this Guaranty Agreement, the Guaranteed Notes or any judgment entered by any court in respect thereof, may be brought in the courts of the State of Texas, County of Tarrant, or in the United States courts located in the State of Texas as Majority Banks (as defined in the Loan Agreement) in their sole discretion may elect and each Guarantor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each Guarantor hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of Texas may be brought upon any president, vice president or chief financial officer of Guarantor as Process Agent (herein so called), and each Guarantor hereby irrevocably appoints the Process Agent, as its true and lawful attorney-in-fact in the name, place and stead of such Guarantor to accept such service of any and all such writs, process and summonses, and agrees that the failure of Process Agent to give any notice of such service of process to it shall not impair or affect the validity of such service or of any judgment based thereon. Each Guarantor hereby further irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by Administrative Agent (as defined in the Loan Agreement) by registered or certified mail, postage prepaid, to its address set forth in Section 5.02 hereof. Each Guarantor hereby irrevocably waives any objections which it may




                              Exhibit "D" Page 12
now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Agreement or any of the Guaranteed Notes brought in the courts located in the State of Texas, County of Tarrant, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. EACH GUARANTOR AND EACH LENDER (AS EVIDENCED BY ITS EXECUTION OF THE LOAN AGREEMENT) HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS GUARANTY AGREEMENT OR THE ACTS OR OMISSIONS OF LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS GUARANTY AGREEMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THE LOAN AGREEMENT.

          Section 5.05. Invalid Provisions. If any provision of this Guaranty Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty Agreement, such provision shall be fully severable and this Guaranty Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty Agreement, and the remaining provisions of this Guaranty Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty Agreement, unless such continued effectiveness of this Guaranty Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

          Section 5.06. Entirety and Amendments. This Guaranty Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof, and this Guaranty Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

          Section 5.07. Parties Bound; Assignment. This Guaranty Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that no Guarantor may, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder.

          Section 5.08. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty Agreement.

          Section 5.09. Multiple Counterparts. This Guaranty Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Guaranty Agreement by signing any such counterpart.

          Section 5.10. Rights and Remedies. If any Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may



                              Exhibit "D" Page 13
ever have against such Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

          Section 5.11. Renewal and Extension. This Guaranty Agreement represents a renewal and extension of that (i) certain Unconditional Guaranty Agreement dated as of November 21, 1997 executed by Cross Timbers Operating Company, Ringwood Gathering Company, Cross Timbers Energy Services, Inc. and Timberland Gathering & Processing Company, Inc. in favor of the Banks parties to the Prior Loan Agreement (as defined in the Loan Agreement) and (ii) that certain Unconditional Guaranty Agreement dated as of June 18, 1998, executed by Cross Timbers Trading Company in favor of the Banks parties to the Prior Loan Agreement (as defined in the Loan Agreement).

          NOTICE: THIS GUARANTY AGREEMENT, LOAN AGREEMENT AND ALL OTHER LOAN PAPERS (AS DEFINED IN THE LOAN AGREEMENT) RELATING TO THE LOANS TO BE MADE UNDER THE LOAN AGREEMENT CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER, GUARANTORS AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF BORROWER, GUARANTORS AND LENDER

          THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BORROWER, GUARANTORS AND LENDER RELATING TO THE LOANS TO BE MADE UNDER THE LOAN AGREEMENT.

          EXECUTED as of the day and year first above written.

                              GUARANTORS:
                              ----------

                              ARKOMA HOLDING LLC,
                              a Texas limited liability company


                              By:    JOHN O'REAR
                                 ------------------------------------------
                                 John O'Rear, Vice President and Treasurer


                              CROSS TIMBERS OPERATING COMPANY,
                              a Texas corporation


                              By:    JOHN O'REAR
                                 ------------------------------------------
                                 John O'Rear, Vice President and Treasurer



                              Exhibit "D" Page 14

                              CROSS TIMBERS TRADING COMPANY,
                              a Texas corporation


                              By:    JOHN O'REAR
                                 ------------------------------------------
                                 John O'Rear, Vice President and Treasurer


                              RINGWOOD GATHERING COMPANY,
                              a Delaware corporation


                              By:    LOUIS G. BALDWIN
                                 ------------------------------------------
                                 Louis G. Baldwin, Vice President and
                                    Treasurer


                              CROSS TIMBERS ENERGY SERVICES, INC., a Texas corporation,


                              By:    LOUIS G. BALDWIN
                                 ------------------------------------------
                                    Louis G. Baldwin, Vice President and
                                    Treasurer


                              TIMBERLAND GATHERING & PROCESSING COMPANY, INC., a Texas corporation


                              By:    LOUIS G. BALDWIN
                                 ------------------------------------------
                                 Louis G. Baldwin, Vice President and
                                    Treasurer




                              Exhibit "D" Page 15